Exhibit 10.5

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 8, 2025 (this “Amendment”), is entered into by and among SUP INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), SUPERIOR INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, each Lender identified on the signature pages hereto and Oaktree Fund Administration, LLC, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2025, the Second Amendment to Amended and Restated Credit Agreement, dated as of June 4, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), by and among Holdings, the Borrower, the lenders party thereto from time to time (collectively, the “Lenders” and, individually, each a “Lender”), the Administrative Agent and JPMorgan Chase Bank, N.A., as the collateral agent; and

WHEREAS, all of the lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (collectively, the “Existing Lenders”) and the Borrower have agreed that, on the Amendment No. 3 Effective Date (as defined below) among other things, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, the Existing Lenders have agreed severally and not jointly, to provide New Money Term Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount not exceeding $27,500,000. The aggregate principal amounts of the New Money Term Loans are set forth opposite such Lender’s name on Schedule 1 hereto; and

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the financial institutions and other entities party thereto have entered into an Exchange Agreement, dated as of December 8, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”), pursuant to which certain Lenders under the Existing Credit Agreement have agreed to support the Loan Parties and their affiliates in connection with certain organizational and financial restructuring transactions to be effected concurrently with the Amendment No. 3 Effective Date hereunder, in each case, as more fully set forth in the Exchange Agreement (the “Restructuring”); and

WHEREAS, in connection with the Restructuring Related Transactions (as defined in the Amended Credit Agreement), all of the lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (collectively, the “Existing Lenders”) and the Borrower have agreed that, on the Amendment No. 3 Effective Date among other things, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, the Existing Lenders have agreed (1) to sell, assign, and transfer a portion of the principal amount of their respective Loans, together with accrued interest thereon (the “Existing Loans”) on the Amendment No. 3 Effective Date to the Borrower in exchange for Takeback Term Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount opposite such Lender’s name on Schedule 2 hereto under the heading “Takeback Term Loans”, in accordance with the terms and subject to the conditions set forth herein and in the Exchange Agreement and other consideration as set forth in the Exchange Agreement; and

WHEREAS, pursuant to the TPG Letter Agreement (as defined in the Amended Credit Agreement), in consideration for agreements of TPG Growth III Sidewall, L.P. (“TPG”) set forth therein, the Borrower has agreed that, on the Amendment No. 3 Effective Date, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to issue to TPG Takeback Term Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount opposite TPG’s name on Schedule 2 hereto under the heading “Takeback Term Loans”, in accordance with the terms and subject to the conditions set forth herein and in the TPG Letter Agreement and other consideration as set forth in the TPG Letter Agreement;

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, Holdings, the Borrower, the Existing Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to effect the exchange and conversion of the Existing Loans set forth above and to make other changes thereto; and

WHEREAS, the Borrower has requested that the Lenders agree to grant a limited waiver with respect to the Waived Events of Defaults (as defined below) and, subject to and in accordance with the terms and conditions contain herein, the Lenders party hereto constituting the Required Lenders under the Credit Agreement on the date hereof, together with the Administrative Agent, are willing to agree to such waiver to the Credit Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

SECTION 2. New Money Term Loans. Effective on and subject to the occurrence of the Amendment No. 3 Effective Date (as defined below), each Lender severally agrees to make to the Borrower New Money Term Loans denominated in U.S. Dollars in an aggregate principal amount as set forth in Schedule 1 hereto under the heading “New Money Term Loans”, for a total aggregate principal amount of $27,500,000, subject to the terms and conditions set forth herein and in the Amended Credit Agreement. The New Money Term Loans shall comprise the same Class of Term Loans as, and have the same terms and conditions as, the Amendment No. 3 Term Loans under the Amended Credit Agreement.

SECTION 3. Loan Transaction. Subject to the terms and conditions hereof, on the Amendment No. 3 Effective Date, (i) pursuant to and subject to the Exchange Agreement, the Existing Loans shall hereby be exchanged and replaced in part by the Takeback Term Loans under the Amended Credit Agreement, (ii) pursuant to the TPG Letter Agreement, additional Takeback Term Loans under the Amended Credit Agreement shall be deemed issued to TPG in an aggregate principal amount equal to the amount set forth opposite TPG’s name on Schedule 2 hereto under the hearing “Takeback Term Loans” and (iii) upon the effectiveness of such exchange and replacement and deemed issuance, each Existing Lender and TPG shall become an Amendment No. 3 Term Lender under the Amended Credit Agreement, shall be deemed to have an Takeback Term Loans in the principal amount set forth opposite such Lender’s name on Schedule 2 hereto under the heading “Takeback Term Loans” and shall be deemed to have made a Takeback Term Loan to the Borrower in such principal amount on the Amendment No. 3 Effective Date. Upon the deemed funding of the Takeback Term Loans, the Takeback Term Loans shall constitute Amendment No. 3 Term Loans under the Amended Credit Agreement and have the terms therefor set forth thereunder.

SECTION 4. Amendments; Amendment No. 3 Effective Date Borrowings. Effective as of the Amendment No. 3 Effective Date:

(a) The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective and the Amendment No. 3 Term Loans shall be funded (or deemed funded) upon satisfaction (or effective waiver) of the following conditions precedent (such date, the “Amendment No. 3 Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received a duly executed and delivered counterpart of this Amendment from the Borrower, Holdings, each other Loan Party, each of the Existing Lenders (constituting all of the Lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment), TPG and the Administrative Agent;

(b) the Administrative Agent’s (or it’s counsel’s) receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party:

(i) solely with respect to the Loan Parties organized in the United States (or any state thereof) certificates of good standing from the secretary of state of the state of the incorporation or organization of such Loan Party, customary resolutions of the board of directors or managers or other governing body and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 3 Effective Date; and

(ii) a certificate of a Responsible Officer certifying that the conditions set forth in Sections 5(c) and 5(e) of this Amendment has been satisfied;

(c) the representations and warranties contained in Section 7 hereof shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein);

(d) a customary written legal opinion by Weil, Gotshal & Manges LLP, counsel to the Loan Parties , dated as of the Amendment No. 3 Effective Date and addressed to the Administrative Agent and the Lenders;

(e) other than the Waived Events of Default, no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment;

(f) the Administrative Agent shall have received reimbursement or payment of all fees and expenses required to be reimbursed or paid hereunder or under any other Loan Document or otherwise agreed to in writing to be paid (including the reasonable and documented fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Administrative Agent), in each case, on or prior to the Amendment No. 3 Effective Date, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 3 Effective Date (or such later date as the Borrower may agree);

(f) the Administrative Agent shall have received a copy of a detailed sources and uses statement and funds flow memorandum for the transactions contemplated by the Loan Documents on the Amendment No. 3 Effective Date;

(g) the amendment to the Super-Priority Credit Agreement and an amendment to the Intercompany Note in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the parties thereto;

(h) the Administrative Agent shall have received all information, documents, and analysis responsive to all of the Lenders’ then-outstanding diligence requests that were made on or prior to the date that is three (3) days prior to the Amendment No. 3 Effective Date, which responsive information, documents, and analysis shall be, in each case, satisfactory to the Lenders; and

(i) (i) the Exchange Agreement shall have been duly executed by each party thereto and shall be in full force and effect and (ii) each of the conditions precedent to consummation of the Closing (as defined in the Exchange Agreement) shall be satisfied (or waived in writing in accordance with the terms hereof);

(j) the consummation of the Restructuring Related Transactions;

(k) the Borrower shall have delivered to the Administrative Agent customer scorecards in respect of suppliers of the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; and

(l) the Borrower shall have paid (or caused to be paid) (i) any fees payable to the Lenders and the Administrative Agent on the Amendment No. 3 Effective Date and (ii) to the extent the Borrower has received invoices therefor at least three Business Days prior to the Amendment No. 3 Effective Date, all expenses of the Lenders party hereto and the Administrative Agent payable pursuant to Section 10.04 of the Amended Credit Agreement which have accrued to or are otherwise payable on the Amendment No. 3 Effective Date (including reasonable and documented fees, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, as counsel to the Lenders).

SECTION 6. Consent to Restructuring Related Transactions. Each Existing Lender hereby approves and ratifies entry into this Amendment, the Amended Credit Agreement and the other Loan Documents, and all documents entered into and actions taken in connection with the Restructuring Related Transactions (as defined in the Amended Credit Agreement).

SECTION 7. No Default; Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and each other Loan Party hereto represent and warrant to the Lenders and the Administrative Agent that:

(a) on and as of the date hereof immediately after giving effect to this Amendment, (i) after giving effect to the Waived Events of Default, no Default or Event of Default has occurred and is continuing or would result from giving effect to this Amendment or the transactions contemplated hereby and (ii) the representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date, except, with respect to the representation contained in Section 5.05(2) of the Amended Credit Agreement, to the extent previously disclosed by the Borrower to the Administrative Agent on or prior to the Amendment No. 3 Effective Date; and

(b) the execution, delivery and performance by each Loan Party party hereto of its respective obligations under this Amendment have been duly authorized by all necessary corporate, limited liability company or other similar action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party party hereto. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, the German StaRUG, the Relevant EU Directive and/or by general principles of equity and principles of good faith and fair dealing generally applicable to entities such as the Loan Parties.

(c) Reaffirmation of the Loan Parties. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Amended Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party, hereby confirms that (x) the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and (y) with respect to the Collateral Documents governed by the laws of the Netherlands, such Collateral Documents have always been intended to extend to the obligations of the Loan Parties under the Loan Documents as amended and restated from time to time, including as amended by this Amendment and shall so extend thereto in accordance with the terms of the Loan Documents.

SECTION 8. Limited Waiver of Specified Defaults.

(a) In consideration of the Loan Parties’ agreement to timely and strictly comply with the terms of this Amendment, and in reliance upon the representations, warranties, agreements and covenants of the Loan Parties set forth herein, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Required Lenders (severally and not jointly) hereby waive during the Accommodation Period (as defined below) (i) all existing Defaults or Events of Default under the Existing Credit Agreement outstanding on the Amendment No. 3 Effective Date (immediately prior to the effectiveness of this Section 8), including any Default or Event of Default (1) arising under Section 8.01(1) of the Existing Credit Agreement, (2) arising under Section 8.01(5) of the Existing Credit Agreement and (3) as a result of the Borrower’s failure to comply with Section 7.12 of the Existing Credit Agreement and (ii) from the failure of the Borrower to notify any Person of the Defaults or Events of Default described in clause (i) above (collectively, the “Waived Events of Default”) (this clause (i), the “Limited Waiver”), (x) as specifically set forth in this Amendment, (y) at the request of the Borrower and (z) in accordance with Section 10.01 of the Amended Credit Agreement. Nothing contained herein shall be deemed to constitute a waiver by the Administrative Agent or the Lenders of any other Default or Event of Default or consent to the departure from any other provision of the Amended Credit Agreement whatsoever, whether or not known by any of them, other than the Limited Waiver. Notwithstanding the foregoing, as of the execution of this Limited Waiver and Amendment, the Lenders are not aware of any existing Default or Event of Default or prospective Default or Event of Default other than the Waived Events of Default.

(b) The Limited Waiver shall commence on the Amendment No. 3 Effective Date and continue until the earliest to occur of:

(1) [reserved],

(2) other than the Waived Events of Default, there occurs either any Default or Event of Default under the Loan Documents (it being understood that, without limiting any of the foregoing in this clause (2), the filing of a voluntary or involuntary petition under any bankruptcy or insolvency laws by or against any Loan Party shall constitute an immediate event of termination).

(3) the Borrower and its Subsidiaries, takes any of the following actions on or after the Amendment No. 3 Effective Date:

(i) [reserved];

(ii) consensually incurring any new Investments, Indebtedness or Liens or consummating any Asset Sales outside of the ordinary course of business and not consistent with past practice (including Section 7.04(2) in the Amended Credit Agreement);

(iii) entering into any new transaction with an Affiliate (other than any Loan Party) outside of the ordinary course of business and not consistent with past practice;

(iv) making any Restricted Payments under any of Section 7.05(b)(7), Section 7.05(b)(9) or Section 7.05(b)(4) of the Amended Credit Agreement;

(v) any issuance of equity securities by the Borrower or any of its Subsidiaries (other than on the Amendment No. 3 Effective Date, pursuant to the Exchange Agreement); or

(vi) opting to make any reinvestment of Net Proceeds under Section 2.05(2)(b)(ii) of the Amended Credit Agreement,

other than, in each case,

(A) [reserved];

(B) intercompany transactions among the Borrower and the other Loan Parties;

(C) [reserved];

(D) to the extent permitted or otherwise contemplated in the Support Agreement (including any term sheets related thereto) or any other agreement relating to the Recapitalization Transaction to which agreements the Lenders are a party; or

(E) to the extent the Required Lenders have consented to such transaction (which consent may be in the form of electronic mail delivered by Paul, Weiss, Rifkind, Wharton & Garrison (acting in its capacity as counsel to the Lenders)). The date on which the earliest of (1), (2) and (3) occurs is the “Accommodation Period Termination Date” and the period commencing on the Amendment No. 3 Effective Date and ending on the Accommodation Period Termination Date, is the “Accommodation Period”.

Notice of the Accommodation Period Termination Date shall be sent by the Administrative Agent in writing for dissemination to all Lenders and the Borrower. From and after the Accommodation Period Termination Date, the Limited Waiver shall immediately and automatically terminate and have no further force or effect, and each of the Lenders and the Administrative Agent shall be released from any and all obligations and agreements under the Limited Waiver and shall be entitled to exercise any rights and remedies as if the Limited Waiver had never existed, without any further notice to the Borrower or any other Loan Party, passage of time, waiver or forbearance of any kind, and all of the rights and remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the Limited Waiver had not occurred. Each of the Loan Parties agrees, on behalf of itself and its Subsidiaries, that the Administrative Agent and the Lenders shall have no obligation to extend the Accommodation Period. This Amendment and the Limited Waiver contemplated by this Section 8 shall not be construed as establishing a custom or a course of dealing or conduct among the Administrative Agent, the Lenders and the Loan Parties.

(c) Notwithstanding anything in this Amendment or elsewhere to the contrary, the Limited Waiver by the Lenders described above is limited solely to the Waived Events of Default. Such waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of the Waived Events of Default or a consent with respect to or waiver of any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Administrative Agent and the Lenders reserve (i) the right to exercise any rights and remedies available to them in connection with such Waived Events of Default on and after the Accommodation Period Termination Date to the extent such Waived Events of Default have not been cured or otherwise waived in accordance with the terms of the Loan Documents and (ii) the right to exercise any rights and remedies available to them in connection with any other present or future Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

(d) Each of the Loan Parties hereby further agrees and acknowledges that (i) the Waived Events of Default have not been waived permanently as a result of this Limited Waiver and that the Limited Waiver by the Lenders with respect thereto hereunder is temporary in nature; (ii) from and after the Accommodation Period Termination Date, the Administrative Agent and the Lenders may, at their discretion, at any time and from time to time, exercise any and all of the rights and remedies with respect to the Waived Events of Default to the extent such Waived Events of Default have not been cured or otherwise waived in accordance with the terms of the Loan Documents at such time; and (iii) the Administrative Agent and the Lenders may exercise any rights and remedies available to them in connection with any other present or future Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

SECTION 9. Effects on Loan Documents.

(a) From and after the Amendment No. 3 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall, unless expressly provided otherwise, mean and be a reference to the Amended Credit Agreement and each reference in each other Loan Document to the Credit Agreement (including by means of words like “thereunder,” “thereof” and words of like import) shall, unless expressly provided otherwise, mean and be a reference to the Amended Credit Agreement.

(b) Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Amended Credit Agreement or any other provision of either such agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under each of the Loan Documents to which it is party, and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement.

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(c) Except for the waivers and amendments expressly set forth herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(d) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or any other Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any of the other Secured Parties under the Loan Documents.

(e) The other parties hereto hereby acknowledge and agree that, from and after the Amendment No. 3 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

SECTION 10. Ratification and Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby, after giving effect to the Restructuring Related Transactions, (i) ratifies and reaffirms the covenants and agreements contained in, and all of its payment and performance obligations and guaranties, contingent or otherwise, under, each of the Loan Documents to which it is a party (after giving effect hereto), and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or to otherwise guarantee the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations as amended hereby.

SECTION 11. Miscellaneous.

(a) This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (x) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (y) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(d) Each of the parties hereto hereby agrees that Sections 10.16 and 10.17 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

(e) Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12. No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

SECTION 13. Confirmation of Guaranties. Each of the Loan Parties, by their signatures below, hereby (i) confirms that it consents to the terms of this Amendment and the Amended Credit Agreement and (ii) affirms and confirms its guarantee of the Obligations under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Amendment.

SECTION 14. Release. In consideration of the agreements of the Lenders party hereto, the Administrative Agent and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself, its controlled Affiliates and their respective successors and assigns (the Loan Parties and such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lenders party hereto, the Administrative Agent, and each of their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (the Lenders party hereto, the Administrative Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, the “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arose or occurred at any time on or prior to the date of this Amendment, to the extent related to this Amendment, the Amended Credit Agreement, any of the other related Loan Documents or any of the transactions hereunder or thereunder.

SECTION 15. Holdings. By executing and delivering a counterpart to this Amendment, Holdings shall be deemed to be a party to, and shall be bound by the terms and conditions of, the Amended Credit Agreement with the same force and effect as if it were an original signatory thereto. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, at all times on and after the Amendment No. 3 Effective Date and prior to the date that Holdings shall have Guaranteed the Obligations by executing the amended and restated Guaranty in accordance with Section A of Annex B hereto (and solely during such period), any reference to a “Loan Party”, a “Guarantor”, the “Loan Parties” or the “Guarantors” in this Amendment, the Amended Credit Agreement, and the other Loan Documents shall not include Holdings.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

Superior Industries International, Inc.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

GUARANTORS:

SUPERIOR INDUSTRIES INTERNATIONAL HOLDINGS, LLC
SUPERIOR INDUSTRIES INTERNATIONAL ARKANSAS, LLC
SUPERIOR INDUSTRIES INTERNATIONAL MICHIGAN, LLC
SUPERIOR INDUSTRIES INTERNATIONAL ASSET MANAGEMENT, LLC

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President and Secretary

SIIP HOLDINGS, LLC

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Director

[Third Amendment to Amended and Restated Credit Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL PRODUCTION S.R.L.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Manager One

SUPERIOR INDUSTRIES INTERNATIONAL GERMANY GMBH
SUPERIOR INDUSTRIES EUROPE AG
SUPERIOR INDUSTRIES AUTOMOTIVE GERMANY GMBH
SUPERIOR INDUSTRIES LEICHTMETALLRÄDER GERMANY GMBH

By: /s/ Dorota Piwkowska-Szyjka
Name: Dorota Piwkowska-Szyjka
Title: Member of the Management Board

SUPERIOR INDUSTRIES NORTH AMERICA, S. DE R.L. DE C.V.
SUPERIOR INDUSTRIES DE MEXICO, S. DE R.L. DE C.V.
SUPERIOR INDUSTRIES TRADING DE MEXICO, S. DE R.L. DE C.V.
SUPERIOR SHARED SERVICES, S. DE R.L. DE C.V.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Member of the Board of Managers

SUPERIOR INDUSTRIES PRODUCTION POLAND SP. Z O.O.

By: /s/ Dorota Piwkowska-Szyjka
Name: Dorota Piwkowska-Szyjka
Title: Member of the Management Board

By: /s/ Michael Lee Dorah
Name: Michael Lee Dorah
Title: Member of the Management Board

[Third Amendment to Amended and Restated Credit Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL NETHERLANDS B.V.
SUPERIOR INDUSTRIES INTERNATIONAL (DUTCH) B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By: /s/ Frederik Bouwman
Name: Frederik Bouwman
Title: Proxy holder A

By: /s/ Hana Balcarova
Name: Hana Balcarova
Title: Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By:/s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

[Third Amendment to Amended and Restated Credit Agreement]

HOLDINGS:

SUP Intermediate Holdings, LLC

By: /s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

[Third Amendment to Amended and Restated Credit Agreement]

Oaktree Fund Administration, LLC,
as the Administrative Agent

By: Oaktree Capital Management, L.P.

Its: Managing Member

By: /s/ Robert La Roche
Name: Robert LaRoche
Title: Authorized Signatory

By: /s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Third Amendment to Amended and Restated Credit Agreement]

OPPS SI HOLDINGS, LLC, as a Lender

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By: /s/ Robert La Roche
Name: Robert LaRoche
Title: Authorized Signatory

By: /s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

OPPS XII SPR HOLDINGS, L.P.

By: Oaktree Fund GP, LLC

Its: General Partner

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By: /s/ Robert La Roche
Name: Robert LaRoche
Title: Authorized Signatory

By: /s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Third Amendment to Amended and Restated Credit Agreement]

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P., as a Lender

By: Oaktree Huntington Investment Fund II GP, L.P.

Its: General Partner

By: Oaktree Fund GP, LLC

Its: General Partner

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By: /s/ Robert La Roche
Name: Robert LaRoche
Title: Authorized Signatory

By: /s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Authorized Signatory

[Third Amendment to Amended and Restated Credit Agreement]

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP, as a Lender

By: Blue Torch Credit Opportunities GP III LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP, as a Lender

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND III LP, as a Lender

By: Blue Torch Offshore Credit Opportunities GP III LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

[Third Amendment to Amended and Restated Credit Agreement]

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP, as a Lender

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES UNLEVERED FUND III LP, as a Lender

By: Blue Torch Credit Opportunities GP III LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS SC FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

[Third Amendment to Amended and Restated Credit Agreement]

BT HOLDINGS SBAF FUND-B LLC, as a Lender

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III-C LLC, as a Lender

By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS SC FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

[Third Amendment to Amended and Restated Credit Agreement]

BTC HOLDINGS SBAF FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS KRS FUND LLC, as a Lender

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC HOLDINGS FUND III, LLC, as a Lender

By: Blue Torch Credit Opportunities Fund III LP, its Sole Member

By: Blue Torch Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its sole member

By: /s/Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

[Third Amendment to Amended and Restated Credit Agreement]

BTC HOLDINGS FUND III-B, LLC, as a Lender

By: Blue Torch Credit Opportunities Fund III LP, its Sole Member

By: Blue Torch Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III-D LLC, as a Lender

By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III-B LLC, as a Lender

By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its Sole Member

By: Blue Torch Offshore Credit Opportunities GP III LLC, its General Partner

By: KPG BTC Management LLC, its managing member

By: /s/ Kevin Genda_____________________________

Name: Kevin Genda

Title: Managing Member

[Third Amendment to Amended and Restated Credit Agreement]

Nicodemus Place, LLC, as a Lender

By: /s/ Jeffrey Forlizzi __________________________

Name: Jeffrey Forlizzi

Title: Authorized Signatory

Shawnee 1892, LLC, as a Lender

By: /s/ Donald J. Puglisi _________________________

Name: Donald J. Puglisi

Title: Manager

Shawnee 2025-1, LLC, as a Lender

By: /s/ Donald J. Puglisi _________________________

Name: Donald J. Puglisi

Title: Manager

Garfield Park, LLC, as a Lender

By: /s/ Blaine Hirsch____________________________

Name: Blaine Hirsch

Title: Authorized Signatory

[Third Amendment to Amended and Restated Credit Agreement]

TCW DL VIII FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW WV FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW SKYLINE LENDING LP, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW BRAZOS FUND LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

[Third Amendment to Amended and Restated Credit Agreement]

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2019 LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW STAR DIRECT LENDING LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2022 LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

TCW DIRECT LENDING PRIVATE FUND VIII LP, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

[Third Amendment to Amended and Restated Credit Agreement]

SAFETY NATIONAL CASUALTY CORPORATION, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

PHILADELPHIA INDEMNITY INSURANCE COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

CCLF HOLDINGS (D41) LLC, as a Lender

By: /s/ Stephen Nesbitt________________________

Name: Stephen Nesbitt

Title: President

[Third Amendment to Amended and Restated Credit Agreement]

TCW SPIRIT DIRECT LENDING LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By: /s/ Suzanne Grosso________________________

Name: Suzanne Grosso

Title: Managing Director

[Third Amendment to Amended and Restated Credit Agreement]

ARINI CREDIT MASTER FUND LTD, as a Lender

By: /s/ Veronica Buffoni_________________________

Name: Veronica Buffoni

Title: Director

SQUAREPOINT DIVERSIFIED PARTNERS

FUND 7 LIMITED, as a Lender

By: /s/ Ronald Veith__________________________

Name: Ronald Veith

Title: Director

ARINI EUROPEAN DEBT VEHICLE SARL SICAV-RAIF on behalf of ARINI CREDIT OPPORTUNITIES FUND I INVESTMENT COMPARTMENT, as a Lender

By: /s/ Veronica Buffoni_________________________

Name: Veronica Buffoni

Title: Manager

[Third Amendment to Amended and Restated Credit Agreement]

TPG GROWTH III SIDEWALL, L.P.

By: TPG Growth Gen Par III, L.P.,
its general partner

By: TPG Growth Gen Par III Advisors, LLC,
its general partner

By: /s/ Martin Davidson__________________________

Name: Martin Davidson

Title: Chief Accounting Officer

[Third Amendment to Amended and Restated Credit Agreement]

SCHEDULE 1

ON FILE WITH THE ADMINISTRATIVE AGENT

SCHEDULE 2

ON FILE WITH THE ADMINISTRATIVE AGENT

Annex A

(See attached)

$~~59~~200,000,000.00
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 14, 2024,

as amended by

First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2025,

Second Amendment to Amended and Restated Credit Agreement, dated as of June 4, 2025,

Third Amendment to Amended and Restated Credit Agreement, dated as of December 8, 2025,

among

SUP INTERMEDIATE HOLDINGS, LLC,
as Holdings,

SUPERIOR INDUSTRIES INTERNATIONAL, INC.,
as the Borrower,

OAKTREE FUND ADMINISTRATION, LLC,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent,

and

THE OTHER LENDERS PARTY HERETO

________________

Table of Contents

Page

Article I

Definitions and Accounting Terms 7

Section 1.01 Defined Terms~~.  1~~7

Section 1.02 Other Interpretive Provisions~~. 76~~80

Section 1.03 Accounting Terms~~. 77~~81

Section 1.04 Rounding~~. 77~~81

Section 1.05 References to Agreements, Laws, etc~~. 77~~81

Section 1.06 Times of Day and Timing of Payment and Performance~~. 77~~81

Section 1.07 Pro Forma and Other Calculations~~. 77~~82

Section 1.08 [Reserved]~~. 80~~84

Section 1.09 Currency Equivalents Generally~~. 80~~85

Section 1.10 Interest Rates; Benchmark Notification~~. 81~~85

Article II

The Commitments and Borrowings ~~81~~85

Section 2.01 The Loans~~. 81~~85

Section 2.02 Borrowings, Conversions and Continuations of Loans~~. 82~~85

Section 2.03 [Reserved]~~. 84~~87

Section 2.04 [Reserved]~~. 84~~88

Section 2.05 Prepayments~~. 84~~88

Section 2.06 ~~Termination of Commitments.~~[Reserved] ~~89~~91

Section 2.07 Repayment of Loans~~. 89~~92

Section 2.08 Interest~~. 89~~92

Section 2.09 Fees~~. 89~~92

Section 2.10 Computation of Interest and Fees~~.. 90~~93

Section 2.11 Evidence of Indebtedness~~. 90~~93

Section 2.12 Payments Generally~~. 90~~93

Section 2.13 Sharing of Payments~~. 91~~95

Section 2.14 Incremental Facilities~~. 92~~95

Section 2.15 Refinancing Amendments~~. 95~~98

Section 2.16 Extensions of Loans~~. 96~~99

Section 2.17 Defaulting Lenders~~. 98~~101

Section 2.18 ~~Payment~~Exit Premium~~.~~; Make-Whole Amount ~~99~~102

Article III

Taxes, Increased Costs Protection and Illegality ~~99~~102

Section 3.01 Taxes~~. 99~~102

Section 3.02 Illegality~~.~~ 10~~2~~5

Section 3.03 Inability to Determine Rates~~.~~ 10~~3~~6

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy~~.~~ 10~~4~~7

Section 3.05 Funding Losses~~.~~ 10~~5~~8

Section 3.06 Matters Applicable to All Requests for Compensation~~.~~ 10~~5~~8

Section 3.07 Replacement of Lenders under Certain Circumstances~~.~~ 10~~6~~9

Section 3.08 Survival~~. 107~~110

Article IV

~~Conditions Precedent 107~~[Reserved]. 111

~~Section 4.01 Conditions Precedent to Effectiveness. 107~~

i

Article V

Representations and Warranties 11~~0~~1

Section 5.01 Existence, Qualification and Power; Compliance with Laws~~.~~ 11~~0~~1

Section 5.02 Authorization; No Contravention~~.~~ 111

Section 5.03 Governmental Authorization~~.~~ 11~~1~~2

Section 5.04 Binding Effect~~.~~ 11~~1~~2

Section 5.05 Financial Statements; No Material Adverse Effect~~.~~ 112

Section 5.06 Litigation~~.~~ 112

Section 5.07 Labor Matters~~.~~ 11~~2~~3

Section 5.08 Ownership of Property; Liens~~.~~ 11~~2~~3

Section 5.09 Environmental Matters~~.~~ 11~~2~~3

Section 5.10 Taxes~~.~~ 113

Section 5.11 ERISA Compliance~~.~~ 113

Section 5.12 Subsidiaries~~.~~ 11~~3~~4

Section 5.13 Margin Regulations; Investment Company Act~~.~~ 11~~3~~4

Section 5.14 Disclosure~~.~~ 114

Section 5.15 Intellectual Property; Licenses, etc~~.~~ 114

Section 5.16 Solvency~~.~~ 11~~4~~5

Section 5.17 USA PATRIOT Act; Anti-Corruption Compliance; Sanctions~~.~~ 11~~4~~5

Section 5.18 Collateral Documents~~.~~ 11~~4~~5

Section 5.19 Center of main interests~~.~~ 115

Section 5.20 Fiscal Unity~~.~~ 115

Section 5.21 403-Statement~~.~~ 11~~5~~6

Article VI

Affirmative Covenants 11~~5~~6

Section 6.01 Financial Statements~~.~~ 11~~5~~6

Section 6.02 Certificates; Other Information~~.~~ 11~~7~~8

Section 6.03 Notices~~.~~ 11~~8~~9

Section 6.04 Payment of Taxes~~. 118~~120

Section 6.05 Preservation of Existence, etc~~. 118~~120

Section 6.06 Maintenance of Properties~~. 119~~120

Section 6.07 Maintenance of Insurance~~. 119~~120

Section 6.08 Compliance with Laws~~. 119~~121

Section 6.09 Books and Records~~. 119~~121

Section 6.10 Inspection Rights~~.~~ 12~~0~~1

Section 6.11 Covenant to Guarantee Obligations and Give Security~~.~~ 12~~0~~1

Section 6.12 Compliance with Environmental Laws~~.~~ 12~~3~~4

Section 6.13 Further Assurances and ~~Post-Closing~~Post-Amendment No. 3 Effective Date Covenant~~.~~ 12~~3~~4

Section 6.14 Use of Proceeds~~.~~ 12~~3~~5

Section 6.15 [Reserved]~~.~~ 12~~3~~5

Section 6.16 Anti-Corruption Compliance~~..~~ 12~~3~~5

Article VII

Negative Covenants 12~~4~~5

Section 7.01 Liens~~.~~ 12~~4~~5

Section 7.02 Indebtedness~~.~~ 12~~4~~5

Section 7.03 Fundamental Changes~~.~~ 13~~2~~4

Section 7.04 Asset Sales~~.~~ 13~~4~~6

Section 7.05 Restricted Payments~~.~~ 13~~5~~7

Section 7.06 Change in Nature of Business~~. 139~~140

Section 7.07 Transactions with Affiliates~~. 139~~140

Section 7.08 Burdensome Agreements~~.~~ 14~~2~~3

Section 7.09 Accounting Changes~~.~~ 14~~5~~6

Section 7.10 Modification of Terms of Subordinated Indebtedness~~.~~ 14~~5~~6

Section 7.11 Negative Pledge~~.~~ 14~~5~~6

Section 7.12 Financial Covenants~~.~~ 14~~5~~6

Section 7.13 Passive Holding Company 147

Article VIII

Events of Default and Remedies 14~~6~~7

Section 8.01 Events of Default~~.~~ 14~~6~~7

Section 8.02 Remedies upon Event of Default~~.~~ 14~~8~~9

Section 8.03 Application of Funds~~. 148~~150

Section 8.04 Right to Cure~~. 149~~151

Article IX

Administrative Agent and Other Agents 15~~0~~2

Section 9.01 Appointment and Authorization of the Administrative Agent~~.~~ 15~~0~~2

Section 9.02 Rights as a Lender~~..~~ 15~~1~~3

Section 9.03 Exculpatory Provisions~~.~~ 15~~1~~3

Section 9.04 Lack of Reliance on the Agents~~..~~ 15~~2~~4

Section 9.05 Certain Rights of the Agents~~.~~  15~~2~~4

Section 9.06 Reliance by the Agents~~.~~ 15~~2~~4

Section 9.07 Delegation of Duties~~.~~ 15~~2~~5

Section 9.08 Indemnification~~.~~ 15~~3~~5

Section 9.09 Each Agent in Its Individual Capacity~~.~~ 15~~3~~5

Section 9.10 Erroneous Payments~~.~~ 15~~3~~6

Section 9.11 Resignation by the Agents~~.~~ 15~~5~~7

Section 9.12 Collateral Matters~~.~~ 15~~6~~8

Section 9.13 [Reserved]~~.~~ 15~~7~~9

Section 9.14 Administrative Agent May File Proofs of Claim~~.~~ 15~~7~~9

Section 9.15 Appointment of Supplemental Agents~~. 158~~160

Section 9.16 Intercreditor Agreements ~~159~~161

Section 9.17 [Reserved]~~. 159~~161

Section 9.18 Withholding Tax~~. 159~~161

Article X

Miscellaneous ~~159~~162

Section 10.01 Amendments, etc~~. 159~~162

Section 10.02 Notices and Other Communications; Facsimile Copies~~.~~ 16~~4~~7

Section 10.03 No Waiver; Cumulative Remedies~~.~~ 16~~6~~8

Section 10.04 Costs and Expenses~~.~~ 16~~6~~8

Section 10.05 Indemnification by the Borrower~~.~~ 16~~7~~9

Section 10.06 Marshaling; Payments Set Aside~~. 168~~170

Section 10.07 Successors and Assigns~~. 168~~170

Section 10.08 [Reserved]~~.~~ 17~~4~~7

Section 10.09 Confidentiality~~.~~ 17~~4~~7

Section 10.10 Setoff~~.~~ 17~~5~~8

Section 10.11 Interest Rate Limitation~~.~~ 17~~5~~8

Section 10.12 Counterparts; Integration; Effectiveness~~.~~ 17~~6~~8

Section 10.13 Electronic Execution of Assignments and Certain Other Documents~~.~~ 17~~6~~8

Section 10.14 Survival of Representations and Warranties~~.~~ 17~~6~~9

Section 10.15 Severability~~.~~ 17~~6~~9

Section 10.16 GOVERNING LAW~~.~~ 17~~6~~9

Section 10.17 WAIVER OF RIGHT TO TRIAL BY JURY~~. 177~~180

Section 10.18 ~~Binding Effect. 177~~[Reserved] 180

Section 10.19 Lender Action~~. 177~~180

Section 10.20 Use of Name, Logo, etc~~. 177~~180

Section 10.21 USA PATRIOT Act~~.. 177~~180

Section 10.22 Service of Process~~. 178~~180

Section 10.23 No Advisory or Fiduciary Responsibility~~. 178~~180

Section 10.24 Release of Collateral and Guarantee Obligations; Subordination of Liens~~. 178~~181

Section 10.25 Entire Agreement~~. 179~~182

Section 10.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~.  179~~182

Section 10.27 Acknowledgment Regarding Any Supported QFCs~~.~~ 18~~0~~2

Section 10.28 Amendment and Restatement~~..~~ 18~~0~~3

SCHEDULES

1.01(1) Closing Date Guarantors

1.01(2) Mortgaged Properties

1.01(3) Agreed Security Principles

2.01 Commitments

4.01(1)(c) Certain Collateral Documents

5.12 Subsidiaries and Other Equity Investments

6.13(2) Post-Closing Matters

7.01 Existing Liens

7.02 Existing Indebtedness

7.05 Existing Investments

10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Term Note

C Compliance Certificate

D-1 Assignment and Assumption

D-2 Affiliated Lender Assignment and Assumption

E Monthly Factoring Report

F Cash Flow Forecast

G-1 Equal Priority Intercreditor Agreement

G-2 Junior Lien Intercreditor Agreement

H United States Tax Compliance Certificates

I Solvency Certificate

J [Reserved]

K Acceptable Subordinated Indebtedness Terms

v

amended and restated CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of August 14, 2024 by and among by and among SUP INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), SUPERIOR INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), OAKTREE FUND ADMINISTRATION, LLC, a Delaware limited liability company, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents, JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower ~~has requested that the Lenders (a) amend and restate~~ , the other Loan Parties party thereto, the Guarantors party thereto, the financial institutions from time to time party thereto, the Administrative Agent and the Collateral Agent are party to that certain Credit Agreement, dated as of December 15, 2022 (~~the “Original~~such agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”)~~, among the Borrower, the Administrative Agent and the lenders time to time party thereto, (b) extend credit to the~~ .

The Borrower, the other Loan Parties party thereto, SUP Parent Holdings, LLC, a Delaware limited liability company (the “Parent”), the Administrative Agent, the Collateral Agent, the Lenders and the financial institutions and other entities party thereto have entered into an Exchange Agreement, dated on or about the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”), pursuant to which certain lenders under the Existing Credit Agreement have agreed to support the Loan Parties and their affiliates in connection with certain organizational and financial restructuring transactions to be effected concurrently with Amendment No. 3, in each case, as more fully set forth in the Exchange Agreement (the “Restructuring”).

The Borrower has requested that the Lenders (a) make available to the Borrower (x) takeback term loans in the form of $~~520.0~~172.5 million of Amendment ~~and Restatement Date Term Loans~~ No. 3 Term Loans, which Amendment No. 3 Term Loans shall be deemed issued and made hereunder (i) in exchange for, and in partial satisfaction of, the obligations owing under the Existing Credit Agreement and (ii) in accordance with the TPG Letter Agreement, and (y) new money Amendment No. 3 Term Loans in an aggregate principal amount of $27.5 million, in each case, on the Amendment ~~and Restatement~~No. 3 Effective Date as a secured credit facility ~~to (i) fund the Amendment and Restatement Date Refinancing, and (ii) provide working capital for, and for other general corporate purposes of, the Borrower and its Subsidiaries, and (c) pursuant to Amendment No. 2,~~and (b) the Existing Credit Agreement be amended and restated in its entirety to reflect the establishment of the Amendment No. ~~2 Delayed Draw Term Lenders commit to extend credit to the Borrower from time to time on or after the Amendment No. 2 Effective Date in the form of an up to $70,000,000 first-out delayed draw term loan facility consisting of Amendment No. 2 Delayed Draw Term Loans, of which $10,000,000 (the “Initial Draw”) will be funded on the Amendment No. 2 Effective Date~~3 Term Loans and to give effect to certain other amendments and modifications to the Existing Credit Agreement, in each case subject to the conditions set forth in ~~this Agreement~~Amendment No. 3.

All of the Obligations under the Loan Documents and the Super-Priority Revolving Loan Documents (as herein defined) shall be, or continue to be, as applicable, secured by a first priority perfected Lien upon its Collateral.

Each Guarantor (as herein defined) continues to guaranty all of the Obligations of the Borrower to the ~~Lenders~~Secured Parties under the Loan Documents, and has granted to the Collateral Agent, for the benefit of the Collateral Agent and the ~~Lenders~~Secured Parties and the Super-Priority Revolving ~~Lenders~~Secured Parties, a first priority Lien upon its Collateral.

~~The proceeds of the Amendment and Restatement Date Term Loans, together with cash on hand, will be used on the Amendment and Restatement Date, (i) to fund the Amendment and Restatement Date Refinancing, (ii) to pay the Transaction Expenses, and (iii) to fund amounts required for working capital.~~

WHEREAS, the Lenders, the Administrative Agent, the Collateral Agent, the Borrower and the other Loan Parties have agreed pursuant to the terms of Amendment No. 3 to amend and restate the Existing Credit Agreement in the form of this Agreement.

The applicable Lenders have indicated their willingness to ~~lend~~provide the Amendment No. 3 Term Loans to the Borrower on the terms and subject to the conditions set forth ~~herein~~in Amendment No. 3 and this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree, effective as of the Amendment No. 3 Effective Date, as follows:

SECTION 16.

Definitions and Accounting Terms

16.1 Defined Terms~~Defined Terms~~. As used in this Agreement (including the introductory paragraph hereof and the preliminary statements hereto), the following terms have the meanings set forth below:

“Acceptable Subordinated Indebtedness” means Indebtedness or Preferred Stock that satisfies the conditions set forth on Exhibit K.

“Accommodation Period” has the meaning assigned to such term in Amendment No. ~~2~~3.

“Acquired EBITDA” means with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business, as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” means any Person, or any business unit, line of business or division of any Person acquired by the Borrower or any Subsidiary of the Borrower during the applicable Test Period to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Subsidiary during such period.

“Acquired Indebtedness” means, with respect to any specified Person,

Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Subsidiary of such specified Person, and

Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, such approval not to be unreasonably withheld, conditioned or delayed, solely to the extent such consent would be required for any assignment to such Additional Lender under Section 10.07(b)(iii).

“Adjusted Daily Simple SOFR” means, with respect to any Daily Simple SOFR Borrowing, an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 7.07.

“Affiliated Lender” means, at any time, any Lender that is an ~~Investor or an~~ Affiliate of ~~an Investor~~the Borrower (other than (a) ~~the Borrower or any Subsidiary of the Borrower, (b)~~ any Debt Fund Affiliate or (~~c~~b) any natural person) at such time; provided that the Investors and their Affiliates shall not constitute Affiliated Lenders.

“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 10.07(g)(vi).

“Affiliated Lender Cap” has the meaning specified in Section 10.07(g)(iv).

“Agent Parties” has the meaning specified in Section 10.02(4).

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any other Person that directly or indirectly controls the Administrative Agent (each, a “Distressed Person”), (a) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or (c) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly controls the Administrative

Agent by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide the Administrative Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, sub-agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currency” means Dollars.

“Agreed Security Principles” means the principles set forth on Schedule 1.01(3) hereto.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Term Benchmark floor, Daily Simple SOFR floor or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4‑year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All‑In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness; provided further that, with respect to any Loans of an applicable Class that includes a Term Benchmark floor, Base Rate floor, or Daily Simple SOFR floor, (1) to the extent that the reference rate on the date that the All‑In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All‑In Yield and (2) to the extent that the reference rate on the date that the All‑In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All‑In Yield.

“Amendment and Restatement Date” means ~~the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01~~August 14, 2024.

~~“Amendment and Restatement Date Refinancing” means the repayment, or deemed repayment, of all outstanding Term Loans under the Original Credit Agreement outstanding on the Amendment and Restatement Date immediately prior to the satisfaction of the effectiveness of this Agreement.~~

~~“Amendment and Restatement Date Term Loan Commitment” means, as to each Term Lender, its obligation to make, or be deemed to make, an Amendment and Restatement Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Lender’s name on Schedule 2.01 under the caption “Amendment and Restatement Date Term Loan Commitment” or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14). The initial aggregate amount of the Amendment and Restatement Date Term Loan Commitments on the Amendment and Restatement Date is $520.0 million.~~

~~“Amendment and Restatement Date Term Loans” means the Term Loans made by the Term Lenders on the Amendment and Restatement Date.~~

~~“Amendment Payment Premium” means the “Payment Premium” as such term is defined in the Original Credit Agreement.~~

“Amendment No. ~~2~~3” means that certain ~~Second~~Third Amendment to Amended and Restated Credit Agreement, dated as of the Amendment No. ~~2~~3 Effective Date, among the Borrower, the Guarantors party thereto, the Amendment No. ~~2 Delayed Draw~~3 Term Lenders~~,~~ and the Administrative Agent.

“Amendment No. ~~2~~3 Effective Date” means ~~June 4~~December 8, 2025, the date on which all conditions precedent set forth in Section ~~4~~5 of Amendment No. ~~2~~3 are satisfied or waived.

~~“Amendment No. 2 Delayed Draw Commitment Fee” has the meaning specified in Section 2.09(3).~~

~~“Amendment No. 2 Delayed Draw Term Loan Commitments” means, as to each Amendment No. 2 Delayed Draw Term Lender, its obligation to make an Amendment No. 2 Delayed Draw Term Loan to the Borrower in the amount specified opposite such Amendment No. 2 Delayed Draw Term Lender’s name on Schedule 1 to Amendment No. 2 or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14). The initial aggregate amount of the Amendment No. 2 Delayed Draw Term Loan Commitments on the Amendment No. 2 Effective Date (prior to the funding of the Initial Draw) is $70 million.~~

“Amendment No. ~~2 Delayed Draw Term Loan Commitment Termination Date” means the earliest of (i) the Maturity Date applicable to~~3 Effective Date Transactions” means the deemed funding of the Amendment No. ~~2 Delayed Draw Term Loans and (ii) the date the Amendment No. 2 Delayed Draw Term Loan Commitments are reduced to $0 in accordance with the provisions of this~~3 Term Loans, the Restructuring and the other transactions contemplated by the Restructuring Related Agreements.

“Amendment No. ~~2 Delayed Draw~~3 Term Lender” means ~~each~~, at any time, any Lender ~~with an~~that holds Amendment No. ~~2 Delayed Draw Term Loan Commitment or an outstanding Amendment No. 2 Delayed Draw Term Loan, including each Person identified as an Amendment No. 2 Delayed Draw Term Lender” on Schedule 1 to Amendment No. 2, as applicable~~3 Term Loans.

“Amendment No. ~~2 Delayed Draw~~3 Term Loans” means the Term Loans (i) deemed made by the Amendment No. ~~2 Delayed Draw~~3 Term Lenders pursuant to Section 2.01(~~3).~~1)(i) (“Takeback Term Loans”) and (ii) made by the Amendment No. 3 Term Lenders pursuant to Section 2.01(1)(ii) (“New Money Term Loans”). The initial aggregate principal amount of Amendment No. 3 Term Loans on the Amendment No. 3 Effective Date is $200.0 million.

~~“Amendment No. 2 Upfront Fee” has the meaning specified in Section 2.09(3).~~

“Applicable Jurisdiction” means (x) the United States, Germany, Poland, Mexico, Costa Rica and the Netherlands and (y) any other additional jurisdiction elected by the Borrower and reasonably approved by the Administrative Agent from time to time after the ~~Closing~~Amendment No. 3 Effective Date (such approval not to be unreasonably withheld, conditioned or delayed).

“Applicable Liquidity Threshold” means $37.5 million; provided that to the extent that, as of any date of determination, the maximum committed amount of the Super-Senior Revolving Facility (or any Refinancing Indebtedness in respect thereof) is increased in excess of $62.0 million (such excess amount, the “RCF Increase Amount”), the Applicable Liquidity Threshold shall be increased by an amount equal to 26.0% of the RCF Increase Amount up to a maximum Applicable Liquidity Threshold not to exceed $50.0 million.

“Applicable Rate” means ~~(a)~~ with respect to Amendment ~~and Restatement Date~~No. 3 Term Loans, a percentage per annum equal to (i) ~~7.50% for Term Benchmark Loans, and (ii) 6.50% for Base Rate Loans and (b) with respect to Amendment No. 2 Delayed Draw Term Loans, a percentage per annum equal to (i) 8~~10.00% for Term Benchmark Loans and (ii) ~~7~~9.00% for Base Rate Loans.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arini” means collectively Arini Credit Master Fund Limited and/or any of its affiliates and its and their managed funds and accounts.

“Asset Sale” means:

the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Subsidiary of the Borrower (each referred to in this definition as a “disposition”); or

the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable Law) of any Subsidiary (other than to the Borrower or another Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

• any disposition of:

Cash Equivalents or Investment Grade Securities,

obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course,

[reserved],

improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

• the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03 (other than Section 7.03(6) or Section 7.03(7));

• any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.05, any Permitted Investment or any acquisition otherwise permitted under this Agreement;

• any disposition of property or assets or issuance or sale of Equity Interests of any Subsidiary with an aggregate fair market value for any individual transaction or series of related transactions of an amount (i) equal to or greater than $500,000 and less than $5.0 million, but not in excess of $20 million in the aggregate for all such transactions or (ii) less than $500,000;

• any disposition of property or assets or issuance of securities by a Subsidiary to the Borrower or by the Borrower or a Subsidiary to a Subsidiary;

• to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

• (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;

• [reserved];

• foreclosures, condemnation, expropriation, eminent domain or any similar action (including for the avoidance of doubt, any Casualty Event) with respect to assets or the granting of Liens not prohibited by this Agreement;

• sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, sales, conveyances, factoring or other transfers of receivables or related assets in connection with Receivables Financing Transactions or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;

• any financing transaction with respect to property built or acquired by the Borrower or any Subsidiary of the Borrower after the ~~Closing~~Amendment No. 3 Effective Date, including asset securitizations permitted hereunder;

• the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof in the ordinary course of business or consistent with past practice;

• the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;

• any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;

• the unwinding of any Hedging Obligations in the ordinary course of business;

• sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

• the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

• the granting of a Lien that is permitted under Section 7.01;

• the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law;

• the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted hereunder, which assets are not used or useful in the principal business of the Borrower and its Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted hereunder; and

• dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assigning Lender” has the meaning specified in Section 10.07(b)(vi).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Incremental Amount” has the meaning specified in Section 2.14(4).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark (or component thereof), as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (5) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning specified in Section 8.02.

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(2)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.50%, such rate shall be deemed to be 2.50% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basket” means any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction value, judgment or other amount under any provision in Articles V, VI, VII or VIII and the definitions related thereto.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (2) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

the Adjusted Daily Simple SOFR; or

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government

Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or;

in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have information regarding the Borrower and any Subsidiary of the Borrower, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant to Section 10.07(h) or (l) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, the Borrower and the Subsidiaries of the Borrower with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

“Blocking Law” means:

any provision of Council Regulation (EC) No 2271/1996 of November 22, 1996 (or any law or regulation implementing such regulation in any member state of the European Union or the United Kingdom):

section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung)); or

any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“Blue Torch” means collectively Blue Torch Finance LLC and/or any of its ~~A~~affiliates and its and their managed funds and accounts.

~~“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.~~

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement. Upon the consummation of any transaction permitted by Section 7.03(4), “Borrower” shall mean the Successor Borrower.

“Borrower Annual Financial Statements” means the audited consolidated balance sheets and related audited consolidated statements of operations, members’ equity (deficit) and cash flows of the Borrower and its Subsidiaries for the fiscal years ended December 31, 202~~2~~3, and December 31, 202~~3~~4.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrower and each Subsidiary of the Borrower, and “Borrower Party” means any of them.

“Borrower Quarterly Financial Statements” means the unaudited consolidated balance sheets and related unaudited consolidated statements of income, cash flows and members’ equity (deficit) of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 202~~4~~5 and June 30, 2025.

“Borrowing” means a borrowing (including deemed borrowings) consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, having the same Interest Period.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.

“Business Day” means any day that is not a Legal Holiday; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans referring the Adjusted Daily Simple SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Daily Simple SOFR Rate, any such day that is only a U.S. Government Securities Business Day and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries.

“Capital Stock” means:

in the case of a corporation, corporate stock or shares in the capital of such corporation;

in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge cash or Cash Equivalents in Dollars as collateral, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

Dollars;

 Euros, Yen, Canadian Dollars, Sterling, Polish Zloty, Mexican Pesos or any national currency of any Participating Member State;

• in the case of any Foreign Subsidiary or any jurisdiction in which the Borrower or any Subsidiary of the Borrower conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;

readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;

certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower) and in each case maturing within 36 months after the date of acquisition thereof;

marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower);

securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 36 months from the date of acquisition thereof;

readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower) with maturities of 36 months or less from the date of acquisition;

Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower) with maturities of 36 months or less from the date of acquisition;

Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Borrower);

investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above; and

solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Law.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents will also include (i) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts, except amounts used to pay non-Dollar denominated obligations of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Flow Forecast” means a 13-week budget for the subsequent 13-week period in the form attached hereto as Exhibit F, as the same may be amended, supplemented, extended and/or otherwise modified at any time and from time to time in accordance with Section 6.01(~~4~~3).

~~“Cashless Roll Term Lender” has the meaning specified in Section 2.01(1).~~

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of the Borrower of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the ~~Closing~~Amendment No. 3 Effective Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the ~~Closing~~Amendment No. 3 Effective Date.

“Change of Control” means the occurrence of any of the following after the ~~Closing~~Amendment No. 3 Effective Date: (i) (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of ~~the Borrower~~Holdings representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of ~~the Borrower~~Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of ~~the Borrower~~Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (it being understood and agreed that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded), unless, the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower or (ii) at any time, Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Borrower.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are ~~Amendment and Restatement Date Term Loan~~Incremental Commitments~~, Amendment No. 2 Delayed Draw Term Loan Commitments, Incremental Term Commitments~~, Commitments in respect of any Class of Replacement Loans or Other Term Loan Commitments of a given Class of Other Loans, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Amendment and Restatement Date Term Loans, Amendment No. ~~2 Delayed Draw~~3 Term Loans, Incremental ~~Term~~ Loans, Replacement Loans, Extended Term Loans or Other Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means December 15, 2022.

“Closing Date Intercreditor Agreement” means that certain Common Collateral Agency and Superpriority Intercreditor Agreement, dated as of the ~~Closing~~Amendment No. 3 Effective Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (acting at the direction of the Supermajority Lenders)), by and among JPMorgan Chase Bank, N.A., as Common Collateral Agent (as defined therein) and as First-Out Representative (as defined therein), Oaktree Fund Administration, LLC, as First Lien Representative (as defined therein), the Borrower, and the other parties thereto.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time (from and after the Closing Date but subject to Section 6.13(2)), the requirement that:

the Collateral Agent shall have received each Collateral Document required to be delivered ~~(a) on the Closing Date pursuant to Section 4.01(1)(c) or (b)~~ pursuant to the Security Agreement or Section 6.11 or 6.13 at such time required by the Security Agreement or by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;

except to the extent otherwise provided hereunder or under any Collateral Document, all Obligations shall have been unconditionally guaranteed by (a) the Borrower (other than in respect of its own Obligations) and Holdings (within the time period specified in Annex B to Amendment No. 3) and each Subsidiary of ~~the Borrower~~Holdings (other than any Excluded Subsidiary), which as of the ~~Closing~~Amendment No. 3 Effective Date shall include those that are listed on Schedule 1.01(1) hereto and (b) any Subsidiary of ~~the Borrower~~Holdings that Guarantees (or is the borrower or issuer of) any (i) Subordinated Indebtedness, (ii) any Refinancing Indebtedness, (iii) any Indebtedness under the Super-Priority Credit Agreement or (iv) any Permitted Euro Revolving Indebtedness (the Persons in the preceding clauses (a) through (b) collectively, the “Guarantors”);

except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first priority security interest, subject only to Liens permitted by Section 7.01, in all Equity Interests of each Material Subsidiary (other than any Excluded Subsidiary) that is directly owned by any Loan Party;

except to the extent otherwise provided hereunder or under any Collateral Document, including subject to Liens permitted by Section 7.01, and in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, the Obligations and the Guaranty shall have been secured by a first priority security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts other than Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, applications and registrations of intellectual property, other general intangibles, and proceeds of the foregoing (in each case, other than Excluded Assets), in each case,

• that has been perfected (to the extent such security interest may be perfected) by delivering certificated securities and instruments, in which a security interest can be perfected by physical control, in each case to the extent required hereunder or the Security Agreement;

filing financing statements under the Uniform Commercial Code of any applicable jurisdiction or any similar filings in any non-U.S. jurisdiction,

making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office,

filings in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) to the extent required by the Collateral Documents, or the provision of control agreements, and

• with the priority required by the Collateral Documents; provided that any such security interests in the Collateral shall be subject to the terms of the Intercreditor Agreements to the extent applicable;

the Collateral Agent shall have received counterparts of a Mortgage, together with the other deliverables described in Section 6.11(2)(b), with respect to each Material Real Property listed on Schedule 1.01(2) to the extent required to be delivered pursuant to Section 6.11 or Section 6.13 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property within the time periods set forth in said Sections; provided that to the extent any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of the Mortgaged Property subject thereto; and

should the aggregate book value of the assets (other than Excluded Assets) physically located in Costa Rica that are property of the Costa Rican Guarantor become at any time equal to or greater than $2.0 million, as evidenced in the financial statements of the Costa Rican Guarantor at any given time and if so requested by the Administrative Agent, the Costa Rican Guarantor shall, as soon as is reasonably and practically as possible, but in any case no later than three (3) months after such request has been received from the Administrative Agent (or such later date that the Administrative Agent agrees to in its sole discretion), constitute and put in place a guarantee trust (fideicomiso de garantía) over such assets, to the reasonable satisfaction of the Administrative Agent and the Collateral Agent including any reasonable requirements over property and liability insurance covering the Costa Rican Guarantor and property (to the extent required pursuant to Section 6.07), and such guarantee trust shall then be deemed to constitute a Collateral Document; provided that such assets will not include (i) the Equity Interests of any Subsidiary of the Costa Rican Guarantor that is not constituted and organized under Costa Rican law to the extent such Equity Interests (unless constituting Excluded Assets) are pledged in accordance with Section 6.11 in favor of the Collateral Agent pursuant to Collateral Documents under the law of the jurisdiction of formation of such Subsidiary and (ii) any assets that are located in Costa Rica for less than ten (10) consecutive Business Days.

The foregoing definition shall, in each case (x) be subject to and in accordance with the Agreed Security Principles (with respect to the Foreign Subsidiaries) and (y) not require, and the Loan Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets.

The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the ~~Closing~~Amendment No. 3 Effective Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation, perfection or maintenance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No perfection through control agreements or perfection by “control” shall be required with respect to any assets (other than (x) ~~D~~deposit ~~A~~accounts and ~~S~~securities ~~A~~accounts (other than to the extent constituting Excluded Assets) and (y) in respect of any promissory note in excess of $5.0 million, Indebtedness of any Subsidiary that is not a Guarantor that is owing to any Loan Party (which may be evidenced by the Intercompany Note and pledged to the Collateral Agent) and certificated Equity Interests of the Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Collateral Documents to the extent required under clause (3) above). There shall be no (x) Guaranties governed under the laws of any non-U.S. jurisdiction, (y) requirement to obtain any landlord waivers, estoppels or collateral access letters or (z) requirement to perfect a security interest in any letter of credit rights, other than by the filing of a UCC financing statement.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Pledge Agreement, the Mortgages (if any), each of the collateral assignments, security agreements, trust agreements, movable guarantee agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent (or any co-agent, sub-agent or trustee thereof) or the Lenders pursuant to Sections 4.01(1)(c), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent (or any co-agent, sub-agent or trustee thereof) for the benefit of the Secured Parties.

“Collateral Sub-Agency Agreement” means (1) that certain Collateral Sub-Agency Agreement, dated as of the Closing Date, by and among the Collateral Agent, Wilmington Trust, National Association and the Borrower, (2) that certain Collateral Sub-Agency Agreement, dated as of the Closing Date, by and among the Collateral Agent, Securitas Servicios Fiduciarios S.R.L., a company duly organized and existing under Costa Rican laws, and the Borrower and (3) any other collateral sub-agent agreement (or similar agreement), by and among the Collateral Agent, a sub-agent, trustee or similar designee of the Collateral Agent and the Borrower.

“Commitment” means an Amendment and Restatement Date Term Loan Commitment, ~~Amendment No. 2 Delayed Draw Term Loan~~Incremental Commitment~~, Incremental Term Commitment~~, Other Term Loan Commitment or any commitment in respect of Replacement Loans, as the context may require.

~~“Commitment Date” means May 12, 2025.~~

“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of Term Benchmark Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent and the Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Borrower), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(3)(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Financial Officer of the Borrower:

certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto (in each case, other than any Default with respect to which the Administrative Agent has otherwise obtained notice in accordance with Section 6.03(1)), in the case of financial statements delivered under Section 6.01(1), setting forth reasonably detailed calculations of ~~(i), Excess Cash Flow for each fiscal year commencing with the financial statements for the fiscal year ending December 31, 2023 and (ii)~~ the Net Proceeds received during the applicable period (after the Closing Date in the case of the fiscal year ending December 31, 2022) by or on behalf of the Borrower or any Subsidiary of the Borrower in respect of any Asset Sale or Casualty Event subject to prepayment pursuant to Section 2.05(2)(b)(i) and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(2)(b)(ii), and setting forth a calculation of the (i) Total Net Leverage Ratio (with calculations based on both Consolidated EBITDA and Consolidated Maintenance EBITDA as the applicable denominator, (ii) Secured Net Leverage Ratio (with calculations based on both Consolidated EBITDA and Consolidated Maintenance EBITDA as the applicable denominator), (iii) Fixed Charge Coverage Ratio and (iv) Liquidity, in each case, as of the last day of the most recent Test Period.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense to the extent paid or payable in cash during such period.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, and derivative financial instruments and any assets in respect of Hedge Agreements, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Restructuring Related Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) any revolving loans and letter of credit obligations under the Super-Priority Revolving Credit Facility and any other revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, (J) accrued litigation settlement costs and (K) any liability in respect of Hedge Agreements, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Restructuring Related Transactions or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

increased (without duplication) by the following, in each case (other than clauses (h) and (l)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

• total interest expense and, to the extent not reflected in such total interest expense, any losses on any derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

• provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,”; plus

• Consolidated Depreciation and Amortization Expense for such period; plus

• any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the ~~Closing~~Amendment No. 3 Effective Date, in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

• minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

• (i) the amount of board of director fees and (ii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

• [reserved]; plus

• cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

• any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

• any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

• Transaction Expenses; plus

• the amount of “run‑rate” cost savings, synergies and operating expense reductions related to any Permitted Acquisition that are projected by the Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 12 months after the end of such period (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run‑rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the ~~Closing~~Amendment No. 3 Effective Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.07); provided that (i) such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable and (ii) the aggregate amount of cost savings, synergies and operating expense reductions included pursuant to this clause (l), taken together with the aggregate amount included pursuant to Section 1.07(3) with respect to Permitted Acquisitions, shall not exceed 15% of Acquired EBITDA in any Test Period (prior to giving effect to Section 1.07(3) or this clause (l)); plus

• extraordinary, non-recurring or unusual losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses), restructuring costs, charges, accruals or reserves (including, without limitation, restructuring and integration costs related to acquisitions, facility closures, workforce reductions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); plus

• any payments in the nature of compensation or expense reimbursement made to independent board members; plus

• internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus

• any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);

provided, that the aggregate amount of any amounts added back to Consolidated EBITDA pursuant to clauses (f), (m) and (n) above shall not exceed 10% of Consolidated EBITDA (calculated without giving effect to any such addbacks) in any Test Period; and

decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

• non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition),

• the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned Subsidiary added to (and not deducted from) Consolidated Net Income in such period,

• any net income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); and

• any extraordinary, non-recurring or unusual gains.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.07.

“Consolidated First Lien Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case secured by a first priority lien on the assets of the Borrower or any of its Subsidiaries; provided, Consolidated First Lien Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

• cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Subsidiaries for such period, other than Non-Recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); plus

• non-cash interest expense resulting solely from (i) the amortization of original issue discount from the issuance of Indebtedness of such Person and its Subsidiaries at less than par (excluding any Indebtedness borrowed under the Facilities in connection with the Restructuring Related Transactions and any Non-Recourse Indebtedness), plus (ii) pay-in-kind interest expense of such Person and its Subsidiaries payable pursuant to the terms of the agreements governing Indebtedness for borrowed money;

excluding, in each case:

amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clauses (b)(i) and (b)(ii) above (including as a result of the effects of acquisition method accounting or pushdown accounting), interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations and any other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,

costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,

commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Non-Recourse Indebtedness,

“additional interest” owing pursuant to a registration rights agreement with respect to any securities,

any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Restructuring Related Transactions,

penalties and interest relating to taxes,

accretion or accrual of discounted liabilities not constituting Indebtedness,

[reserved],

any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Restructuring Related Transactions, any acquisition or Investment and annual agency fees paid to any administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including the Facilities and the Super-Priority Revolving Credit Agreement.

For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Maintenance EBITDA” means, with respect to any Person for any period, the Consolidated Maintenance Net Income of such Person and its Subsidiaries for such period:

increased (without duplication) by the following, in each case (other than clauses (h) and (l)) to the extent deducted (and not added back) in determining Consolidated Maintenance Net Income for such period:

• total interest expense and, to the extent not reflected in such total interest expense, any losses on any derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

• provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Maintenance Net Income”; plus

• Consolidated Depreciation and Amortization Expense for such period; plus

• any other non-cash charges, including any write-offs or write-downs reducing Consolidated Maintenance Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the ~~Closing~~Amendment No. 3 Effective Date, in such future period shall be subtracted from Consolidated Maintenance EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

• minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Maintenance Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

• (i) the amount of board of director fees and (ii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

• the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

• cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Maintenance EBITDA or Consolidated Maintenance Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Maintenance EBITDA pursuant to clause (2) below for any previous period and not added back; plus

• any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

• any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature; plus

• [reserved]; plus

• the amount of “run‑rate” cost savings, synergies and operating expense reductions related to (i) any restructuring (including, without limitation, facility closures and workforce reductions) and (ii) any Permitted Acquisition, in each case, that are projected by the Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken (in the good faith determination of the Borrower) within 12 months after the end of such period (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run‑rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the ~~Closing~~Amendment No. 3 Effective Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.07); provided that (x) such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings, synergies and operating expense reductions included pursuant to this clause (l), taken together with the aggregate amount included pursuant to Section 1.07(3) with respect to Permitted Acquisitions, shall not exceed 15% of Acquired EBITDA in any Test Period (prior to giving effect to Section 1.07(3) or this clause (l)); plus

• extraordinary, non-recurring or unusual losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses) restructuring costs, charges, accruals or reserves (including, without limitation, restructuring and integration costs related to acquisitions, facility closures, workforce reductions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); plus

• any payments in the nature of compensation or expense reimbursement made to independent board members; plus

• internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus

• any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); plus

• earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

• Transaction Expenses;

provided, that the aggregate amount of any amounts added back to Consolidated Maintenance EBITDA pursuant to clauses (f), (l) (m) and (n) above shall not exceed 15% of Consolidated Maintenance EBITDA (calculated without giving effect to any such addbacks) in any Test Period; and

decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Maintenance Net Income for such period:

• non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Maintenance Net Income or Consolidated Maintenance EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Maintenance Net Income in calculating Consolidated Maintenance EBITDA in accordance with this definition),

• the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned Subsidiary added to (and not deducted from) Consolidated Maintenance Net Income in such period,

• any net income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) and

• extraordinary, non-recurring or unusual gains.

For the avoidance of doubt, Consolidated Maintenance EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.07.

“Consolidated Maintenance Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

[reserved];

the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

[reserved];

any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Maintenance Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof in respect of such period;

the Net Income for such period of any Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that any Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Maintenance Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Subsidiary thereof in respect of such period, to the extent not already included therein;

effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of any Subsidiary, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the incurrence of any Facilities or any Securitization Facility), issuance of Equity Interests (including by any direct or indirect parent of the Borrower), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Facilities or any Securitization Facility) and including, in each case, any such transaction whether consummated on, after or prior to the ~~Closing~~Amendment No. 3 Effective Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations); provided that the amount of charges or nonrecurring merger costs incurred during such period as a result of any such transaction that is not successful or consummated shall not exceed $5,000,000 in the aggregate;

accruals and reserves that are established or adjusted in connection with the Restructuring Related Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Restructuring Related Transactions, such Investment or such acquisition, in each case in accordance with GAAP;

any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;

any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Hedging Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

any non-cash rent expense;

[reserved]; and

any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures.

In addition, to the extent not already included in the Consolidated Maintenance Net Income of such Person and its Subsidiaries, Consolidated Maintenance Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

[reserved];

the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

[reserved];

any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof in respect of such period;

the Net Income for such period of any Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that any Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Subsidiary thereof in respect of such period, to the extent not already included therein;

effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

income (loss) from the early extinguishment or conversion of (a) Indebtedness or (b) any derivative instruments;

any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of any Subsidiary, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the incurrence of any Facilities), issuance of Equity Interests (including by any direct or indirect parent of the Borrower), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Facilities) and including, in each case, any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations); provided that the amount of charges or nonrecurring merger costs incurred during such period as a result of any such transaction that is not successful or consummated shall not exceed $5,000,000 in the aggregate;

accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case in accordance with GAAP;

any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;

any non-cash gain (loss) attributable to the mark to market movement in the valuation of any derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

any non-cash rent expense;

[reserved];

any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and

[reserved].

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case secured by a lien on the assets of the Borrower or any of its Subsidiaries; provided, Consolidated Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness; provided, Consolidated Total Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other monetary obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

to purchase any such primary obligation or any property constituting direct or indirect security therefor;

to advance or supply funds:

• for the purchase or payment of any such primary obligation or

• to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower or other companies.

“Corrective Extension Amendment” has the meaning specified in Section 2.16(6).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Costa Rican Guarantor” means Superior Industries International Production, S.R.L.

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.27.

“Credit Extension” means a Borrowing.

“Cure Amount” has the meaning specified in Section 8.04(1).

“Cure Expiration Date” has the meaning specified in Section 8.04(1)(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“DB Factor” means Deutsche Bank AG New York Branch and/or its Affiliates and branches.

“DB Factoring Agreement” means each of (i) the DB Factoring Agreement (North America) and (ii) the DB Factoring Agreement (Europe).

“DB Factoring Agreement (Europe)” means that certain Factoringvertrag, dated as of September 29, 2023, by and between Superior Industries Production (Poland) Sp. z o.o. and PB Factoring GmbH, as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or modified from time to time.

“DB Factoring Agreement (North America)” means that certain Amended and Restated Receivables Purchase Agreement between Superior Industries North America, S. de R.L. de C.V., Superior Industries Trading de Mexico, S. de R.L. de C.V., each additional seller party thereto from time to time, Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas, as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or modified from time to time.

“DB Factoring Arrangement” means one or more factoring arrangements by and among the Borrower and/or its Subsidiaries and one or more DB Factors, including any arrangements evidenced by the DB Factoring Agreement.

~~“DB Factor” means Deutsche Bank AG New York Branch and/or its Affiliates and branches.~~

“DB Factoring Collection Account” means the “Purchaser Collection Account” as defined in the DB Factoring Agreement (North America), which DB Factoring Collection Account (i) is required pursuant to the DB Factoring Agreement (North America) to be subject to the Liens and sole control of the applicable DB Factor, (ii) secures Receivables Financing Obligations in respect of the applicable DB Factoring Arrangement and (iii) exclusively holds the proceeds of receivables purchased by a DB Factor pursuant to the applicable DB Factoring Arrangement.

“Declined Proceeds” has the meaning specified in Section 2.05(2)(g).

“Debt Fund Affiliate” means any Affiliate of an Investor that is a bona fide diversified debt fund that is not (a) a natural person or (b) the Borrower or any Subsidiary of the Borrower; provided that the Investors shall not constitute Debt Fund Affiliates.

“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(2), any Lender that (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, within one Business Day of the date required to be funded by it hereunder, (b) has failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, either (i) admitted in writing that it is insolvent, or (ii) become subject to a Lender-Related Distress Event or (iii) become the subject of a Bail-In Action. Any determination by the Administrative Agent as to whether a Lender is a Defaulting Lender shall be conclusive absent manifest error.

“Designated Preferred Stock” means Preferred Stock issued by the Borrower ~~(other than pursuant to the Investment Agreement)~~ and designated in an Officer’s Certificate delivered to the Administrative Agent as “Designated Preferred Stock”; provided that, with respect to any such designation as “Designated Preferred Stock” on or after the Amendment ~~and Restatement~~No. 3 Effective Date, as of the date of designation thereof, (a) (i) the Secured Net Leverage Ratio for the Test Period immediately preceding the date on which such Preferred Stock is issued

(without netting any cash proceeds thereof) would not be greater than 2.00 to 1.00 and (ii) the aggregate principal amount of all outstanding Secured Indebtedness on the date on which such Preferred Stock is issued would not be greater than $350 million and (b) the Interest Coverage Ratio for the Test Period immediately preceding the date upon which such Preferred Stock is issued would be at least 2.00 to 1.00.

“Dilution Account” means the “Collateral Account” as defined in the DB Factoring Agreement (North America), which Dilution Account (A) is required pursuant to the DB Factoring Agreement (North America) to be subject to the Liens and sole control of the applicable DB Factor and (B) secures Receivables Financing Obligations in respect of applicable DB Factoring Arrangement permitted pursuant to Section 7.02(b)(25); provided that, (x) the balances in any Dilution Account shall not, at any time on or after the Amendment No. ~~2~~3 Effective Date, exceed 10% of the “Facility Amount” as defined in the DB Factoring Agreement (North America) and (y) the aggregate balances in all Dilution Accounts shall not, at any time on or after the Amendment No. ~~2~~3 Effective Date, exceed $2,500,000.

“Discharge” means, with respect to any Indebtedness, the repayment, prepayment, repurchase (including pursuant to an offer to purchase), redemption, defeasance or other discharge of such Indebtedness, in any such case in whole or in part.

“Disposition” has the meaning set forth in the definition of “Asset Sale.”

“Disqualified Institution” means (a) any competitor of the Borrower or its Subsidiaries identified in writing by or on behalf of the Borrower to (i) the Administrative Agent on or prior to the ~~Closing~~Amendment No. 3 Effective Date or (ii) the Administrative Agent from time to time after the ~~Closing~~Amendment No. 3 Effective Date, (b) those particular banks, financial institutions, other institutional lenders and other Persons identified by the Borrower to the Administrative Agent on or prior to the ~~Closing~~Amendment No. 3 Effective Date (or related funds of any such Persons) and (c) any Affiliate of the entities described in the preceding clauses (a) or (b) that are either (x) reasonably identifiable as such or associated on the basis of their name or (y) are identified as such in writing by or on behalf of the Borrower to (i) the Administrative Agent on or prior to the ~~Closing~~Amendment No. 3 Effective Date or (ii) the Administrative Agent from time to time after the ~~Closing~~Amendment No. 3 Effective Date (other than bona fide diversified debt funds); provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender) shall be deemed to not be a Disqualified Institution hereunder. The identity of Disqualified Institutions may be communicated by the Administrative Agent to a Lender upon request, but will not be otherwise posted or distributed to any Person.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the then Latest Maturity Date or the date the Loans are no longer outstanding and the Commitments have been terminated; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries or any other entity in which the Borrower or any Subsidiary of the Borrower has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any Subsidiary of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated Total Debt, Consolidated First Lien Secured Debt or Consolidated Secured Debt, as applicable, will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Borrower.

“Distressed Person” shall have the meaning provided in the definition of the term Lender-Related Distress Event.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any currency other than U.S. Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined in respect of the most recent ~~R~~revaluation ~~D~~date) for the purchase of Dollars with such currency.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Payment Amount” has the meaning specified in Section 2.05(2)(a).

“ECF Payment Date” has the meaning specified in Section 2.05(2)(a).

“ECF Percentage” has the meaning specified in Section 2.05(2)(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eldridge” means Eldridge Capital Management, LLC together with its affiliates and funds managed and/or advised by them.

“Eligible Assignee” has the meaning specified in Section 10.07(a).

“Eligible ~~Assignee~~Lender” has the meaning specified in Section 10.07(~~a~~b)(vi).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and sub-surface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability or Environmental Law (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equal Priority Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (a) the Closing Date Intercreditor Agreement, (b) an intercreditor agreement substantially in the form of Exhibit G-1 or (c) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall (x) provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies) and (y) provide for the priority of the Obligations in right of payment relative to such other Indebtedness in a manner no less favorable in any material respect than the provisions set forth in the form attached hereto as Exhibit G-1, in each case, with such modifications thereto as the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower may agree.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Equity Offering” means any public or private sale of common equity or Preferred Stock of the Borrower (excluding Disqualified Stock), other than:

public offerings with respect to the Borrower’s common equity registered on Form S-4 or Form S-8; and

issuances to any Subsidiary of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement in writing of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code) with respect to a Pension Plan, whether or not waived; (h) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (i) the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code with respect to any Pension Plan; (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (k) the occurrence of a nonexempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.

“Erroneous Payment” has the meaning specified in Section 9.10(1).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.10(4).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.10(4).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.10(4).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.10(4).

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro” or “euro” or “€” shall mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Event of Default” has the meaning specified in Section 8.01.

~~“Excess Cash Flow” means, for any period, an amount equal to the excess of:~~

~~(1) the sum, without duplication, of:~~

~~(a) Consolidated Maintenance Net Income of the Borrower for such period,~~

~~(b) an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Maintenance Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items related to bonuses or other non-cash accruals or reserves taken in the ordinary course of business consistent with GAAP, in any case, in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,~~

~~(c) decreases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) and, without duplication, decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue (except as a result of the reclassification of items from short-term to long-term or vice versa), in each case, for such period (other than any such decreases or increases, as applicable, arising from acquisitions or Asset Sales outside the ordinary course of assets by the Borrower or any Subsidiary of the Borrower during such period or the application of recapitalization or purchase accounting),~~

~~(d) [reserved];~~

~~(e) the amount deducted as tax expense in determining Consolidated Maintenance Net Income to the extent in excess of cash taxes paid in such period and~~

~~(f) [reserved]; over~~

~~(2) the sum, without duplication, of:~~

~~(a) an amount equal to the amount of all non-cash credits (including, to the extent constituting non-cash credits, amortization of deferred revenue acquired as a result of any Permitted Acquisition or other investment permitted hereunder) included in arriving at such Consolidated Maintenance Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(b) above) and cash losses, charges (including any reserves or accruals for potential cash charges in any future period), expenses, costs and fees excluded by virtue of the definition of “Consolidated Maintenance Net Income,”~~

~~(b) [reserved],~~

~~(c) the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries (including, without limitation, (i) the principal component of payments in respect of Capitalized Lease Obligations, (ii) payments and redemptions of Permitted Ratio Debt and the Senior Notes (or any Indebtedness representing Refinancing Indebtedness of any of the foregoing in accordance with the corresponding provisions of the governing documentation thereof), in each case to the extent such payments are permitted hereunder and actually made, and (iii) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and mandatory prepayment of Term Loans pursuant to Section 2.05(2)(b), and any mandatory Discharge of any Indebtedness representing Refinancing Indebtedness of any of the foregoing in accordance with the corresponding provisions of the governing documentation thereof, in each case, to the extent required due to an Asset Sale or Casualty Event that resulted in an increase to Consolidated Maintenance Net Income for such period and not in excess of the amount of such increase, but excluding (x) all optional prepayments of Term Loans (which shall be deducted from Excess Cash Flow pursuant to Section 2.05(2)(a)), (y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (z) payments on any~~

~~Subordinated Indebtedness, except in each case to the extent permitted to be paid pursuant to Section 7.05) made during such period, and other than Investments in the Borrower or any of its Subsidiaries, in each case, except to the extent financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Subsidiary of the Borrower (unless such Indebtedness has been repaid),~~

~~(d) [reserved];~~

~~(e) increases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa) and, without duplication, increases in long-term accounts receivable and decreases in the long-term portion of deferred revenue (except as a result of the reclassification of items from short-term to long-term or vice versa), in each case, for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Asset Sales outside the ordinary course by the Borrower or any Subsidiary of the Borrower during such period or the application of recapitalization or purchase accounting),~~

~~(f) cash payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Maintenance Net Income,~~

~~(g) without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, the amount of cash consideration paid by the Borrower and its Subsidiaries (on a consolidated basis) in connection with Capital Expenditures and investments made during such period (including Permitted Acquisitions, investments constituting Permitted Investments and investments made pursuant to Section 7.05, but other than Investments in cash and Cash Equivalents), except to the extent such Capital Expenditures or investments, in each case, were financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any of its Subsidiaries (unless such Indebtedness has been repaid),~~

~~(h) [reserved],~~

~~(i) the aggregate amount of expenditures (including expenditures for the payment of financing fees) paid in cash during such period to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Maintenance Net Income, except to the extent such expenditures were financed with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) of the Borrower or any Subsidiary of the Borrower (unless such Indebtedness has been repaid),~~

~~(j) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are made in connection with any prepayment or redemption of Indebtedness to the extent (x) such premium, make-whole or penalty payments were not expensed during such period or are not deducted in calculating Consolidated Maintenance Net Income and (y) such prepayments or redemptions reduced Excess Cash Flow pursuant to clause (2)(c) above or reduced the mandatory prepayment required by Section 2.05(2)(a),~~

~~(k) [reserved],~~

~~(l) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Maintenance Net Income for such period,~~

~~(m) cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Maintenance Net Income, and~~

~~(n) any fees, expenses or charges incurred during such period (including the Transaction Expenses), or any amortization thereof for such period, in connection with any acquisition, investment, disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement, the other Loan Documents, any indenture governing the Senior Notes, any Preferred Stock and documents related to the foregoing and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful.~~

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” has the meaning specified in the Preliminary Statements.

“Exchange Rate” means on any day with respect to any currency other than U.S. Dollars, the rate at which such currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters “FXFIX” Page for such currency; in the event that such rate does not appear on any Reuters “FXFIX” Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of U.S. Dollars for delivery two Business Days later.

“Excluded Account” means (a) any deposit account or securities account established (or otherwise maintained) by any Loan Party as to which the average monthly end-of-day balance does not exceed $500,000, individually, or $2,000,000 in the aggregate for all such deposit accounts and securities accounts, (b) any Deposit Account or Securities Account consisting solely of Tax and Trust Funds, (d) any deposit account that is a zero balance account, (e) the Dilution Account (including the cash and Cash Equivalents held therein) and (f) the DB Factoring Collection Account (including the cash and Cash Equivalents held therein to the extent relating to receivables and related assets sold, conveyed, pledged, factored or transferred pursuant to the terms of the applicable DB Factoring Arrangement).

“Excluded Assets” means (i) any fee-owned real property (other than Material Real Property) and any leasehold interest in real property, (ii) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or a similar filing in a foreign jurisdiction, (iii) all commercial tort claims that are not expected to result in a judgment or settlement payment in excess of $5.0 million (as determined by the Borrower in good faith), (iv) any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether Federal, State, Provincial or otherwise) to the extent a security interest therein is prohibited or restricted thereby or requires any consent or authorization from a Governmental Authority not obtained (without any requirement to obtain such consent or authorization) other than to the extent such prohibition or restriction is ineffective under the UCC or other applicable Law notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law, (v) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable Law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition), (y) would cause the destruction, invalidation or abandonment of such asset under applicable Law (solely with respect to any intellectual property), or (z) requires any consent, approval, license or other authorization of any third party (other than the Borrower or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the ~~Closing~~Amendment No. 3 Effective Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or Governmental Authority not obtained (without any requirement to obtain such consent, approval, license or other authorization after giving effect to the anti-assignment provisions of the UCC or similar provisions under other applicable Law, (vi) margin stock and Equity Interests in any Person other than the Borrower and Subsidiaries, (vii) Equity Interests in Immaterial Subsidiaries and Excluded Subsidiaries, (viii) any

Excluded Accounts, (ix) any lease, license or agreement (not otherwise subject to clause (iv) above) or any property that is subject to a purchase money security interest or similar arrangement, in each case permitted by this Agreement, to the extent that a grant of a security interest therein (x) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law or (y) would require governmental or regulatory approval, consent or authorization not obtained (without any requirement to obtain such approval, consent or authorization), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition), (x) letter of credit rights, except to the extent the security interest therein is accomplished by the filing of a UCC financing statement or a similar filing in a foreign jurisdiction, (xi) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (xii) assets (including, without limitation, Equity Interests) where the burden or cost (including any adverse tax consequences) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Lenders afforded thereby as reasonably determined between the Borrower and the Administrative Agent, and (xiii) any assets to the extent a security interest in such assets or perfection thereof would result in material adverse tax consequences to the Borrower or any Guarantor as reasonably determined by the Borrower in good faith, in consultation with the Administrative Agent (it being understood and agreed that assets of Loan Parties organized in any Applicable Jurisdiction shall not constitute “Excluded Assets” on the basis of this clause (xiii)).

“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them:

any Subsidiary that is not a direct or indirect, Subsidiary of the Borrower or a Guarantor,

any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law or by Contractual Obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the ~~Closing~~Amendment No. 3 Effective Date (or, with respect to any Subsidiary acquired by the Borrower or a Guarantor after the ~~Closing~~Amendment No. 3 Effective Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty (including any Broker-Dealer Regulated Subsidiary) or if such Guaranty would require governmental (including regulatory) or third party (other than any Loan Party or their respective Subsidiaries) consent, approval, license or authorization unless such consent, approval, license or authorization has been obtained, any Captive Insurance Subsidiary or not-for-profit Subsidiary,

any special purpose vehicle (or similar entity) that engages in a Qualified Securitization or any Securitization Subsidiary,

any Subsidiary that is not a Material Subsidiary,

any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lenders therefrom, and any Subsidiary that is unable to provide a Guaranty as a result of the application of the Agreed Security Principles.

“Excluded Swap Obligation” means, with respect to any Loan Party, (a) any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (each such obligation, a “Swap Obligation”), if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.02 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation, or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Party is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation, or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and hedge counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to each Agent and each Lender,

any tax imposed on (or measured by) such Agent or Lender’s net income (however denominated) and franchise tax, in each case, imposed by a jurisdiction as a result of such Agent or Lender being organized under the laws of or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or sold or assigned an interest in, any Loan or Loan Document, any tax imposed to the extent such Taxes are (i) a direct or indirect consequence of any Payment Recipient having the benefit of security over or relating to German real estate or (ii) imposed under or pursuant to Section 50a paragraph 7 German Income Tax Act, or (iii) imposed or withheld under or pursuant to the Defence against Tax Havens Act (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb und zur Änderung weiterer Gesetze) as amended from time to time due to the payment being made to a Lender which is tax resident in a so-called non-cooperative jurisdiction (nicht kooperatives Steuerhoheitsgebiet).

any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any jurisdiction described in clause (1),

any U.S. federal tax that is withheld or required to be withheld on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than an assignment made pursuant to Section 3.07(a)), or (ii) designates a new Lending Office except, in the case of a Lender that designates a new Lending Office or is an assignee, to the extent that such Lender (or its assignor, if any) ~~was~~is entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal tax pursuant to Section 3.01, any withholding tax attributable to such Lender’s failure to comply with Section 3.01(3),

any withholding taxes imposed under FATCA, and

any interest, additions to taxes and penalties with respect to any taxes described in clauses (1) through (6) of this definition.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing Term Loan Class” has the meaning specified in Section 2.16(1).

“Existing Term Loans” has the meaning specified in Section 2.01(1).

“Exit Premium” has the meaning specified in Section 2.09(2).

“Extended Term Loans” has the meaning specified in Section 2.16(1).

“Extending Lender” means an Extending Term Lender.

“Extending Term Lender” has the meaning specified in Section 2.16(3).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.16(4).

“Extension Election” has the meaning specified in Section 2.16(3).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.

“Extension Request” means any Term Loan Extension Request.

“Extension Series” means any Term Loan Extension Series.

“Facilities” means the Amendment ~~and Restatement Date Term Loans, the Amendment No. 2 Delayed Draw~~No. 3 Term Loans, a given Class of Other Term Loans, a given Extension Series of Extended Term Loans, a given Class of Incremental ~~Term~~ Loans or a given Class of Replacement Loans, as the context may require, and “Facility” means any of them.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the ~~Closing~~Amendment No. 3 Effective Date (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with) (and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof), any applicable intergovernmental agreement entered into in respect thereof, and any provision of law or administrative guidance implementing or interpreting such provisions, including any agreements entered into pursuant to any such fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and Section 1471(b)(1) of the Code as of the ~~Closing~~Amendment No. 3 Effective Date (or any amended or successor version described above).

~~“FCA” has the meaning specified in Section 3.03(2).~~

“FCPA” has the meaning specified in Section 5.17.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the

NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the Fee Letter, dated as of the Amendment and Restatement Date, between the Administrative Agent and the Borrower.

“Financial Covenant” has the meaning specified in Section 7.12(2).

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(2).

“Financial Maintenance Covenant” has the meaning specified in Section 7.12(2).

“Financial Officer” means, with respect to a Person, the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of such Person, as appropriate.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Secured Debt outstanding as of the last day of such Test Period, minus, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries or (y) are restricted in favor of the Super-Priority Revolving Credit Facility and/or the Facilities (which may also secure other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Facilities) to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“First Lien Obligations” means the Obligations, the Super-Priority Revolving Obligations, any Permitted Euro Revolving Indebtedness and other Indebtedness that are, or purported to be, secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the Amendment and Restatement Date Term Loans and the Amendment No. ~~2 Delayed Draw~~3 Term Loans. For the avoidance of doubt, “First Lien Obligations” shall include the Amendment ~~and Restatement Date Term Loans, the Amendment No. 2 Delayed Draw~~No. 3 Term Loans and the Super-Priority Revolving Loans.

“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated Maintenance EBITDA to (b) the sum of, without duplication, cash Taxes, Capital Expenditures, Consolidated Interest Expense, scheduled payments of principal paid in cash and Restricted Payments paid in cash to the holders of any Preferred Stock.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“floor” means, with respect to any reference rate of interest, any fixed minimum amount specified for such rate.

“Floor” means the benchmark rate floor provided in this Agreement initially (as of the date of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for ~~(i)~~ each ~~Term Loan (other than any Amendment No. 2 Delayed Draw Term Loan) bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR shall be 2.50% and (ii) each Amendment~~

~~No. 2 Delayed Draw~~ Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR shall be 3.50%.

“Foreign Asset Sale” has the meaning specified in Section 2.05(2)(h).

“Foreign Casualty Event” has the meaning specified in Section 2.05(2)(h).

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Subsidiary of the Borrower with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and its Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. Notwithstanding any other provision contained herein the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with the definition of Capitalized Lease Obligations and Attributable Indebtedness, respectively.

Notwithstanding the foregoing, if at any time any change occurs after the ~~Closing~~Amendment No. 3 Effective Date in GAAP or in the application thereof on the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, and the Borrower shall so request (regardless of whether any such request is given before or after such change), the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP; provided further that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“German StaRUG” means the German Act on the stabilization and restructuring framework for businesses (Gesetz über den Stabilisierungs- und Restrukturierungsrahmen für Unternehmen (Unternehmensstabilisierungs- und -restrukturierungsgesetz - StaRUG)).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorizations” means all permits, authorizations, certificates, waivers, concessions, exemptions, orders and other and approvals issued by or obtained from a Governmental Authority by the Borrower or any of its Subsidiaries, and in effect as of the ~~Closing~~Amendment No. 3 Effective Date.

“Granting Lender” has the meaning specified in Section 10.07(h).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the ~~Closing~~Amendment No. 3 Effective Date or entered into in connection with the Restructuring Related Transactions or any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in clause (2) of the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower may, in its sole discretion, cause any Subsidiary that is not required to be a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a joinder to the Guaranty (substantially in the form provided therein or as the Administrative Agent, the Borrower and such Guarantor may otherwise agree), and any such Subsidiary shall be a Guarantor hereunder for all purposes; provided that (i) in the case of any Subsidiary organized in a foreign jurisdiction, the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Subsidiary and (ii) the Administrative Agent shall have received at least two (2) Business Days prior to the effectiveness of such joinder all documentation and other information in respect of such Guarantor required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

“Guaranty” means (a) the Guaranty dated as of the Closing Date, made by each Guarantor in favor of the Administrative Agent for the benefit of the Lenders, (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11 and (c) each other guaranty and guaranty supplement delivered by any Subsidiary pursuant to the second sentence of the definition of “Guarantor.”

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants and contaminants and chemicals in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes, to the extent any of the foregoing are regulated pursuant to, or can form the basis for liability under, any Environmental Law.

“Hedge Agreement” has the meaning set forth in the Super-Priority Revolving Credit Agreement.

“Hedging Obligations” has the meaning set forth in the Super-Priority Revolving Credit Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning specified in Section 2.14(6).

“Incremental Amounts” has the meaning specified in clause (1) of the definition of Refinancing Indebtedness.

“Incremental Commitments” has the meaning specified in Section 2.14(1).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(4).

“Incremental Lenders” has the meaning specified in Section 2.14(3).

“Incremental Loan” has the meaning specified in Section 2.14(2).

“Incremental Loan Request” has the meaning specified in Section 2.14(1).

“Indebtedness” means, with respect to any Person, without duplication:

any indebtedness (including principal and premium) of such Person, whether or not contingent:

• in respect of borrowed money;

• evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

• representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

• representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:

Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,

reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn), obligations under or in respect of Qualified Securitization Facilities; provided, however, for the purposes of determining the Total Net Leverage Ratio, only amounts outstanding under any Qualified Securitization Facilities in excess of $125.0 million shall constitute Indebtedness, accrued expenses,

deferred or prepaid revenues, and

asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care);

provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.09.

~~“Initial Draw” has the meaning specified in the Preliminary Statements.~~

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means the Amended and Restated Intercompany Note, dated as of the ~~Closing~~Amendment No. 3 Effective Date, executed by ~~the Borrower~~Holdings and each Subsidiary of ~~the Borrower~~Holdings party thereto.

“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement(s), Junior Lien Intercreditor Agreement(s) or Junior Lien Equal Priority Intercreditor Agreement that may be executed from time to time.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such Test Period to (b) (i) Consolidated Interest Expense or (ii) solely for the purposes of determining the Interest Coverage Ratio in connection with Indebtedness permitted to be incurred pursuant to Section 7.02, the proceeds of which are substantially concurrently used by the Borrower to redeem or exchange for any outstanding Preferred Stock, Consolidated Cash Interest Expense, in each case, of the Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class.

“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Term Benchmark Loan is a part; and

no tenor that has been removed from this definition pursuant to Section 3.03(5) shall be available for specification in such Committed Loan Notice.

~~“Investment Agreement” means, collectively, (i) the Investment Agreement between TPG Growth III Sidewall, L.P. and the Borrower dated as of March 22, 2017, and (ii) the Certificate of Designations as defined and referred to therein, in each case, as amended, restated or otherwise modified from time to time in a manner not materially adverse to the Administrative Agent and the Lenders.~~

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Borrower.

“Investment Grade Securities” means:

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among ~~the Borrower~~Holdings and its Subsidiaries;

investments in any fund that invests substantially all of its assets in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and

corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Subsidiary in respect of such Investment.

“Investor” means ~~TPG Capital, L.P. and any of its~~each of Oaktree, Eldridge, TCW, Blue Torch, Arini and any of their Affiliates and/or any funds or partnership managed or advised by any ~~of TPG Capital, L.P.~~such entity or any of its Affiliates ~~but not including, however, any portfolio company of any of the foregoing and any of its permitted assignees under the Investment Agreement~~.

“Invoice Restrictions” has the meaning set forth in the Monthly Factoring Report.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means Internal Revenue Service of the United States.

“Junior Debt Condition” means, as of any date of determination, that (a) the Secured Net Leverage Ratio for the Test Period most recently ended, on a pro forma basis, does not exceed 2.00 to 1.00 and (b) the aggregate principal amount of all outstanding Secured Indebtedness would not be greater than $350 million.

“Junior Lien Debt” has the meaning specified in clause (39) of the definition of Permitted Liens.

“Junior Lien Equal Priority Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement and junior or equal in priority to Liens on the Collateral securing Junior Lien Debt, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower acting together in good faith, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority or junior to the Liens on the Collateral securing Junior Lien Debt permitted under this Agreement and shall rank junior in priority to the Liens on the Collateral securing First Lien Obligations under this Agreement, in each case, with such modifications thereto as the Administrative Agent (acting at the direction of the Supermajority Lenders) and the Borrower may agree.

“Junior Lien Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, at the option of the Borrower and the Administrative Agent acting together in good faith, either (a) an intercreditor agreement substantially in the form of Exhibit G-2 or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the First Lien Obligations under this Agreement, in each case with such modifications thereto as the Administrative Agent (acting at the direction of the Supermajority Lenders) and the Borrower may agree.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Other Loan, any Replacement Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Holiday” means Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as context requires (including for purposes of the definition of “Secured Parties”), each of which is referred to herein as a “Lender.” For the avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment in respect of Replacement Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment in respect of Replacement Loans shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Amendment ~~and Restatement~~No. 3 Effective Date, Schedule 2.01 sets forth the name of each Lender. Notwithstanding the foregoing, no Disqualified Institution that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Institutions from becoming Lenders) without the Borrower’s written consent shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings; provided that the Loans of any such Disqualified Institution shall not be excluded for purposes of making a determination of Required Lenders or Supermajority Lenders if the action in question affects such Disqualified Institution in a disproportionately adverse manner than its effect on the other Lenders; provided, further, that if any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (v) of Section 10.07(b) the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

“Lender-Related Distress Event” means, with respect to any Lender or any direct or indirect parent company of such Lender (each, a “Distressed Person”), (a) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or (d) that such Distressed Person becomes the subject of a Bail-in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any direct or indirect parent company of a Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, land charge, charge, assignment or transfer for security purposes, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other (extended) title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Limited Condition Transactions” means any (1) Permitted Acquisition or other investment permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Liquidity” means, as of any date of determination, (a) the sum as of such date of (x) the aggregate amount of the commitments under the Super-Priority Revolving Credit Facility (including the aggregate revolving commitments with respect to any Permitted Euro Revolving Indebtedness) (or any Refinancing Indebtedness in respect thereof) minus (y) the aggregate principal amount of the outstanding revolving loans under the Super-Priority Revolving Credit Facility and any outstanding revolving loans in respect of any Permitted Euro Revolving Indebtedness (or any Refinancing Indebtedness in respect thereof) and, in each case, the face amount of any letters of credit issued thereunder (less any reimbursed amounts), plus (b) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries.

“Loan” means an extension of credit under Article II by a Lender to the Borrower in the form of a Term Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment in respect of Replacement Loans, (d) Amendment No. ~~2~~3, (e) the Guaranty, (f) the Collateral Documents, and (g) the Intercreditor Agreements.

“Loan Increase” means a Term Loan Increase.

“Loan Parties” means, collectively, (a) the Borrower and (b) each Guarantor.

“Maintenance Liquidity” means , as of any date of determination, (a) the sum as of such date of (x) the aggregate amount of the commitments under the Super-Priority Revolving Credit Facility (including the aggregate revolving commitments with respect to any Permitted Euro Revolving Indebtedness) (or any Refinancing Indebtedness in respect thereof) minus (y) the aggregate principal amount of the outstanding revolving loans under the Super-Priority Revolving Credit Facility and any outstanding revolving loans in respect of any Permitted Euro Revolving Indebtedness (or any Refinancing Indebtedness in respect thereof) and, in each case, the face amount of any letters of credit issued thereunder (less any reimbursed amounts) plus (b) the “Adjustment to Liquidity” as set forth in the most recently delivered Monthly Factoring Report plus (c) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries.

“Make-Whole Amount” means as of any date of determination ~~(i) 2.00% of the outstanding principal amount of the Term Loan so prepaid, plus (ii)~~, the present value of all remaining scheduled interest payments which would have otherwise been payable and due on such Loans from such date and through the ~~first~~fifth anniversary of the Amendment ~~and Restatement~~No. 3 Effective Date (excluding accrued but unpaid interest to, but not including, the prepayment date, which accrued but unpaid interest shall be paid in kind and capitalized to the principal balance of the Amendment No. 3 Term Loans), computed using a discount rate equal to the Treasury Rate (determined as of the Business Day prior to such date of prepayment) plus 0.50%; provided that the Make-Whole Amount shall only be payable with respect to any prepayment of the Term Loan occurring prior to the ~~first~~fifth anniversary of the Amendment ~~and Restatement~~No. 3 Effective Date.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.

“Material Asset” means any intellectual property or other asset of the Borrower and its Subsidiaries that is included in the Collateral and is material to the business of the Borrower and its Subsidiaries (taken as a whole), as determined by the Borrower in good faith.

“Material Real Property” means any fee-owned real property owned by any Loan Party with a fair market value in excess of $10.0 million, on the ~~Closing~~Amendment No. 3 Effective Date (if owned by a Loan Party on the ~~Closing~~Amendment No. 3 Effective Date) or at the time of acquisition (if acquired by a Loan Party after the ~~Closing~~Amendment No. 3 Effective Date); provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets (excluding for this purpose clause (i) of the definition of “Excluded Assets”).

“Material Subsidiary” means, as of the ~~Closing~~Amendment No. 3 Effective Date and thereafter at any date of determination, each Subsidiary of the Borrower (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Subsidiaries of such Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of ~~the Borrower~~Holdings and the Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Subsidiaries of such Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of ~~the Borrower~~Holdings and the Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the ~~Closing~~Amendment No. 3 Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) when combined with Subsidiaries the equity interests of which are Excluded Assets solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Subsidiaries of such Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of ~~the Borrower~~Holdings and the Subsidiaries as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of the Subsidiaries of such Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of ~~the Borrower~~Holdings and the Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries (to the extent applicable). At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made by the Borrower in good faith based on the financial statements most recently delivered to the Administrative Agent in accordance with Section ~~4.01(2) and Section~~ 6.01(1).

“Maturity Date” means (i) with respect to the Amendment ~~and Restatement Date~~No. 3 Term Loans, the ~~sixth~~fifth anniversary of the ~~Closing~~Amendment No. 3 Effective Date ~~(the “Original Term Loan Maturity Date”)~~, (ii) with respect ~~to the Amendment No. 2 Delayed Draw Term Loans, the first anniversary of the Amendment No. 2 Effective Date, (iii) with respect~~ to any Other Term Loans, the final maturity date as specified in the applicable Refinancing Amendment, (~~iv~~iii) with respect to any Class of Replacement Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Loans and (~~v~~iv) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.11.

~~“Merger Agreement” means that certain Agreement and Plan of Merger or other agreement or arrangement for an acquisition (via merger, stock purchase, consolidation, purchase of assets or otherwise) of the Borrower that is entered into by and among the Borrower and a buyer that is formed by the Administrative Agent and certain Lenders or affiliates of the Administrative Agent and certain Lenders.~~

“Mexican Pesos” means the lawful currency of Mexico.

~~“Mexico” means the United Mexican States.~~

“Mexican Subsidiaries” means any direct or indirect Subsidiary of the Borrower that is incorporated or organized under the laws of Mexico.

“Mexico” means the United Mexican States.

“MFN Provision” has the meaning specified in Section 2.14(5)(b).

~~“Milestones” has the meaning specified in Section 6.17.~~

“Monthly Factoring Report” means a report substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Moody’s” means Moody’s Ratings and any successor to its rating agency business.

“Mortgage Policies” has the meaning specified in Section 6.11(2)(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, including such modifications as may be required by local laws, pursuant to Section 6.13(2) and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Section 6.11.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

with respect to any Asset Sale or any Casualty Event, the aggregate cash and Cash Equivalents received by the Borrower or any Guarantor in respect of any Asset Sale or Casualty Event, net of the costs relating to such Asset Sale or Casualty Event, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable Law, brokerage and sales commissions, title insurance premiums, related search and recording charges, survey costs and mortgage recording tax paid in connection therewith, all dividends, distributions or other payments required to be made to minority interest holders in Guarantors as a result of any such Asset Sale or Casualty Event by a Guarantor, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Borrower or any Guarantor, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by the Borrower or any Guarantor, in either case in respect of such Asset Sale or Casualty Event, any relocation expenses incurred as a result thereof, costs and expenses in connection with unwinding any Hedging Obligation in connection therewith, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than the First Lien Obligations and Indebtedness secured by Liens that are expressly subordinated to the Liens securing the Obligations) secured by a Lien on such assets and required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any Guarantor as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any Guarantor after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; and

with respect to the incurrence or issuance of any Indebtedness by ~~the Borrower~~Holdings or any Subsidiary, any Permitted Equity Issuance by ~~the Borrower~~Holdings or any contribution to the common equity capital of ~~the Borrower~~Holdings, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by ~~the Borrower~~Holdings or such Subsidiary in connection with such incurrence or issuance.

“New Money Term Loans” shall have the meaning provided in the definition of Amendment No. 3 Term Loans.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Borrower and the Guarantors.

“Note” means a Term Note.

“Notice of Intent to Cure” has the meaning specified in Section 8.04.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Oaktree” means certain funds and accounts managed by Oaktree Capital Management, L.P. and the entities owned by such funds and accounts that are as of any date of determination Lenders hereunder pursuant to the terms herein.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including Erroneous Payment Subrogation Rights), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, premiums (including the ~~Payment Premium and~~ Exit Premium and Make-Whole Amount) and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, premiums, and other amounts are allowed claims in such proceeding.

Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“OFAC” has the meaning specified in Section 5.17.

“Officer’s Certificate” means a certificate signed on behalf of a Person by a Responsible Officer of such Person.

“OID” means original issue discount.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. Counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

“ordinary course of business” means activity conducted in the ordinary course of business of the Borrower and any Subsidiary.

“Organizational Documents” means

with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement;

with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity;

with respect to any Loan Party incorporated in the Netherlands, an up-to-date extract of the chamber of commerce;

with respect to any Loan Party incorporated in Germany, up-to-date commercial register extract (Handelsregisterauszug) from the commercial register (Handelsregister), the articles of association (Satzung), the list of shareholders (Gesellschafterliste) (if applicable) and the by-laws (if any); and

with respect to any Loan Party incorporated in Mexico, means a copy of the articles of incorporation (acta constitutiva) and current by-laws (estatutos sociales vigentes).

~~“Original Credit Agreement” has the meaning specified in the Preliminary Statements.~~

~~“Original Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”~~

~~“Other Applicable ECF” means Excess Cash Flow or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.~~

“Other Applicable Indebtedness” means Indebtedness secured on a pari passu basis with the Obligations, together with Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations.

~~“Other Commitments” means Other Term Loan Commitments.~~

~~“Other Loans” means one or more Classes of Other Term Loans that result from a Refinancing Amendment.~~

“Other Applicable Net Proceeds” means Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Commitments” means Other Term Loan Commitments.

“Other Loans” means one or more Classes of Other Term Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07(a)).

“Other Term Loan Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means with respect to the Term Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

~~“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation.~~

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation.

“Pari Passu Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens.”

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

~~“Participating Dividends” has the meaning specified in the Investment Agreement.~~

“Participating Member State” shall mean each state as described in any EMU Legislation.

~~“Payment Premium” means a premium in an amount equal to (a) with respect to any prepayment of the Term Loans occurring prior to the first anniversary of the Amendment and Restatement Date, the Make-Whole Amount, (b) with respect to any prepayment of the Term Loans occurring on or after the first anniversary of the Amendment and Restatement Date but on or prior to the second anniversary of the Amendment and Restatement Date, 2.00% of the outstanding principal amount of the Term Loans so prepaid, (c) with respect to any prepayment of the Term Loans occurring on or after the second anniversary of the Amendment and Restatement Date but on or prior to the third anniversary of the Amendment and Restatement Date, 1.00% of the outstanding principal amount of the Term Loans so prepaid, and (d) thereafter, 0.0%.~~

“Payment Recipient” has the meaning assigned to it in Section 9.10(1).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” has the meaning specified in the Security Agreement.

“Permitted Acquisition” has the meaning specified in clause (3) of the definition of “Permitted Investments.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any Subsidiary of the Borrower and another Person; provided that any cash or Cash Equivalents received in connection with a Permitted Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 2.05(2)(b)(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of ~~the Borrower~~Holdings.

“Permitted Euro Revolving Indebtedness” has the meaning set forth in the Super-Priority Revolving Credit Agreement.

“Permitted Holder” means any of the Investors.

“Permitted Indebtedness” means Indebtedness permitted to be incurred in accordance with Section 7.02.

“Permitted Investments” means:

any Investment in the Borrower or any Guarantor (other than Holdings);

any Investment(s) in Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

 any Investment by the Borrower or any Guarantor (other than Holdings) in any Person that is engaged (directly or through entities that will be Subsidiaries) in a Similar Business, or in a business unit, line of business or division of such Person, if as a result of such Investment (i) such Person becomes a

Guarantor or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets or assets constituting a business unit, a line of business or a division of such Person, to, or is liquidated into, the Borrower or a Guarantor (a “Permitted Acquisition”); provided that immediately after giving pro forma effect to any such Investment, no Event of Default will have occurred and be continuing; and

• any Investment held by such Person described in the preceding clause (a); provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made in accordance with Section 7.04 or any other disposition of assets not constituting an Asset Sale;

any Investment existing on the ~~Closing~~Amendment No. 3 Effective Date or made pursuant to binding commitments in effect on the ~~Closing~~Amendment No. 3 Effective Date, in each of the foregoing cases with respect to any such Investment or binding commitment in effect on the ~~Closing~~Amendment No. 3 Effective Date in excess of $5.0 million, as set forth on Schedule 7.05, or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the ~~Closing~~Amendment No. 3 Effective Date; provided that the amount of any such Investment or binding commitment may be increased only (a) as required by the terms of such Investment or binding commitment as in existence on the ~~Closing~~Amendment No. 3 Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted hereunder;

any Investment acquired by the Borrower or any of its Subsidiaries:

• in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Borrower or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

• in satisfaction of judgments against other Persons;

• as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

• as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

Hedging Obligations permitted under Section 7.02(b)(10);

[reserved];

[reserved];

(a) guarantees of Indebtedness permitted under Section 7.02, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of Liens on the assets of the Borrower or any of its Subsidiaries in compliance with Section 7.01;

any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5), (6), (7), (9), (10), (14), or (25) of such Section);

Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or similar assets or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed (as of the date such Investment is made) $25.0 million (calculated on a pro forma basis); provided that, Investments made pursuant to this clause (13) shall not exceed $10.0 million in the aggregate per fiscal year, with unused amounts in each fiscal year being carried forward to each succeeding fiscal year; provided further, that, for the avoidance of doubt, Investments made pursuant to this clause (13) shall not exceed $25.0 million in the aggregate during the term of this Agreement;

Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Qualified Securitization Facility permitted under this Agreement (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Borrower or any of its Subsidiaries or to otherwise fund required reserves);

loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants, independent contractors and members of management not in excess of $5.0 million outstanding at any one time, in the aggregate;

loans and advances to employees, directors, officers, members of management, independent contractors and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or consistent with industry practice;

advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by the Borrower or any of its Subsidiaries;

[reserved];

Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice;

Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;

Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice;

[reserved];

Investments in non-Loan Parties, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, not to exceed (as of the date such Investment is made) $10.0 million;

Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable Law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

Investments made as part of, to effect or resulting from the Restructuring Related Transactions;

Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;

intercompany current liabilities owed to non-Loan Parties incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of the Borrower and its Subsidiaries;

[reserved];

Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 7.04;

Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”;

[reserved]; and

any other Investments if on a pro forma basis after giving effect to such Investment, the Secured Net Leverage Ratio would be equal to or less than 2.50 to 1.00 as of the last day of the Test Period most recently ended; provided, that any Investments made pursuant to this clause (33), other than Investments in (i) non-Loan Parties or (ii) joint ventures or minority Equity Interests to the extent the pledge of such joint venture or minority Equity Interests is prohibited by the governing documents thereof, shall, to the extent required by the Administrative Agent in its sole discretion, constitute Collateral and be in jurisdictions in which a security interest can be granted to the Administrative Agent for the benefit of the Secured Parties;

provided, that, notwithstanding the foregoing or anything herein to the contrary, in no event shall any Investment in Superior Industries Production Germany GmbH be permitted hereunder.

“Permitted Liens” means, with respect to any Person:

Liens created pursuant to any Loan Document;

Liens, pledges or deposits made in connection with:

• workers’ compensation laws, unemployment insurance, health, disability or employee benefits or other social security laws or similar legislation or regulations,

• insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) insurance carriers providing property, casualty or liability insurance or otherwise supporting the payment of items set forth in the foregoing clause (a) or

• bids, tenders, contracts, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regard to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities, and other obligations of like nature (including those to secure health, safety and environmental obligations) (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash, Cash Equivalents or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, contested taxes or import duties and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with industry practice;

Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction, mechanics’ or other similar Liens, landlord Liens specifically created by contract (a) for sums not yet overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or (b) being contested in good faith by appropriate actions or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review if such Liens are adequately bonded or adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or landlord’s pledge (Vermieterpfandrecht) arising by operation of German law under a lease in favor of the relevant third party landlord;

Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;

survey exceptions, encumbrances, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on Mortgage Policies insuring Liens granted on Mortgaged Properties;

Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4), (6), (13), (15), or (23) of Section 7.02(b) or, with respect to assumed Indebtedness not incurred in contemplation of the relevant acquisition, Disqualified Stock or Preferred Stock only, clause (14) of Section 7.02(b); provided that:

• Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (13) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (13) of Section 7.02(b);

• Liens securing obligations relating to Indebtedness or Disqualified Stock permitted to be incurred pursuant to such clause (23) extend only to the assets of Subsidiaries that are not Guarantors;

• Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (4) extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;

• [reserved]; and

• Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be assumed pursuant to such clause (14) are solely on acquired property or the assets of the acquired entity (other than after acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof).

Liens existing, or provided for under binding contracts existing, on the ~~Closing~~Amendment No. 3 Date on any asset of the Borrower or any of its Subsidiaries (provided that any such Lien securing obligations in an aggregate amount on the ~~Closing~~Amendment No. 3 Effective Date in excess of $5.0 million shall be set forth on Schedule 7.01);

Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

Liens on property or other assets at the time the Borrower or any of its Subsidiaries acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries (provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

Liens securing obligations in respect of Indebtedness or other obligations of a Subsidiary of the Borrower owing to the Borrower or another Subsidiary of the Borrower permitted to be incurred in accordance with Section 7.02;

Liens securing (x) Hedging Obligations (including any Hedging Obligations existing as of the ~~Closing~~Amendment No. 3 Effective Date and secured by the Collateral on a pari passu basis with the Obligations) and (y) obligations in respect of cash management services;

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

leases, subleases, licenses or sublicenses (or other agreement under which the Borrower or any of its Subsidiaries has granted rights to end users to access and use the Borrower’s or any of its Subsidiaries’

products, technologies or services) that do not either (a) materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Borrower and its Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

Liens in favor of the Borrower or any Guarantor (other than Holdings);

Liens on equipment or vehicles of the Borrower or any of its Subsidiaries granted in the ordinary course of business or consistent with industry practice;

Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility and Liens on any receivables and related assets transferred in connection with a Receivables Financing Transaction, including Liens on such receivables and related assets resulting from precautionary UCC filings or from recharacterization or any such sale as a financing or a loan;

Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (6), (7), (8), (9), (10) or this clause (19) of this definition; provided that: (a) such new Lien will be limited to all or part of the same property that was subject to the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and (b) the Indebtedness, Disqualified Stock or Preferred Stock secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness, Disqualified Stock or Preferred Stock described under such clauses (6), (7), (8), (9), (10) or this clause (19) at the time the original Lien became a Permitted Lien hereunder, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock;

deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

other Liens on assets of the Borrower or any Guarantor (other than Holdings) securing obligations of the Borrower or any Guarantor (other than Holdings) in an aggregate outstanding amount not to exceed (as of the date any such Lien is incurred) the greater of (i) $25.0 million and (ii) 15% of Consolidated EBITDA of the Borrower and its Subsidiaries determined at the time of incurrence of such Lien for the most recently ended Test Period (calculated on a pro forma basis), which, at the election of the Borrower, shall be subject to the applicable Intercreditor Agreement(s);

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(a) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (b) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (c) Liens arising by operation of law under Article 2 of the Uniform "Commercial Code;

Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(7);

Liens (a) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;

Liens that are contractual rights of setoff (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of the Borrower or any of its Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice;

Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;

any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 7.04;

the interest or title of any lessor, sublessor, licensor or sublicensor, as applicable, underground leases, subleases, licenses or sublicenses under which the Borrower or any of its Subsidiaries are the lessee, sublessee, licensee or sublicensee, as applicable, in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

[reserved];

[reserved];

any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice;

deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments (including Liens under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen));

Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;

receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

Liens on all or any portion of the Collateral (but no other assets) to secure obligations in respect of (a) Indebtedness permitted to be incurred pursuant to Section 7.02; provided that after giving pro forma effect to the incurrence of the then proposed Indebtedness (and without netting any cash received from the incurrence of such proposed Indebtedness), (i) if such Indebtedness is secured on a (x) pari passu basis with the Liens that secure the First Lien Obligations under this Agreement (“Pari Passu Lien Debt”), the First Lien Net Leverage Ratio would be no greater than 2.00 to 1.00 or (y) junior basis to the Liens that secure the First Lien Obligations (“Junior Lien Debt”), the Junior Debt Condition is satisfied and (ii) such Liens are in each case subject the applicable Intercreditor Agreement(s) and (b) any Refinancing Indebtedness in respect of Pari Passu Lien Debt or Junior Lien Debt (but subject to the foregoing clause (ii));

agreements to subordinate any interest of the Borrower or any of its Subsidiaries in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;

Liens securing Acceptable Subordinated Indebtedness, provided that (i) such Acceptable Subordinated Indebtedness is not secured by any property or assets other than the Collateral and (ii) such Liens shall rank junior to the Liens on the Collateral securing the First Lien Obligations;

Liens disclosed by the title insurance reports or policies delivered on or prior to the ~~Closing~~Amendment No. 3 Effective Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;

zoning, building and other similar land use restrictions, including site plan agreements, development agreements and contract zoning agreements;

Liens on all or any portion of the Collateral (but no other assets) securing ~~(i)~~ the Super-Priority Revolving Credit Obligations (and any Refinancing Indebtedness in respect thereof) and any Permitted Euro Revolving Indebtedness (and any Refinancing Indebtedness in respect thereof), in each case, which shall be subject to an Equal Priority Intercreditor Agreement;

Liens on the assets of Subsidiaries that are not Loan Parties securing Indebtedness or other obligations of such Subsidiaries or any other Subsidiaries that are not Loan Parties that is permitted by Section 7.02 or otherwise not prohibited by this Agreement;

Liens on assets of Subsidiaries of the Borrower that are Foreign Subsidiaries to the extent arising mandatorily under applicable Law;

Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

Liens securing any Hedg~~e~~ing Obligations of any Loan Party or Subsidiary that are permitted hereunder;

any Lien created in order to comply with the requirements of section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or of section 7e of the German Social Code IV (SGB IV);

any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement, including due to sections 22, 204 of the German Transformation Act (Umwandlungsgesetz – UmwG) or a termination of a profit and loss pooling agreement (Beherrschungs- und Gewinnabfhrungsvertrag) pursuant to section 303 of the German Stock Corporation Act (Aktiengesetz – AktG);

any Liens on the Dilution Account and any cash or Cash Equivalents held therein in favor of the applicable DB Factor under the applicable DB Factoring Arrangements; and

Liens securing the DB Factoring Debt (as defined in the Closing Date Intercreditor Agreement) on the Collateral, which Liens shall be subject to the Closing Date Intercreditor Agreement and the obligations secured thereby shall constitute “First Lien Debt” (as defined in the Closing Date Intercreditor Agreement); and

any Liens on the DB Factoring Collection Account and any cash or Cash Equivalents held therein to the extent relating to receivables and related assets sold, conveyed, pledged, factored or transferred pursuant to the terms of the applicable DB Factoring Arrangement in favor of the relevant DB Factor.

If any Liens securing obligations are incurred to refinance liens securing obligations initially incurred in reliance on a Basket measured by reference to a percentage of Consolidated EBITDA, and such refinancing would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest and other obligations payable on or with respect to such Indebtedness.

“Permitted Ratio Debt” has the meaning specified in Section 7.02(a).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means, collectively, the Pledge Agreement dated as of the Closing Date and executed by the Borrower and the Collateral Agent, together with any supplements or joinders thereto executed and delivered pursuant to Section 6.11.

“Pledged Collateral” has the meaning specified in the Security Agreement.

“Polish Bankruptcy Law” means the Bankruptcy Law of 28 February 2003 (consolidated text, Journal of Law of 2022 item 1520, as amended).

“Polish Civil Procedure Code” means the Civil Procedure Code dated 17 November 1964 (Journal of Laws of 2021 item 1805, as amended).

~~“Polish Commercial Companies Code” means the Commercial Companies Code of 15 September 2000 (consolidated text, Journal of Laws of 2022 item 1467, as amended).~~

“Polish Obligor” means Superior Industries Production Poland Sp. z o.o.

“Polish Pledge Law” means the act on registered pledge and the pledge register dated 6 December act on registered pledges dated 6 December 1996 (consolidated text, Journal of Laws of 2018 item 2017, as amended).

~~"~~“Polish Restructuring Law~~"~~” means the Restructuring Law of 15 May 2015 (consolidated text, Journal of Laws of 2021 item 1588, as amended).

~~"~~“Polish Security Agreement~~"~~” means any security agreement governed by Polish law:

“Polish Zloty” means the lawful currency of Poland.

~~“Preferred Dividends” has the meaning specified in the Investment Agreement.~~

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such financial maintenance covenant) in this Agreement that are less restrictive on the Borrower and the

Subsidiaries than those in the applicable Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans or Refinancing Indebtedness.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private-Side Information” means any information with respect to ~~the Borrower~~Holdings and its Subsidiaries that is not Public-Side Information.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, Term Loans at such time; provided that when used with respect to Commitments, Loans and interest under any Term Facility, “Pro Rata Share” shall mean, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Commitments and Term Loans of such Lender under such Term Facility at such time and the denominator of which is the amount of the aggregate Term Commitments and Term Loans under such Term Facility at such time.

“Proposed Assignee” has the meaning specified in Section 10.07(b)(vi).

“Public Lender” has the meaning specified in Section 6.02.

“Public-Side Information” means information that does not constitute material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower or any of its Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.27.

~~“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.~~

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

~~“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.~~

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Subsidiary of the Borrower or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (2) constituting a Receivables Financing Transaction.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P (or both) does not make a rating on the relevant obligations publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower that will be substituted for Moody’s or S&P (or both), as the case may be.

~~“Reaffirmation” means the Reaffirmation Agreement dated as of the Amendment and Restatement Date and executed by the Collateral Agent, the Borrower, and the Guarantors.~~

“Recapitalization Transaction” means a transaction, on terms and conditions acceptable to the Lenders, involving a comprehensive recapitalization of the Borrower and its Subsidiaries.

“Receivables Financing Obligations” means any representations, warranties, covenants, pledges, performance undertakings, indemnities and other obligations and undertakings made or provided, and servicing and collection obligations undertaken, by the Borrower or any Subsidiary of the Borrower under any Receivables Financing Transaction.

“Receivables Financing Transaction” means any transaction or series of transactions entered into by the Borrower or any Subsidiary of the Borrower pursuant to which such party consummates a “true sale” of its receivables and any other related assets to a non-related third party on market terms as determined in good faith by the Borrower or applicable Subsidiary, including any DB Factoring Arrangement; provided that such Receivables Financing Transaction is (i) non-recourse to the ~~Borrower~~Holdings and the Subsidiaries of ~~the Borrower~~Holdings and their assets, other than any recourse solely attributable to a breach by the Borrower or any Subsidiary of the Borrower of any Receivables Financing Obligations thereof that are customarily made in connection with a “true sale” of receivables and related assets on a non-recourse basis and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables and related assets on market terms for similar transactions.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the Benchmark is Daily Simple SOFR, then four U.S Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Other Loans or Other Commitments being incurred or provided pursuant thereto, in accordance with Section 2.15.

“Refinancing Indebtedness” means (x) Indebtedness incurred by the Borrower or any of its Subsidiaries, (y) Disqualified Stock issued by the Borrower or any of its Subsidiaries or (z) Preferred Stock issued by any of its Subsidiaries which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, including any Refinancing Indebtedness, so long as:

the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed (a) the principal amount of (or accreted value, if applicable) Indebtedness, the amount of Preferred Stock or the liquidation preference of Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on, or any accrued and unpaid dividends on, such Refinanced Debt, plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clause (b) and (c) the “Incremental Amounts”);

such Refinancing Indebtedness has a:

• Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

• final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date of the Loans);

to the extent such Refinancing Indebtedness Refinances (a) Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), unless such Refinancing constitutes a Restricted Payment permitted by Section 7.05, such Refinancing Indebtedness is subordinated to the Loans or the Guaranty thereof at least to the same extent as the applicable Refinanced Debt, (b) Junior Lien Debt, such Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Loans or the Guaranty thereof, in each case at least to the same extent as the applicable Refinanced Debt or pursuant to a Junior Lien Intercreditor Agreement, or (c) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

such Refinancing Indebtedness shall not be guaranteed or borrowed by any Person other than a Person that is so obligated in respect of the Refinanced Debt being Refinanced; and

such Refinancing Indebtedness shall not be secured by any assets or property that does not secure the Refinanced Debt being Refinanced (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property);

provided that Refinancing Indebtedness will not include:

• Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower or a Guarantor; or

• Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor;

provided further that (x) clause (2) of this definition will not apply to any Refinancing of any Indebtedness other than Indebtedness incurred under clauses (2) and (30) of Section 7.02(b) (including any successive Refinancings thereof incurred under clause (13) of Section 7.02(b)), any Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an Investment or acquisition and not created in contemplation thereof), Disqualified Stock or Preferred Stock and (y) Refinancing Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (2) of this definition so long as (x) such credit facility includes customary “rollover”

provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (2) of this definition).

“Register” has the meaning specified in Section 10.07(c).

“Rejection Notice” has the meaning specified in Section 2.05(2)(g).

“Related Business Assets” means assets (other than cash and Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Subsidiary of the Borrower in exchange for assets transferred by the Borrower or a Subsidiary of the Borrower will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Subsidiary of the Borrower.

“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, partners, employees, advisors or successors of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents, trustees and other representatives of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Related Person” means, with respect to any Person, (a) any Affiliate of such Person, (b) the respective directors, officers, partners, employees, advisors, agents, sub-agents, trustees and other representatives of such Person or any of its Affiliates and (c) the successors and permitted assigns of such Person or any of its Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into or migration through the Environment.

“Relevant EU Directive” means Directive (EU) 2019/1023 of the European Parliament and of the Council of 20 June 2019 on preventive restructuring frameworks, on discharge of debt and disqualifications, and on measures to increase the efficiency of procedures concerning restructuring, insolvency and discharge of debt, and amending Directive (EU) 2017/1132 (Directive on restructuring and insolvency).

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto or (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means the Adjusted Term SOFR Rate.

“Relevant Screen Rate” means the Term SOFR Reference Rate.

“Replaced Loans” has the meaning specified in Section 10.01.

“Replacement Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

~~“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.~~

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities and (b) the aggregate unused Commitments under such Facility or Facilities; provided that (i) the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; (ii) to the same extent specified in Section 10.07(h) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders; and (iii) at all times during which there is more than one unaffiliated Lender, “Required Facility Lenders” shall include at least two (2) unaffiliated Lenders (one of which must be (x) Oaktree unless Oaktree holds less than 35% of the sum of (a) the Total Outstandings under such Facility or Facilities and (b) the aggregate unused Commitments under such Facility or Facilities in the aggregate and (y) one of ~~Security Benefit~~Eldridge, TCW or Blue Torch unless, collectively ~~Security Benefit~~Eldridge, TCW, and Blue Torch hold less than 35% of the sum of (a) the Total Outstandings under such Facility or Facilities and (b) the aggregate unused Commitments under such Facility or Facilities in the aggregate).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that (i) the unused Term Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; (ii) the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders; and (iii) at all times during which there is more than one unaffiliated Lender, “Required Lenders” shall include at least two (2) unaffiliated Lenders (one of which must be (x) Oaktree unless Oaktree holds less than 35% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments in the aggregate and (y) one of ~~Security Benefit~~Eldridge, TCW or Blue Torch unless, collectively ~~Security Benefit~~Eldridge, TCW or Blue Torch hold less than 35% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments in the aggregate).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, executive vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions, of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. With respect to any document delivered by a Loan Party on the Closing Date ~~or~~, the Amendment and Restatement Date or the Amendment No. 3 Effective Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than any Permitted Investment(s).

“Restricted Payment” has the meaning specified in Section 7.05.

“Restructuring” has the meaning specified in the Preliminary Statements.

“Restructuring Related Agreements” means this Agreement, the other Loan Documents, the Exchange Agreement, and the material documents, instruments and agreements entered into in connection with the Restructuring.

“Restructuring Related Transactions” means the Restructuring and the other transactions contemplated by the Restructuring Related Agreements.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria and non-governmental controlled areas of the Kherson and Zaporizhzhia Regions of the Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” has the meaning specified in Section 5.17.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means any Indebtedness of the Borrower or any Guarantor secured by a Lien.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt outstanding as of the last day of such Test Period, minus, the aggregate amount of cash and Cash Equivalents of the Borrower and the Subsidiaries of the Borrower on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Borrower and the Subsidiaries of the Borrower or (y) are restricted in favor of the Super-Priority Revolving Credit Facility and/or the Facilities (which may also secure other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Facilities) to (b) (i) for purposes of determining compliance with the Financial Maintenance Covenant, Consolidated Maintenance EBITDA of the Borrower and its Subsidiaries for such Test Period, or (ii) for all other purposes, Consolidated EBITDA of the Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Supplemental Administrative Agent and each co-agent, sub-agent or collateral trustee appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(2) or 9.07.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Subsidiary of the Borrower pursuant to which the Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Subsidiary of the Borrower or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Subsidiary of the Borrower, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means, collectively, the Pledge and Security Agreement executed on the Closing Date by the Loan Parties and the Collateral Agent, together with supplements or joinders thereto executed and delivered pursuant to Section 6.11.

~~“Security Benefit” means Security Benefit Life Insurance Company, its affiliates and/or any entity, account or fund that is administered, managed, advised and/or sub-advised by Security Benefit Life Insurance Company and/or an affiliate thereof.~~

~~“Senior Notes” means the 6.00% senior unsecured notes of the Borrower due June 15, 2025.~~

“Significant Subsidiary” means at any date of determination, each Subsidiary of the Borrower (a) whose Total Assets as of the last day of the most recently ended Test Period (taken together with the Total Assets of the Subsidiaries of such Subsidiary as of the last day of the most recently ended Test Period) are equal to or greater than 10.0% of the Total Assets of ~~the Borrower~~Holdings and the Subsidiaries as of the last day of the most recently ended Test Period or (b) whose portion of Consolidated EBITDA for the most recently ended Test Period (taken together with the portion of Consolidated EBITDA of the Subsidiaries of such Subsidiary for the most recently ended Test Period) is equal to or greater than 10% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, in each case determined in accordance with GAAP.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any Subsidiary of the Borrower on the ~~Closing~~Amendment No. 3 Effective Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that the Borrower and its Subsidiaries conduct or propose to conduct on the ~~Closing~~Amendment No. 3 Effective Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date:

the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise,

the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g). “Specified Representations” means those representations and warranties made in Sections 5.01(1) (with respect to the organizational existence of the Loan Parties only), 5.01(2)(b), 5.02(1), 5.02(2)(a), 5.04, 5.13, 5.16, the last sentence of 5.17 (as related only to the use of proceeds not violating the USA PATRIOT Act or Sanctions) and 5.18.

“Specified Transaction” means:

solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Borrower, in each case, in connection with an acquisition or Investment, any designation of operations or assets of the Borrower or a Subsidiary of the Borrower as discontinued operations (as defined under GAAP),

any Investment that results in a Person becoming a Subsidiary,

[reserved],

any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person,

any Asset Sale (without regard to any de minimis thresholds set forth therein) (a) that results in a Subsidiary ceasing to be a Subsidiary of the Borrower or (b) of a business, business unit, line of business or division of the Borrower or a Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise, any operational changes identified by the Borrower that have been made by the Borrower or any Subsidiary of the Borrower during the Test Period,

any borrowing of Incremental Loans (or establishment of Incremental Commitments), or any Restricted Payment or other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that by its terms is subordinated in right of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty, including, without limitation, any Acceptable Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person:

any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

any partnership, joint venture, limited liability company or similar entity of which more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise;

provided, however, any failure to maintain “control” as set forth above due to such Person becoming subject to insolvency proceedings (or the equivalent in any jurisdiction outside of the United States) shall not cause such Person to otherwise cease being a “Subsidiary” for purposes hereunder;

provided, further, that on and after the Amendment and Restatement Date, Superior Industries Production Germany GmbH shall not be a Subsidiary of the Borrower.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Borrower” has the meaning specified in Section 7.03(4).

“Supermajority Lenders” means, as of any date of determination, Lenders having more than 66.67% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that (i) the unused Term Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders; (ii) the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Supermajority Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders; and (iii) at all times during which there is more than one unaffiliated Lender, “Supermajority Lenders” shall include at least two (2) unaffiliated Lenders (one of which must be (x) Oaktree unless Oaktree holds less than 35% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments in the aggregate and (y) one of ~~Security Benefit~~Eldridge, TCW or Blue Torch unless, collectively ~~Security Benefit~~Eldridge, TCW or Blue Torch hold less than 35% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments in the aggregate).

“Super-Priority Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as ~~December 15, 2022~~of the Amendment No. 3 Effective Date, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Super-Priority Revolving Credit Facility” means the credit facility provided to the Borrower pursuant to the Super-Priority Revolving Credit Agreement, as the same may be amended, refinanced, replaced or otherwise modified from time to time.

“Super-Priority Revolving Lenders” means the lenders under the Super-Priority Revolving Credit Facility.

“Super-Priority Revolving Loan Documents” means the “Loan Documents” as defined in the Super-Priority Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Super-Priority Revolving Loans” means the revolving loans made pursuant to the Super-Priority Revolving Credit Facility.

“Super-Priority Revolving Obligations” means the obligations owed by the Borrower and other loan parties to the Super-Priority Revolving Lenders and other secured parties pursuant the Super-Priority Revolving Credit Facility.

“Super-Priority Revolving Secured Parties” means the secured parties under the Super-Priority Revolving Credit Facility.

“Supplemental Agent” and “Supplemental Agents” have the meanings specified in Section 9.15(1).

~~“Support Agreement” means an agreement, together with all exhibits thereto, by and among the Borrower and its Subsidiaries, the Lenders, and other consenting parties, if any, with respect to the implementation of the Recapitalization Transaction, which agreement shall be in form and substance satisfactory to the Lenders.~~

“Supported QFC” has the meaning specified in Section 10.27.

“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.”

~~“Tariff Threshold” has the meaning specified in Section 8.01(12).~~

“Takeback Term Loans” shall have the meaning provided in the definition of Amendment No. 3 Term Loans.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax and Trust Funds” means any Cash or Cash Equivalents that are comprised solely of (a) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any directors, officers, members of management, employees or managers of the Borrower or any of its Subsidiaries, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding Taxes (including the employer’s share thereof)) or (c) any other funds which any Loan Party (i) holds in trust on behalf of another Person (other than the Borrower or any of its Subsidiaries) or (ii) holds as an escrow or fiduciary for another Person, in each case, which is not a Loan Party in the ordinary course of business.

“Tax Indemnitee” as defined in Section 3.01(5).

“TCW” means any funds managed or affiliated with TCW Asset Management Company LLC.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Borrowing” means a Borrowing of any Term Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make ~~a~~any other Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such

Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment~~,~~ or (v) an amendment in respect of Replacement Loans ~~or (iv) Amendment No. 2. The initial amount of each Term Lender’s Term Commitment is specified on Schedule 2.01 under the caption “Amendment and Restatement Date Term Loan Commitment” or, otherwise, in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption), or Incremental Amendment Refinancing Amendment, Extension Amendment, amendment in respect of Replacement Loans pursuant to which such Lender shall have assumed its Commitment or Amendment No. 2, as the case may be.~~.

“Term Facility” means any Facility consisting of Term Loans of a single Class and/or Term Commitments with respect to such Class of Term Loans.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Amendment ~~and Restatement Date Term Loan, Amendment No. 2 Delayed Draw~~No. 3 Term Loan, Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Loan, as the context may require.

“Term Loan Extension Request” has the meaning provided in Section 2.16(1).

“Term Loan Extension Series” has the meaning provided in Section 2.16(1).

“Term Loan Increase” has the meaning specified in Section 2.14(1).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Term SOFR” means, for any interest period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such interest period, as such rate is published by the Term SOFR CME Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Conditions” means the payment in full in cash of the Obligations (other than contingent indemnification obligations not then due).

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which, subject to Section 1.07(1), financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(1) or (2), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2), the Test Period in effect shall be the period of four consecutive full fiscal quarters of the Borrower ended prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Threshold Amount” means $20.0 million.

“Total Assets” means, at any time, the total assets of ~~the Borrower~~Holdings and Subsidiaries of the Borrower, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of the Borrower or such other Person as may be available (as determined in good faith by the Borrower) (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period (plus, solely for the purposes of testing the Total Net Leverage Ratio under Section 7.02(a)(C)(II) (including any incurrence of Indebtedness pursuant to other Sections of this Agreement that reference the test contained in such Section) and 7.02(b)(14)(b)(z), the aggregate liquidation preference of (x) all Disqualified Stock of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (y) all Preferred Stock of the Borrower’s Subsidiaries (except to the extent held by the Borrower or a Guarantor), in each case, outstanding on the last day of such Test Period), minus, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries or (y) restricted in favor of the Super-Priority Revolving Credit Facility and/or the Facilities (which may also secure other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Facilities) to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“TPG Letter Agreement” means the Letter Agreement, dated as of the date hereof, among the Borrower and TPG Growth III Sidewall, L.P., a Texas limited partnership, in connection with that certain Agreement and Plan of Merger, dated as of July 8, 2025, by and among the Borrower, Parent, and SUP Merger Sub, Inc., a Delaware corporation.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, the Borrower or any Guarantor in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.

~~“Transactions” means, collectively, the transactions contemplated by this Agreement and the Super-Priority Revolving Loan Documents and transactions related or incidental to, or in connection with, such transactions, the funding of the Amendment and Restatement Date Term Loans, the consummation of the Amendment and Restatement Date Refinancing and the payment of the Transaction Expenses.~~

“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date one (1) Business Day prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of no greater than the period of remaining months until the ~~first~~fifth anniversary of the ~~Closing~~Amendment No. 3 Effective Date.

“Type” means, with respect to a Loan or Borrowing, whether the rate of interest on such Loan, or the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Base Rate.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is not a Foreign Lender.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(3)(b)(iii).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

the sum of the products of the number of years (calculated to the nearest one-twenty-fifth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, multiplied by the amount of such payment, by the sum of all such payments;

provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being Refinanced (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable Refinancing will be disregarded.

“wholly owned” means, with respect to any Subsidiary of any Person, a Subsidiary of such Person one hundred percent (100%) of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law) is at the time owned by such Person or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding U.S. Branch” means a U.S. branch of a foreign person treated as a U.S. person for purposes of Treasury Regulations Section 1.1441-1(b)(2)(iv) that agrees, on IRS Form W-8IMY or such other form prescribed by the Treasury or the IRS, to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Administrative Agent for the account of Lenders by or on behalf of any Loan Party under the Loan Documents.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

16.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to the Preliminary Statements, the introductory paragraph, an Exhibit, a Schedule, an Article, a Section, an Annex, a clause or a subclause refer (a) to the Preliminary Statements, the introductory paragraph, or appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement, as the case may be, or (b) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears, in each case as such Exhibit, Schedule, Article, Section, Annex, clause or subclause may be amended or supplemented from time to time.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) The word “or” is not intended to be exclusive unless expressly indicated otherwise.

(i) [Reserved].

(j) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, Affiliate Transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time. For purposes of determining compliance with the incurrence of any Refinancing Indebtedness that restricts the amount of such Indebtedness relative to the amount of Refinanced Debt the Borrower and Subsidiaries may incur an incremental principal amount of Refinancing Indebtedness in such refinancing to the extent that the excess portion of the Refinancing Indebtedness would otherwise be permitted to be incurred in accordance with this Agreement.

(k) For purposes hereof, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries.

(l) In this Agreement, where it relates to a Polish entity, a reference to:

(i) an ~~"~~“agent~~"~~” includes an attorney (pełnomocnik), delivery agent (pełnomocnik do doręczeń), pledge administrator (administrator zastawu), mortgage administrator (administrator hipoteki) and mandatory (zleceniobiorca) of a person;

(ii) a ~~"~~“composition, compromise, assignment or arrangement with any creditor~~"~~” includes a układ concluded or approved during insolvency proceedings under the Polish Bankruptcy Law or restructuring proceedings (postępowanie restrukturyzacyjne) under the Polish Restructuring Law. This also includes a partial composition (układ częściowy);

(iii) a ~~"~~“liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer~~"~~” includes a tymczasowy nadzorca sądowy, tymczasawy zarządca, nadzorca, syndyk, zarządca or zarządca przymusowy, as defined in the Polish Bankruptcy Law or the Polish Restructuring Law. This also includes the officeholders established under Art. 27 of the Polish Pledge Law or Art. 931 or Art. 1064(1) of the Polish Civil Procedure Code;

(iv) ~~"~~“constitutional documents~~"~~” refers to umowa spółki or statut and a printout corresponding to the current extract from the National Court Register (informacja odpowiadająca odpisowi aktualnemu), collected from the Internet site of the Ministry of Justice (https://ems.ms.gov.pl/) pursuant to Art. 4 sections 4a and 4aa of the Act on the National Court Register dated 20 August 1997; and

(v) a ~~"~~“winding-up~~"~~” includes a declaration of bankruptcy.

16.3 Accounting Terms~~Accounting Terms~~. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year ending December 31 or fiscal quarter ending March 31, June 30, September 30 or December 31 of the Borrower. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein.

16.4 Rounding~~Rounding~~. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

16.5 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (1) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (2) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

16.6 Times of Day and Timing of Payment and Performance. Unless otherwise specified, (1) all references herein to times of day shall be references to New York time (daylight or standard, as applicable) and (2) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

16.7 Pro Forma and Other Calculations~~.~~.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07; provided that notwithstanding anything to the contrary in clauses (2), (3), (4) or (5) of this Section 1.07 when calculating the Secured Net Leverage Ratio, Total Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, for purposes of (a) [reserved], (b) Section 2.05(2)(a) and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant), the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect; provided however that voluntary prepayments made pursuant to Section 2.05(1) during any fiscal year ~~(without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to Section 2.05(2)(a) for any prior fiscal year)~~ shall be given pro forma effect after such fiscal year‑end and prior to the time any mandatory prepayment pursuant to Section 2.05(2)(a) is due for purposes of calculating the Secured Net Leverage Ratio for purposes of determining the ECF Percentage for such mandatory prepayment, if any. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Borrower have been delivered to the Administrative Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable (it being understood that for purposes of (x) determining pro forma compliance with the Financial Covenant, if no Test Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Test Period cited in the Financial Covenant with an indicated level and (y) determining actual compliance (and not pro forma compliance) with the Financial Covenant, the reference to “Test Period” shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2)).

(b) For purposes of calculating any financial ratio or test (or Consolidated EBITDA or Total Assets), Specified Transactions (and, subject to clause (4) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then such financial ratio or test (or Consolidated EBITDA or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.07.

(c) Whenever pro forma effect is to be given to a Permitted Acquisition, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run‑rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from or relating to any Permitted Acquisition which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run‑rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), whether prior to or following the ~~Closing~~Amendment No. 3 Effective Date, net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Permitted Acquisition; provided that (a) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (b) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than twelve (12) months after the date of such Specified Transaction (or actions undertaken or implemented prior to the consummation of such Specified Transaction), (c) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (d) the aggregate amount of cost savings, operating expense reductions and synergies included pursuant to this Section 1.07(3), taken together with the aggregate amount included pursuant to clause (l) of the definition of Consolidated EBITDA, shall not exceed 15% of Acquired EBITDA (prior to giving effect to clause (l) of the definition of Consolidated EBITDA or this Section 1.07(3)).

(d) In the event that (a) the Borrower or any Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), (b) the Borrower or any Subsidiary issues, repurchases or redeems Disqualified Stock, or (c) any Subsidiary issues, repurchases or redeems Preferred Stock (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness, or issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio (or similar ratio), in which case such incurrence, issuance, repayment or redemption of Indebtedness, or issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, in each case will be given effect, as if the same had occurred on the first day of the applicable Test Period); provided, however, that at the election of the Borrower, the pro forma calculation will not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 7.02(c).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Subsidiary may designate.

(f) Notwithstanding anything to the contrary in this Section 1.07 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(g) Any determination of Total Assets shall be made by reference to the last day of the Test Period most recently ended for which financial statements of the Borrower have been delivered to the Administrative

Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable (as determined in good faith by the Borrower) on or prior to the relevant date of determination.

(h) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio, Consolidated Net Income or Consolidated EBITDA in connection with the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, or the repayment of Indebtedness, Disqualified Stock or Preferred Stock, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, or the repayment of Indebtedness, Disqualified Stock or Preferred Stock, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties (in the case of Specified Representations, subject to Section 2.14) or the satisfaction of any other conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b), (c) and (d) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements of the Borrower have been delivered to the Administrative Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(1), or, solely with respect to the Borrower, Section 8.01(6) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Transactions, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions, unless, other than if an Event of Default pursuant to Section 8.01(1), or, solely with respect to the Borrower, Section 8.01(6), shall be continuing on such date, the Borrower elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Transaction or related Specified Transactions is consummated. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, Basket availability or compliance with any other provision hereunder (other than actual compliance with the Financial Covenant) on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction or the date the Borrower makes an election pursuant to clause (y) of the immediately succeeding sentence, any such ratio, Basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, and the use of proceeds thereof) had been consummated on the LCT Test Date; provided that for purposes of any such calculation of the Interest Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or the Subsidiaries (x) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, makes Investments, makes Restricted Payments, or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any Limited

Condition Transaction under a ratio-based Basket and (y) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, Investments or Restricted Payments, or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with such Limited Condition Transaction under a non-ratio-based Basket (which shall occur within five Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based Basket without regard to any such action under such non-ratio-based Basket made in connection with such Limited Condition Transaction.

16.8 [Reserved]~~.~~ .

16.9 Currency Equivalents Generally~~.~~ .

(a) If any ~~b~~Basket under Article VII or VIII with respect to any amount expressed in a currency other than Dollars is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such ~~b~~Basket was utilized, such ~~b~~Basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b) [Reserved].

(c) For purposes of determining the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, amounts denominated in a currency other than U.S. Dollars will be converted to U.S. Dollars for the purposes of (A) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating any First Lien Net Leverage Ratio, Secured Net Leverage Ratio (other than for purposes of determining compliance with the Financial Covenant), the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio (other than for purposes of determining compliance with the Financial Covenant) and the Interest Coverage Ratio, at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar equivalent of such Indebtedness.

16.10 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6.2(a) provides the mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 17.

The Commitments and Borrowings

17.1 The Loans~~.(1) Term Borrowings. Subject only to the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees to make to the Borrower on the Amendment and Restatement Date the Amendment and Restatement Date Term Loans in an aggregate principal amount equal to such Term Lender’s Amendment and Restatement Date Term Loan Commitment on the Amendment and Restatement Date. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed. The Amendment and Restatement Date Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.~~

~~(2) Cashless Roll. It is hereby agreed that upon the consummation of the Amendment and Restatement Date Refinancing, any Term Lender that holds term loans under the Original Credit Agreement immediately prior to the effectiveness of this Agreement (such term loans, the “Existing Term Loans”) and that has executed this Agreement as a Cashless Roll Term Lender (each, a “Cashless Roll Term Lender”) shall (i) have exchanged and converted all of the outstanding principal amount of its Existing Term Loans under the Original Credit Agreement plus the amount of all Amendment Payment Premium owed with respect to such Existing Term Loans for Term Loans hereunder, (ii) upon such exchange and conversion, be deemed to have funded Term Loans hereunder in an aggregate principal amount equal to the Existing Term Loans and Amendment Payment Premium so exchanged and converted (and satisfied its Commitment hereunder to so fund Term Loans in such amount), and (iii) upon such exchange and conversion, become a Term Lender hereunder with respect to such Term Loans deemed funded. Each Cashless Roll Term Lender hereby agrees that, on and as of the Amendment and Restatement Date, all of the outstanding principal amount of its Existing Term Loans shall be deemed to have been repaid in full and discharged, as if repaid in cash in immediately available funds, for all purposes of the Original Credit Agreement, without the need for further action (or further payment in cash or otherwise) by the Borrower or any other person.~~

~~(3) Amendment No. 2 Delayed Draw Term Loan Borrowings. Subject to the satisfaction or waiver of the terms and conditions set forth in Section 4 of Amendment No. 2, each Amendment No. 2 Delayed Draw Term Lender severally, and not jointly, agrees to make to the Borrower, on the Amendment No. 2 Effective Date the Initial Draw of Amendment No. 2 Delayed Draw Term Loans. Subject to the satisfaction or waiver of the terms and conditions set forth in Section 4.02 hereof, each Amendment No. 2 Delayed Draw Term Lender severally, and not jointly, agrees to make to the Borrower, from time to time, during the period from (but excluding) the Amendment No. 2 Effective Date to (and including) the Amendment No. 2 Delayed Draw Term Loan Commitment Termination Date, additional Amendment No. 2 Delayed Draw Term Loans in aggregate principal amounts requested by the Borrower in accordance with the terms hereof; provided that, no Amendment No. 2 Delayed Draw Term Lender shall be required to fund Amendment No. 2 Delayed Draw Term Loans to the extent in excess of the amount of its outstanding Amendment No. 2 Delayed Draw Term Commitments on the date of the requested Borrowing. Once drawn, all Amendment No. 2 Delayed Draw Term Loans (including those advanced as part of the Initial Draw) shall constitute a single Class of Loans and be fungible for all purposes (other than U.S. federal income tax purposes). Amounts borrowed under this Section 2.01(3) and repaid or prepaid may not be reborrowed. The Amendment No. 2 Delayed Draw Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein. The Borrower shall not make more than five (5) Borrowings of Amendment No. 2 Delayed Draw Term Loans.~~

.

Amendment No. 3 Term Loan Borrowings. Subject to the terms and conditions set forth in this Agreement and pursuant to and in the manner described in Amendment No. 3, on and as of the Amendment No. 3 Effective Date, each Lender shall be deemed to hold, and the Borrower shall (i) borrow, in accordance with Section 2 of Amendment No. 3, New Money Term Loans and (ii) be deemed to have borrowed, in accordance with Section 3 of Amendment No. 3, Takeback Term Loans. Once borrowed (or deemed borrowed), the New Money Term Loans and the Takeback Term Loans shall constitute a single Class of Amendment No. 3 Term Loans, fungible for all purposes hereunder.

17.2 Borrowings, Conversions and Continuations of Loans~~.~~.

(a) Each Term Borrowing (including Term Borrowings deemed to be made), each conversion of Term Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s irrevocable notice, on behalf of the Borrower, to the Administrative Agent (provided that the notice in respect of any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on such Permitted Acquisition or other transaction, as applicable), which may be given by: (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice by the Borrower must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (a) 1:00 p.m., New York time, three (3) Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans or any conversion of Base Rate Loans to Term Benchmark Loans, and (b) 1:00 p.m., New York time, on the requested date of any Borrowing of Base Rate Loans or any conversion of Term Benchmark Loans to Base Rate Loans; provided that the notice referred to in clause (a) above shall be delivered not later than 1:00 p.m., New York time, one (1) Business Day prior to the Amendment ~~and Restatement~~No. 3 Effective Date in the case of the Amendment ~~and Restatement~~No. 3 Date Term Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(1) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Sections 2.14 or to the extent constituting the initial Borrowing (or deemed Borrowing) of Amendment No. 3 Term Loans on the Amendment No. 3 Effective Date, (x) each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1.0 million (or the Dollar Equivalent thereof) or a whole multiple amount of $200,000 in excess thereof and (y) each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple amount of $100,000 in excess thereof~~; provided, that notwithstanding anything to the contrary set forth in this Agreement, each Borrowing of Amendment No. 2 Delayed Draw Term Loans shall be in a principal amount of $5.0 million or a whole multiple amount of $1.0 million in excess thereof~~. Each Committed Loan Notice (whether telephonic or written) shall specify:

(i) whether the Borrower is requesting a Term Borrowing a conversion of Term Loans from one Type to the other or a continuation of Term Benchmark Loans,

(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),

(iii) the principal amount of Loans to be borrowed, converted or continued,

(iv) the Class and Type of Loans to be borrowed or to which existing Term Loans are to be converted,

(v) if applicable, the duration of the Interest Period with respect thereto,

(vi) [reserved], and

(vii) wire instructions of the account(s) to which funds are to be disbursed.

If the Borrower fails to specify a Type of Loan to be made in a Committed Loan Notice, then the applicable Loans shall be made as Term Benchmark Loans with an Interest Period of one (1) month. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as the same Type of Loan, which if a Term Benchmark Loans, shall have a one-month Interest Period. Any such automatic continuation of Term Benchmark Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Term Benchmark

Loans or continuation of Loans described in Section 2.02(1). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than, in the case of Borrowing on the Amendment ~~and Restatement~~No. 3 Effective Date, 10:00 a.m., New York time, and otherwise 3:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article 4 for any Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (a) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent.

(c) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent at the direction of the Required Facility Lenders under the applicable Facility may require by notice to the Borrower that (x) no Loans under such Facility may be converted to or continued as Term Benchmark Loans and (y) unless repaid, each Term Benchmark Borrowing shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:30 p.m., New York time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share and such other applicable share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (2) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(7) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the

Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

17.3 [Reserved]~~.~~.

17.4 [Reserved]~~.~~ .

17.5 Prepayments~~.~~.

(a) Optional.

The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay~~, first, the Amendment No. 2 Delayed Draw Term Loans, and second, any other~~ any Class or Classes of Term Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that

(i) such notice must be received by the Administrative Agent not later than (A) 1:00 p.m., New York time, three (3) Business Days prior to any date of prepayment of Term Benchmark Loans (or such later date as the Administrative Agent may agree to in its sole discretion) and (B) 12:00 p.m., New York time, on the date of prepayment of Base Rate Loans;

(ii) any prepayment of Term Benchmark Loans shall be in a principal amount of $1.0 million (or the Dollar Equivalent thereof) or a whole multiple of $200,000 (or the Dollar Equivalent thereof) in excess thereof or, if less, the entire principal amount thereof then outstanding; and

(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.

Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. To the extent required under Section 2.18, any prepayment of a Term Loan shall be accompanied by all accrued interest thereon, together with the payment of the ~~Payment Premium (in the case of the Amendment and Restatement Date Term Loans)~~Make-Whole Amount or Exit Premium (in the case of the Amendment No. ~~2 Delayed Draw~~3 Term Loans) (in each case, if applicable on such date), and in the case of Term Benchmark Loans any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(1), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

[Reserved].

Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind (or delay the date of prepayment identified in) any notice of prepayment under Section 2.05(1)(a) by written notice to the Administrative Agent not later than 12:00 p.m., New York time, on such prepayment date if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof in a manner determined at the discretion of the

Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity). For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 2.05 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 2.05 without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. Each prepayment in respect of any Term Loans pursuant to this Section 2.05 may be applied to any Class of Term Loans as directed by the Borrower. In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Term Loan Classes.

[Reserved].

(b) Mandatory.

[Reserved].

~~(a) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(1) and the related Compliance Certificate has been delivered pursuant to Section 6.02(1) (such date, the “ECF Payment Date”), commencing with the first such delivery of financial statements after the Amendment and Restatement Date, the Borrower shall, subject to clauses (g) and (h) of this Section 2.05(2), prepay, or cause to be prepaid, an aggregate principal amount of Term Loans (the “ECF Payment Amount”) equal to 75% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus the sum of:~~

~~(x) all voluntary prepayments of (i) Term Loans made pursuant to Sections 2.05(1)(a) and (ii) Permitted Ratio Debt, to the extent secured in whole or in part on a pari passu basis with the First Lien Obligations under this Agreement (but without regard to the control of remedies), and loans under the Super-Priority Revolving Credit Facility (and any Refinancing Indebtedness in respect thereof), to the extent accompanied by a permanent reduction in the corresponding revolving commitments, in each case, that are made during such fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to this Section 2.05(2)(a) for any prior fiscal year) or after the fiscal year-end but prior to the date a prepayment pursuant to this Section 2.05(2)(a) is required to be made in respect of such fiscal year and to the extent such payments or prepayments are not funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities permitted under this Agreement), plus~~

~~(y) all mandatory prepayments of Super-Priority Revolving Loans to the extent accompanied by a permanent reduction in the corresponding revolving commitments and Term Loans made pursuant to Section 2.05(2)(c), plus~~

~~(z) the aggregate amount of acquisitions of intellectual property that are funded with cash on hand and not with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities permitted under this Agreement);~~

~~provided that the ECF Percentage shall be 0% if the Secured Net Leverage Ratio as of the end of the fiscal year covered by such financial statements, on a pro forma basis, was less than or equal to 2.00 to 1.00 and the aggregate principal amount of all outstanding Secured Indebtedness as of the end of the fiscal year covered by such financial statements is less than $350 million; provided further that:~~

~~(A) if at the time that any such prepayment would be required, the Borrower (or any of its Subsidiaries) is required to Discharge Other Applicable Indebtedness with Other Applicable ECF pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any of its Subsidiaries) may apply such portion of Excess Cash Flow otherwise required to repay the~~

~~Term Loans pursuant to this Section 2.05(2)(a) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(a) shall be reduced accordingly (provided that the portion of such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable ECF required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof and the remaining amount, if any, of such portion of Excess Cash Flow shall be allocated to the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a)); and~~

~~(B) to the extent the lenders or holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of Excess Cash Flow, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a).~~

(i) If (x) the Borrower or any of its Subsidiaries makes an Asset Sale or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Subsidiary of Net Proceeds, the Borrower shall prepay, or cause to be prepaid, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or such Subsidiary of such Net Proceeds, subject to clause (ii) of this Section 2.05(2)(b) and clauses (2)(g) and (h) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% of all Net Proceeds realized or received; provided that no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(b)(ii); provided further that

(i) if at the time that any such prepayment would be required, the Borrower (or any of its Subsidiaries) is required to Discharge any Other Applicable Indebtedness with Other Applicable Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any of its Subsidiaries) may apply such Net Proceeds otherwise required to repay the Term Loans pursuant to this Section 2.05(2)(b)(i) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time), to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(b)(i) shall be reduced accordingly (provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof and the remaining amount, if any, of such portion of Net Proceeds shall be allocated to the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(b)(i));

(ii) to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(b)(i).

(ii) With respect to any Net Proceeds realized or received with respect to any Asset Sale or any Casualty Event, the Borrower or any of its Subsidiaries, at its option, may reinvest all or any portion of such Net Proceeds (and such reinvestment may be made by the Borrower or any other Subsidiary in lieu of a reinvestment of the actual Net Proceeds by the actual recipient thereof) in assets useful for their business within (x) twelve (12) months following receipt of such Net

Proceeds or (y) if the Borrower or any of its Subsidiaries enters into a legally binding commitment to reinvest such Net Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment; provided that if any Net Proceeds are no longer intended to be or cannot be so reinvested at any time after such reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

~~(c) If, after giving effect to all mandatory prepayments of Term Loans to the extent required by Sections 2.05(2)(a), (b) and (d), the Borrower and its Subsidiaries has (i) unrestricted cash on hand as of the last day of any calendar month in an amount that is greater than $50 million, the Borrower shall, as soon as is reasonably practicable, but in any event no later than five (5) Business Days after the last day of such calendar month, prepay, or cause to be prepaid, an aggregate principal amount of Super-Priority Revolving Loans equal to the lesser of (x) the aggregate principal amount of Super-Priority Revolving Loans then-outstanding and (y) the amount necessary to cause the amount of unrestricted cash on hand of the Borrower and its Subsidiaries as of the last day of such recently ended calendar month to be less than or equal to $50 million and (ii) after giving effect to any mandatory prepayment pursuant to clause (i) above, Maintenance Liquidity as of the last day of any calendar month that is greater than $115 million, the Borrower shall, as soon as is reasonably practicable, but in any event no later than five (5) Business Days after the last day of such calendar month, prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any Class or Classes (in each case, as directed by the Borrower) to the extent necessary to cause Maintenance Liquidity as calculated as of the last day of such recently ended calendar month to be less than or equal to $115 million; provided, however, if, on or prior to the date that is thirty days after the last day of the calendar month most recently ended, the Borrower obtains knowledge that Maintenance Liquidity was miscalculated for the last day of such calendar month, and as a result, an amount that was otherwise required to be prepaid under this Section 2.05(2)(c)(ii) was not prepaid (such amount, the “Deficiency Amount”), no Default or Event of Default shall occur (or be deemed to have occurred and be continuing) as a result of the Borrower’s failure to prepay the Deficiency Amount pursuant to this Section 2.05(2)(c)(ii) (or give notice thereof) so long as (x) the Deficiency Amount is less than $1,300,000, and (y) within 5 Business Days of obtaining knowledge of such Deficiency Amount the Borrower makes a prepayment of such Deficiency Amount in accordance with this Section 2.05(2)(c)(ii). For the avoidance of doubt, if after any recalculation of Maintenance Liquidity, the calculation of Maintenance Liquidity is lower than the amount most recently reported to the Administrative Agent, and therefore the mandatory prepayment that was made was higher than would have been required at such time, the Administrative Agent shall be under no obligation to refund any overpayment amounts.~~

[Reserved].

If the Borrower or any Subsidiary incurs or issues any Indebtedness (i) not expressly permitted to be incurred or issued pursuant to Section 7.02 or (ii) that constitutes Other Loans incurred or issued to refinance any Class (or Classes) of Term Loans resulting in Net Proceeds (as opposed to such Other Loans arising out of an exchange of existing Term Loans for such Other Loans), the Borrower shall prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any Class or Classes (in each case, as directed by the Borrower) equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Subsidiary of such Net Proceeds.

Except as otherwise set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment, each prepayment of Term Loans required by Sections 2.05(2)(~~a), (~~b), (c) and (d) shall be allocated to ~~first, to the Amendment No. 2 Delayed Draw Term Loans, and, second, to any other~~any Class of Term Loans outstanding as directed by the Borrower, shall be applied pro rata to Term Lenders within such Class of Term Loans, based upon the outstanding principal amounts owing to each such Term Lender under such Class of Term Loans and shall be applied to reduce such remaining scheduled installments of principal within such Class of Term Loans in direct order of maturity; provided that~~, as among the Classes~~

~~of Term Loans other than the Amendment No. 2 Delayed Draw Term Loans and otherwise, as among all Classes of Term Loans, with respect to clauses (x) and (y) below,~~

(x) such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that any Class of Incremental ~~Term~~ Loans, Other Term Loans, Extended Term Loans or Replacement Loans may specify that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans),

(y) in the event that there are two or more outstanding Classes of Term Loans with the same Maturity Date, such prepayments may not be directed to any such Class of Term Loans without at least a pro rata repayment of any Classes of Term Loans maturing on the same date (except that any Class of Incremental ~~Term~~ Loans, Other Term Loans, Extended Term Loans or Replacement Loans may specify that one or more other Classes of Term Loans with the same Maturity Date may be prepaid prior to such Class of Term Loans maturing on the same date), and

(z) each prepayment of Term Loans required by Section 2.05(2)(d)(ii) shall be allocated to any Class or Classes of Term Loans being refinanced as directed by the Borrower and shall be applied pro rata to Term Lenders within each such Class, based upon the outstanding principal amounts owing to each such Term Lender under each such Class of Term Loans.

[Reserved].

The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (a) through (d) of this Section 2.05(2) at least three (3) Business Days prior to the date of such prepayment (provided that, in the case of clause (b) or (d) of this Section 2.05(2), the Borrower may rescind (or delay the date of prepayment identified in) such notice if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a), (b) and (d) of this Section 2.05(2) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Subsidiary of the Borrower) and may be applied by the Borrower (or such Subsidiary of the Borrower) in any manner not prohibited by this Agreement.

Notwithstanding any other provisions of this Section 2.05(2), (A) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(2)(b) (a “Foreign Asset Sale”), the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) ~~or all or a portion of Excess Cash Flow~~ are prohibited or delayed by applicable local law from being repatriated to the United States, or the distribution of such amounts by such Foreign Subsidiary could reasonably be expected to result in (or in a material risk of) personal or criminal liability (in each case, whether as a result of financial assistance, corporate benefit, thin capitalization, capital maintenance or liquidity maintenance rules, insolvency or other legal principles) on the part of any director, officer, manager, employees or member of management of such Foreign Subsidiary, an amount equal to the portion of such Net Proceeds ~~or Excess Cash Flow~~ so affected will not be required to be applied to repay

Term Loans at the times provided in this Section 2.05(2) so long, but only so long, as the applicable local law will not permit repatriation to the United States or such distribution (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation or such distribution), and once such repatriation or such distribution of any of such affected Net Proceeds ~~or Excess Cash Flow~~ is permitted under the applicable local law, an amount equal to such Net Proceeds ~~or Excess Cash Flow~~ permitted to be repatriated will be promptly (and in any event not later than two (2) Business Days after any such repatriation) applied (net of additional taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(2) to the extent otherwise provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Asset Sale or Foreign Casualty Event ~~or Excess Cash Flow~~ would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds ~~or Excess Cash Flow~~, an amount equal to the Net Proceeds ~~or Excess Cash Flow~~ so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2).

All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05.

~~Only~~All prepayments of Amendment ~~and Restatement Date~~No. 3 Term Loans under Sections 2.05(1)~~(a) or~~ and 2.05(2)~~(d)~~  shall be subject to payment of the ~~Payment Premium (if any)~~Make-Whole Amount.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrower may, in its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

17.6 ~~Termination of Commitments.~~ [Reserved].

Repayment of Loans~~(1) The Amendment and Restatement Date Term Loan Commitment of each Term Lender on the Amendment and Restatement Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s Amendment and Restatement Date Term Loans on the Amendment and Restatement Date to the Borrower pursuant to Section 2.01(1). The Amendment No. 2 Delayed Draw Term Loan Commitments shall (i) be terminated on a dollar-for-dollar basis concurrently with the funding of the Amendment No. 2 Term Loans in accordance with Section 2.01(3) and (ii) to the extent not previously terminated, automatically terminate on the earliest to occur of the Maturity Date and the Amendment No. 2 Delayed Draw Term Loan Commitment Termination Date.~~

~~(2) Upon at least three (3) Business Days’ prior written notice, including by electronic mail, to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce the Amendment No. 2 Delayed Draw Term Loan Commitments; provided, however, that each partial reduction of the Amendment No. 2 Delayed Draw Term Loan Commitments shall be in an integral multiple of $100,000 and not less than $500,000.~~

~~(3) Each reduction in the Amendment No. 2 Delayed Draw Term Loan Commitments pursuant to clause (2) above shall be made ratably among the Amendment No. 2 Delayed Draw Term Lenders in accordance with their respective then-outstanding Amendment No. 2 Delayed Draw Term Loan Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the unpaid Amendment No. 2 Delayed Draw Commitment Fees on the amount of the Amendment No. 2 Delayed Draw Term Loan Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.~~

~~Section 2.07 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders  (a) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ended after the Amendment and Restatement Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Amendment and Restatement Date Term Loans outstanding on the Amendment and Restatement Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b)  on the Maturity Date for the Amendment  and Restatement Date Term Loans, the aggregate principal amount of all Amendment and Restatement Date Term Loans outstanding on such date and a payment equal to the Payment Premium (if applicable on such date)~~. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Amendment No. ~~2 Delayed Draw~~3 Term Loans, the aggregate principal amount of all Amendment No. ~~2 Delayed Draw~~3 Term Loans outstanding on such date ~~and a payment equal to~~ . The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Amendment No. 3 Term Loans, the Exit Premium. In connection with any Incremental Loans that constitute part of the same Class as the Amendment ~~and Restatement Date Term Loans and/or the Amendment No. 2 Delayed Draw~~No. 3 Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Amendment ~~and Restatement Date~~No. 3 Term Loans ~~and/or Amendment No. 2 Delayed Draw Term Loans, as applicable~~, comprising part of such Class continue to receive a payment that is not less than the same Dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Loans.

17.7 Interest~~.~~.

(a) Subject to the provisions of Section 2.08(2), (a) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Benchmark for such Interest Period, plus the Applicable Rate and (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate.

(b) During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears in cash on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Notwithstanding anything herein to the contrary ~~in this Agreement, including Section 2.07, 2.08(1) and 2.12, during the Accommodation Period, (i) the Borrower shall be permitted to pay, at its election, up to 100% of the interest then due and payable with respect to the Amendment and Restatement Date Term Loans in kind and (ii) all amortization payments with respect to the Amendment and Restatement Date Term Loans otherwise due and payable during such period shall be waived.~~, interest may be payable in kind upon the consent of the Required Lenders until the Super-Priority Revolving Loans are paid in full or refinanced. For the avoidance of doubt, any interest paid in kind shall be capitalized to the principal balance of the Amendment No. 3 Term Loans. As of the

Amendment No. 3 Effective Date, the Required Lenders have consented to interest on the Amendment No. 3 Term Loans to be paid in kind until the Super-Priority Revolving Loans have been paid in full or refinanced.

17.8 Fees~~.(1) Amendment No. 2 Upfront Fee. As consideration for the Amendment No. 2 Delayed Draw Term Lenders providing the Amendment No. 2 Delayed Draw Term Loan Commitments, the Borrower hereby agrees to pay (i) to the Administrative Agent (for distribution to the Amendment No. 2 Delayed Draw Term Lenders) a one-time fee payment (the “Amendment No. 2 Upfront Fee”) in an aggregate amount equal to 3.00% of the aggregate principal amount of Amendment No. 2 Delayed Draw Term Loan Commitments held by each Amendment No. 2 Delayed Draw Term Lender as of the Amendment No. 2 Effective Date (immediately prior to the funding of the Initial Draw). The Amendment No. 2 Upfront Fee will be fully earned on the Amendment No. 2 Effective Date and payable-in-kind on each Borrowing of Amendment No. 2 Delayed Draw Term Loans in an amount equal to 3.00% of the aggregate principal amount of such Borrowing. Any unpaid portion of the Amendment No. 2 Upfront Fee shall be due and payable in cash on the Amendment No. 2 Delayed Draw Term Loan Commitment Termination Date to the Administrative Agent, for the account of each Amendment No. 2 Delayed Draw Term Lender that is a Lender as of the Amendment No. 2 Effective Date.~~

.

[Reserved].

(a) Exit Premium. The Borrower agrees to pay to the Administrative Agent, for the ratable account of each Amendment No. ~~2 Delayed Draw~~3 Term ~~Lender~~Loans at the time of such payment, an exit premium in cash in an amount equal to 5.00% of the sum of the principal amount of Amendment No. ~~2 Delayed Draw~~3 Term Loans terminated, replaced, repaid or refinanced on such date (the “Exit Premium”) upon the earliest of (x) termination, acceleration, conversion, exchange and/or repayment or prepayment (whether pursuant to voluntary or mandatory prepayments provisions hereunder) of the Amendment No. ~~2 Delayed Draw~~3 Term Loans, including on the Maturity Date and (y) upon commencement of any proceeding under any Debtor Relief Laws with respect to the Borrower or any Subsidiary. The Exit Premium shall be (i) paid-in-kind in the event of any conversion (including any roll-up) into a debtor-in-possession facility or “take back” facility in connection with a ~~Recapitalization~~Restructuring Related Transaction, in each case, on terms satisfactory to the Lenders (for the avoidance of doubt, no additional Exit Premium shall be payable on any Amendment No. ~~2 Delayed Draw~~3 Term Loans that were deemed incurred as a result of the payment of the Exit Premium in kind), and (ii) in cash in any other circumstance. The Exit Premium shall be fully earned on the Amendment No. ~~2~~3 Effective Date. If the Amendment No. ~~2 Delayed Draw~~3 Term Loans are accelerated or otherwise become due prior to their maturity, as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium on the Amendment No. ~~2 Delayed Draw~~3 Term Loans that becomes due and payable shall equal 100% of the principal amount of the Amendment No. ~~2 Delayed Draw~~3 Term Loans plus the Exit Premium plus the Make-Whole Amount (if any), as if such acceleration or other occurrence were a voluntary prepayment of the Amendment No. ~~2 Delayed Draw~~3 Term Loans accelerated or otherwise becoming due.

[Reserved].

~~(3) Amendment No. 2 Delayed Draw Commitment Fee. The Borrower agrees to pay in cash to each Amendment No. 2 Delayed Draw Term Lender (which is not a Defaulting Lender) holding Amendment No. 2 Delayed Draw Term Loan Commitments, through the Administrative Agent, on the last day of March, June, September and December in each year (commencing with the calendar quarter ending June 30, 2025) and on the Amendment No. 2 Delayed Draw Term Loan Commitment Termination Date, a commitment fee (an “Amendment No. 2 Delayed Draw Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Amendment No. 2 Delayed Draw Term Loan Commitment of such Lender during the preceding quarter (or other period commencing with the Amendment No. 2 Effective Date or ending with the Maturity Date or the date on which the Amendment No. 2 Delayed Draw Term Loan Commitments of such Lender shall expire or be terminated, as applicable). All Amendment No. 2 Delayed Draw Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.~~

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(c) Tax Treatment. Each of the parties hereto acknowledges and agrees that, for U.S. federal (and applicable state and local) income tax purposes, ~~none of the Amendment No. 2 Upfront Fee,~~ the Exit Premium ~~or the Amendment No. 2 Delayed Draw Commitment Fee~~ (or any portion of the ~~foregoing~~Exit Premium) shall not be treated as a fee paid in exchange for services. No party hereto shall take any position inconsistent with the foregoing tax treatment except as required by a change in applicable Law or an adverse final “determination” within the meaning of Section 1313(a) of the Code.

17.9 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(1), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

17.10 Evidence of Indebtedness. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) and proposed Treasury Regulations Section 1.163-5(b), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent, as set forth in the Register, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

17.11 Payments Generally~~.~~.

(a) All payments to be made by the Borrower hereunder shall be made in Dollars without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. Any payments under this Agreement that are made later than 2:00 p.m., New York time, shall be deemed to have been made on the next succeeding Business Day (but the Administrative Agent may extend such deadline for purposes of computing interest and fees (but not beyond the end of such day) in its sole discretion whether or not such payments are in process).

(b) Except as otherwise expressly provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York time, on the date of such Borrowing, any payment is required to be made by it to the Administrative Agent hereunder (in the case of the Borrower, for the account of any Lender hereunder or, in the case of the Lenders, for the account of the Borrower hereunder), that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate from time to time in effect; and

if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount, or cause such amount to be paid, to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(3) shall be conclusive, absent manifest error.

If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03 (or otherwise expressly set forth herein). If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

17.12 Sharing of Payments. Other than as expressly provided elsewhere herein, if any Lender of any Class shall obtain payment in respect of any principal of or interest on account of the Loans of such Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (1) notify the Administrative Agent of such fact, and (2) purchase from the other Lenders such participations in the Loans of such Class made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal of or interest on such Loans of such Class, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (3) of the definition of Excluded Taxes, any participation acquired by a Lender pursuant to this Section 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable interest(s) in the Commitment(s) or Loan(s) to which such participation relates were acquired by such Lender.

17.13 Incremental Facilities~~.~~.

(a) Incremental Loan Request. The Borrower may at any time and from time to time after the Amendment ~~and Restatement~~No. 3 Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Commitments” and the loans made thereunder, the , the “Incremental Loans”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments.

(b) Incremental Loans. Any Incremental Loans effected through the establishment of one or more new term loans made on an Incremental Facility Closing Date (other than a Loan Increase) shall be designated a separate Class of Incremental Loans for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Lender of such Class shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Commitment of such Class and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Loans of such Class made pursuant thereto.

(c) Incremental Lenders. Incremental Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment (or Incremental Loan), nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment (or Incremental Loan)) or by any Additional Lender (each such existing Lender or Additional Lender providing such Loan, collectively, the “Incremental Lenders”); provided that the Administrative Agent shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Loans to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans to such Additional Lender, (ii) Borrower Affiliates may not provide Incremental Commitments, (iii) each existing Lender shall be provided a right of first offer to provide such Incremental Commitments on a pro rata basis with such Lender’s existing Commitments; provided that any portions of the Incremental Commitments declined to be provided by any such existing Lender (or not accepted thereby) prior to the tenth (10th) Business Day following the date of receipt of such offer from the Borrower shall then be offered to the non-declining existing Lenders on a pro rata basis based on the outstanding principal amount of their existing Commitments as of such date, and any amounts not accepted by such non-declining existing Lenders within three (3) Business Days thereafter may be offered by the Borrower to any other Person who may become a Lender hereunder, and (iv) with respect to Incremental ~~Term~~ Commitments, any Affiliated Lender providing an Incremental ~~Term~~ Commitment shall be subject to the same restrictions set forth in Section 10.07(g) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the availability of any initial credit extensions thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(x) no Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Incremental Amendment the primary purpose of which is to finance an acquisition or other Investment permitted by this Agreement that is not conditioned upon obtaining third-party financing, the requirement pursuant to this clause (4)(a)(x) shall be that no Event of Default under Section 8.01(1) or Section 8.01(6) shall exist after giving effect to such Incremental Commitments, and (y) the representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Incremental Amendment (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates); provided that, in connection with an acquisition or other Investment permitted hereunder that is not conditioned upon obtaining third-party financing, the conditions in the proviso to clause (x) and in clause (y) shall only be required to the extent requested by the Persons holding more than 50% of the applicable Incremental ~~Term~~ Loans and Incremental ~~Term~~ Commitments (provided, further, that, in the case of any such acquisition or other Investment with a purchase price in excess of $20.0 million, the conditions contained in the proviso to clause (x) with respect to no Event of Default under Section 8.01(1) or Section 8.01(6) and in clause (y) with respect to Specified Representations, in each case, shall be required whether or not requested by such Persons, unless waived in accordance with Section 10.01);

each Incremental Commitment shall be in an aggregate principal amount that is not less than $5.0 million (provided that such amount may be less than $5.0 million if such amount represents all remaining availability under the limit set forth in clause (c) of this Section 2.14(4)); and

the aggregate principal amount of Incremental Loans shall not exceed the maximum amount of Indebtedness that can be incurred such that the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence does not exceed the greater of (a) 2.00 to 1.00 and (b) $50 million (the “Available Incremental Amount”);

provided that for the avoidance of doubt, to the extent the proceeds of any Incremental Loans are being utilized to repay Indebtedness (including any repayment, repurchase or refinancing of Indebtedness for which an irrevocable notice of repayment (or similar notice of repayment) has been delivered), such calculations shall give pro forma effect to such repayments.

(e) Required Terms. The terms, provisions and documentation of the Incremental Loans and Incremental Commitments, as the case may be, of any Class and any Loan Increase shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Amendment ~~and Restatement Date~~No. 3 Term Loans, existing on the Incremental Facility Closing Date, shall be not materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of the Amendment ~~and Restatement Date~~No. 3 Term

Loans, except to the extent necessary to provide for (x) covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to the incurrence of the Incremental Loans and Incremental Commitments, as the case may be, or (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of any Incremental Loans and Incremental Commitments contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date of the Term Loan Facility, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of the Term Loan Facility; provided, further, that in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to upfront fees, OID or similar fees (subject to the MFN Provision), it being understood that, if required to consummate such Loan Increase transaction, the interest rate margins and rate floors may be increased, any call protection provision may be made more favorable to the applicable existing Lenders and additional upfront or similar fees may be payable to the lenders providing the Loan Increase) to the applicable Term Loans being increased as existing on the Incremental Facility Closing Date. In any event:

the Incremental Loans:

(i) shall (x) rank equal in priority in right of payment with the First Lien Obligations under this Agreement and (y) rank equal (but without regard to the control of remedies) in priority of right of security with the First Lien Obligations under this Agreement (subject to an Intercreditor Agreement(s) reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower) as applicable pursuant to clause (4)(c) above,

(ii) shall not mature earlier than the ~~Original Term Loan~~ Maturity Date,

(iii) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Amendment ~~and Restatement Date~~No. 3 Term Loans on the date of incurrence of such Incremental Loans; provided that the effects of any amortization or prepayments made on the Amendment ~~and Restatement Date~~No. 3 Term Loans prior to the date of such incurrence will be disregarded,

(iv) subject to clause (5)(a)(iii) above and clause (5)(c) below, respectively, shall have amortization and an Applicable Rate determined by the Borrower and the applicable Incremental Lenders,

(v) may participate on a pro rata basis or less than a pro rata basis in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment,

(vi) shall be denominated in a currency as determined by the Borrower and the applicable Incremental Lenders, subject to the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), and

(vii) shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors.

to the extent any Incremental Loans or Other Loans that are in the form of term loans that rank pari passu in right of security with the Amendment ~~and Restatement Date~~No. 3 Term Loans are issued within 12 months of the Amendment ~~and Restatement~~No. 3 Effective Date have an All-In Yield more than 0.75% higher than the corresponding All-In Yield applicable to the Amendment ~~and Restatement Date~~No. 3 Term Loans in effect immediately prior to the applicable Incremental Amendment or Refinancing Amendment, the All-In Yield with respect to the Amendment ~~and Restatement Date~~No. 3 Term Loans hereunder shall be adjusted to be equal to the All-In Yield with respect to such Incremental Loans or Other Loans that are in the form of term loans that rank pari passu in right of security with the Amendment ~~and Restatement Date~~No. 3 Term Loans, as applicable, minus 0.75% (the “MFN Provision”).

the amortization schedule applicable to any Incremental Loans shall be determined by the Borrower, the Administrative Agent and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment.

(f) Incremental Amendment. Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. In connection with any Incremental Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Loans are provided with the benefit of the applicable Loan Documents. The Borrower will use the proceeds (if any) of the Incremental Loans for Permitted Acquisitions and other Investments permitted under this Agreement and, to refinance, redeem or exchange for any Preferred Stock and any Indebtedness of the Borrower and its Subsidiaries; provided that to the extent such Incremental Loan ranks equal in priority of security with the Obligations, such utilization for a refinancing, redemption or exchange shall not occur prior to the first anniversary of the ~~Closing~~Amendment No. 3 Effective Date. No Lender shall be obligated to provide any Incremental Commitments or Incremental Loans unless it so agrees.

(g) [Reserved].

(h) This Section 2.14 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.

17.14 Refinancing Amendments~~.~~.

(a) At any time after the Amendment ~~and Restatement~~No. 3 Effective Date, the Borrower may obtain, from any Lender or any Additional Lender (it being understood that (i) no Lender shall be required to provide any Other Loan without its consent, (ii) [reserved] and (iii) Other Term Loans provided by Affiliated Lenders shall be subject to the limitations set forth in Section 10.07(g)), Other Loans to refinance all or any portion of the applicable Class or Classes of Loans then outstanding under this Agreement which will be made pursuant to Other Term Loan Commitments, in the case of Other Term Loans, pursuant to a Refinancing Amendment; provided that such Other Loans (i) shall rank equal in priority in right of payment with the other Loans and Commitments hereunder, (ii) shall be unsecured or rank pari passu (without regard to the control of remedies) or junior in right of security with any First Lien Obligations under this Agreement and, if secured on a junior basis, shall be subject to an applicable Intercreditor Agreement(s), (iii) if secured, shall not be secured by any property or assets of the Borrower or of its Subsidiaries other than the Collateral, (iv) shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors, (v) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts as may be agreed by the Borrower and the Lenders thereof (and, solely in the case of any Other Term Loans that rank pari passu in right of security with the Amendment ~~and Restatement Date~~No. 3 Term Loans, subject to the MFN Provision), in each case, to the extent provided in the applicable Refinancing Amendment, (vi) [reserved], (vii) will have a final maturity date no earlier than, and, in the case of Other Term Loans, will have a Weighted Average Life to Maturity equal to or greater than, the Term Loans being refinanced and (viii) will have such other terms and conditions (other than as provided in foregoing clauses (ii) through (vii)) that if otherwise not consistent with the terms of such Class of Loans or Commitments being refinanced, not be materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Class of Loans or Commitments being refinanced, except to the extent necessary to provide for (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing or (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, (I) if any such terms of the Other Term Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Term Loans and (II) [reserved]. Any Other Term Loans may participate on a pro rata basis or less than a pro rata basis in any mandatory prepayments of Term Loans hereunder as specified in the applicable Refinancing Amendment. In connection with any Refinancing Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Other Loans are provided with the benefit of the applicable Loan Documents.

(b) Each Class of Other Commitments and Other Loans incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $5.0 million. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Commitments and Other Loans incurred pursuant thereto (including any amendments necessary to treat the Other Loans and/or Other Commitments as Loans and Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.

(c) This Section 2.15 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.

17.15 Extensions of Loans~~.~~.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (each, an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled Maturity Date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. Prior to entering into any Extension Amendment with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical in all material respects to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (i) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments, if any, of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization, if any, of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Extension Amendment, the Incremental Amendment, the Refinancing Amendment or any other amendment, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were extended), (ii)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and voluntary prepayment terms and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof, (iv) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis in any mandatory prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request and (v) the Extension Amendment may provide for (x) other covenants and terms that apply to any period after the Latest Maturity Date in respect of Term Loans that is in effect immediately prior to the establishment of such Extended Term Loans and (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of such Extended Term Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans extended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this

Agreement and shall constitute a separate Class of Loans from the Existing Term Loan Class from which they were extended; provided that any Extended Term Loans amended from an Existing Term Loan Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Class.

(b) [Reserved].

(c) Extension Request. The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond. Any Lender holding a Term Loan under an Existing Term Loan Class (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans of an Existing Term Loan Class or Existing Term Loan Classes, as applicable, subject to such Extension Request converted or exchanged into Extended Term Loans, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans which it has elected to convert or exchange into Extended Term Loans. In the event that the aggregate principal amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted or exchanged into Extended Term Loans on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the aggregate principal amount of Term Loans included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment.

(d) Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Borrower, the Administrative Agent and the Extending Lenders, it being understood that such Extension Amendment shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby. Each request for an Extension Series of Extended Term Loans proposed to be incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5.0 million (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount), and the Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Borrower in its sole discretion. In addition to any terms and changes required or permitted by Sections 2.16(1) and (2), each of the parties hereto agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent necessary to (i) in respect of each Extension Amendment in respect of Extended Term Loans, amend the scheduled amortization payments pursuant to Section 2.07 or the applicable Incremental Amendment, Extension Amendment, Refinancing Amendment or other amendment, as the case may be, with respect to the Existing Term Loan Class from which the Extended Term Loans were exchanged to reduce each scheduled repayment amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any repayment amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof); (ii) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto; (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. In connection with any Extension Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Term Loans are provided with the benefit of the applicable Loan Documents.

(e) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraphs (1) and (2) of this Section 2.16, in the case of the existing Term Loans of each Extending

Lender, the aggregate principal amount of such existing Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted or exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Loans, except as otherwise provided under Sections 2.16(1) and (2).

(f) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Extending Term Lender may agree~~,~~  and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.16(4).

(g) No conversion or exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement

This Section 2.16 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.

17.16 Defaulting Lenders~~.~~.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove of any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders to cause such outstanding Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

17.17 ~~Payment Premium;~~ Exit Premium~~.~~ ; Make-Whole Amount. Any prepayment of Term Loans ~~(other than the Amendment No. 2 Delayed Draw Term Loans)~~ made pursuant to Section 2.05(1)~~(a)~~  and Section 2.05(2~~)(d~~) shall be accompanied by the payment of the ~~Payment~~Exit Premium, the Make-Whole Amount, and the payment of accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid~~; provided that no Payment Premium will be applicable on any portion of the Term Loans (other than the Amendment No. 2 Delayed Draw Term Loans) prepaid after the third anniversary of the Amendment and Restatement Closing Date~~.

~~(2) Any prepayment of Amendment No. 2 Delayed Draw Term Loans made pursuant to Section 2.05 shall be accompanied by the payment of the Exit Premium and the payment of accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid.~~

SECTION 18.

Taxes, Increased Costs Protection and Illegality

18.1 Taxes~~.~~.

(a) Except as required by applicable Law, all payments by or on account of any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes.

(b) If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Taxes from any sum paid or payable by or on account of any Loan Party to or for the account of any Lender or Agent under any of the Loan Documents:

the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

the applicable Loan Party or other applicable withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for such Loan Party’s account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable);

if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding for Non-Excluded Taxes or Other Taxes (including any deductions or withholdings for Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), such Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and

as soon as reasonably practicable after paying any sum from which it is required by Law to make any deduction or withholding pursuant to this Section 3.01(2), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.

(c) Status of Lender. Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (3)(a), (3)(b)(i) through (3)(b)(iv), and (3)(c) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.01(3)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent of its legal ineligibility to do so.

Without limiting the foregoing:

Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed copies of duly signed IRS Form W-9 (or any applicable successor forms) certifying that such Lender is exempt from U.S. federal backup withholding.

Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(i) two properly completed copies of duly signed IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(ii) two properly completed copies of duly signed IRS Form W-8ECI (or any applicable successor forms),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed copies of duly signed IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor forms),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where such Foreign Lender is a partnership or a participating Lender), copies of signed IRS Form W-8IMY (or any applicable successor forms) of such Foreign Lender, accompanied by an IRS Form W-8ECI,

IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-9, United States Tax Compliance Certificate, and any other required information (or any applicable successor forms) from each beneficial owner that would be required under this Section 3.01(3) if such beneficial owner were a Lender, as applicable (provided that, if a Lender is a partnership (and not a participating Lender) and if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner(s)), or

(v) two properly completed and duly signed copies of any other documentation prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (c), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.

Notwithstanding any other provision of this Section 3.01(3), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(3).

(d) Without duplication of other amounts payable by the Borrower pursuant to Section 3.01(2), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. All payments by Loan Parties hereunder are exclusive of any value added tax or similar charge (“VAT”). If VAT is chargeable and Agents or Lenders are required to account to the relevant tax authority for VAT, Loan Parties shall also and at the same time pay an amount equal to the amount of the VAT (against provision of an appropriate VAT invoice, as it may be necessary under applicable VAT law). The aforementioned shall not apply, in case the supply is VAT exempt and, therefore, not subject to VAT and the Agents or Lenders waive the exemption from VAT if such waiver is allowed to the Agents or Lenders according to the applicable VAT law. Any amount for which Agents and Lenders are to be reimbursed or indemnified will be reimbursed or indemnified together with an amount equal to any applicable VAT incurred in respect of such amount, save to the extent that such Agent or Lender is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(e) The Loan Parties shall, jointly and severally, indemnify a Lender or the Administrative Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) (other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Tax Indemnitee), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Tax Indemnitee will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 3.01(6)) so long as such efforts would not, in the sole determination of such Tax Indemnitee, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to such Tax Indemnitee.

A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Administrative Agent on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(f) If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund (whether received in cash or applied as a credit against any other cash Taxes payable) of any Non-Excluded Taxes or Other Taxes in respect of which it has received indemnification payments or additional amounts under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over by the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee to the extent the Tax Indemnitee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(6), in no event will the Tax Indemnitee be required to pay any amount to a Loan Party pursuant to this Section 3.01(6) the payment of which would place the Tax Indemnitee in a less favorable net after-Tax position than the Tax Indemnitee would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to the Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two copies of executed IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two copies of executed IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, two copies of executed IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a Withholding U.S. branch. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 3.01(7), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the ~~Closing~~Amendment No. 3 Effective Date.

(h) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) [Reserved].

18.2 Illegality~~Illegality~~. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark, or to determine or charge interest rates based upon the Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (1) any obligation of such Lender to make or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended, and (2) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (a) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (b) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

18.3 Inability to Determine Rates~~.~~ .

(a) Subject to clauses (2), (3), (4), (5) and (6) of this Section 3.03, if:

the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or, the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing or the Adjusted Term SOFR Rate and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, if any Term Benchmark Loan in is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(1) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.

18.4 Increased Cost and Reduced Return; Capital Adequacy~~.~~.

(a) Increased Costs Generally. If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

subject any Lender to any Tax of any kind whatsoever on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (except for Non-Excluded Taxes or Other Taxes covered by Section 3.01 and any Excluded Taxes); or

impose on any Lender any other condition, cost or expense affecting this Agreement or Term Benchmark Loans made by such Lender that is not otherwise accounted for in the definition of “Term SOFR” or this clause (1);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to Adjusted Term SOFR Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(1) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

(b) Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it to a level below that which such Lender or such Lender’s holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity requirements), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(2) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

18.5 Funding Losses~~Funding Losses~~. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Term Benchmark Loan or from fees payable to terminate the deposits from which such funds were obtained.

Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 with respect to the “floor” specified in the proviso to the definition of “Adjusted Term SOFR Rate”.

18.6 Matters Applicable to All Requests for Compensation~~.~~.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b) Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Term Benchmark Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(3) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) Conversion of Term Benchmark Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders, as applicable, are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

18.7 Replacement of Lenders under Certain Circumstances. If (1) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.04, (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (3) any Lender is a Non-Consenting Lender, (4) any Lender becomes a Defaulting Lender or (5) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (3) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver, or amendment, as applicable) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and any ~~Payment Premium or any~~ Exit Premium or Make-Whole Amount pursuant to Section 2.18 that would otherwise be owed in connection therewith) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion, as applicable, of such Lender’s Commitment and outstanding Loans and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(iv) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such assigning Lender;

(v) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(vi) such assignment does not conflict with applicable Laws;

(vii) [reserved]; and

(viii) the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.11, or terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including any ~~Payment Premium or any~~ Exit Premium or Make-Whole Amount pursuant to Section 2.18 that would otherwise be owed in connection therewith); provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable consent, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (3) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans/Commitments and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

18.8 Survival~~Survival~~. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

SECTION 19.

~~Conditions Precedent~~ [Reserved].

~~Section 4.01 Conditions Precedent to Effectiveness. This Agreement will be effective and enforceable in accordance with its terms upon the satisfaction of each of the following conditions:~~

~~(1) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in the case of clause (1)(c)(ii) and (1)(e) below):~~

~~(a) a Committed Loan Notice (delivered at least one (1) Business Day prior to the Amendment and Restatement Date), which shall be an original, facsimile or copy in .pdf format (followed promptly by an original) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party;~~

~~(b) with respect to the Mexican Subsidiaries, (i) a copy of a partners resolution (or managers or equivalent), approving and authorizing the execution, delivery and performance of the Loan Documents and (ii) the power of attorney granted to the process agent in terms of the Guaranty;~~

~~(c) executed counterparts of this Agreement and the Reaffirmation by each intended party hereto and thereto;~~

~~(d) each Collateral Document set forth on Schedule 4.01(1)(c) required to be executed on the Amendment and Restatement Date as indicated on such schedule, duly executed by each Loan Party that is party thereto;~~

~~(e) certificates of good standing from the secretary of state of the state or competent Governmental Authority of the jurisdiction of the incorporation or organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary resolutions of the board of directors or managers, the supervisory board and/or other equity governing body and customary resolutions of the shareholders, customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;~~

~~(f) a customary legal opinion from (i) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, (ii) NautaDutilh New York P.C., Dutch counsel to the Loan Parties, (iii) Latham & Watkins LLP, counsel to the Agent as to German Law, as to the enforceability of the Collateral Documents governed by German law, (iv) Béndiksen, Diedrich, Enríquez, Salazar, Santoyo & Yanar, S.C., Mexican counsel to the Loan Parties, (v) Arias, Costa Rican counsel to the Loan Parties, (vi) Rymarz, Zdort, Maruta, Wachta, Gasiński, Her i Wspólnicy sp.k., Polish counsel to the Loan Parties, as to the capacity of the Polish Obligor to enter into the Loan Documents (including any amendment thereto) to which it is a party, (vii) Linklaters C. Wiśniewski i Wspólnicy sp. k., counsel to the Agent as to Polish Law, as to the enforceability of the Collateral Documents (including any amendment thereto) governed by Polish law and (viii) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, as to German Law, as to the capacity of the Loan Parties that are incorporated in Germany~~

~~to enter into the Loan Documents to which each such Loan Party is a party, in each case, reasonably satisfactory to the Administrative Agent;~~

~~(g) a certificate of a Responsible Officer certifying that the conditions set forth in Section 4.01(4) and Section 4.01(9) has been satisfied;~~

~~(h) a solvency certificate from a Financial Officer of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit I; and~~

~~(i) a positive or neutral advice from each relevant works council which, if conditional, contains conditions which can reasonably be complied with, including the request for advice or, a confirmation of the board of directors of each relevant Loan Party included in the board resolutions that no works council has jurisdiction in respect of any of the transactions contemplated by the Loan Documents.~~

~~(2) The Administrative Agent shall have received at least three (3) Business Days prior to the Amendment and Restatement Date all documentation and other information in respect of the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested in writing by it at least five (5) Business Days prior to the Amendment and Restatement Date and (y) a Beneficial Ownership Certification with respect to the Borrower.~~

~~(3) The representations and warranties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.~~

~~(4) On and as of the Amendment and Restatement Date, since December 31, 2023, there has not been any event, change, effect, occurrence, circumstance or condition, individually or in the aggregate, which has had, or could reasonably be expected to have, a Material Adverse Effect.~~

~~(5) [Reserved].~~

~~(6) The Administrative Agent shall have received the results of Lien searches (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the UCC and U.S. Intellectual Property statutes (or in the applicable judicial docket or comparable registry) as in effect in each jurisdiction in which filings or recordations under the UCC and U.S. Intellectual Property or similar statutes should be made to evidence or perfect Liens in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens and Liens to be terminated on the Closing Date).~~

~~(7) The Amendment and Restatement Date Refinancing shall have occurred, and the Borrower and its Subsidiaries shall have (x) no outstanding Indebtedness for borrowed money other than Indebtedness permitted under Section 7.02 and (y) no Liens outstanding other than Permitted Liens.~~

~~(8) The Administrative Agent shall have received a copy of a detailed sources and uses statement and funds flow memorandum for the transactions contemplated by the Loan Documents on the Amendment and Restatement Date.~~

~~(9) Both before and after giving effect to the transactions contemplated hereby, including the borrowing of the Loans on the Amendment and Restatement Date, no Default or Event of Default shall have occurred and be continuing.~~

~~(10) There shall exist no pending or, to the knowledge of the Loan Parties, threatened litigation against the Loan Parties or any of their Subsidiaries or respective assets in any court or administrative forum (i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement or any other Loan Document.~~

~~(11) Receipt and satisfaction by the Administrative Agent and Lenders of all legal due diligence and business due diligence (including, without limitation, due diligence related to third party reports, as well as due diligence related to maximum historical exposure and forward-looking business implications of any existing litigation), and the Administrative Agent and Lenders shall be reasonably satisfied with the Loan Parties’ capital, legal and organizational structure.~~

~~(12) All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans and the consummation of the transactions contemplated hereby have been obtained and are in full force and effect.~~

~~(13) The amendment to the Super-Priority Credit Agreement and a consent under the Closing Date Intercreditor Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the parties thereto.~~

~~(14) [Reserved].~~

~~(15) The Amendment and Restatement Date shall have occurred no later than 11:59 p.m. (New York time) on August 14, 2024.~~

~~(16) With respect to the Polish Obligor:~~

~~(a) A copy of the constitutional documents of the Polish Obligor;~~

~~(b) A copy of a resolution of the shareholders meeting, supervisory board (if any) and management board of the Polish Obligor approving the terms of, and the transactions contemplated by, the Loan Documents (including any amendment thereto) to which it is a party and resolving that it execute the Loan Documents (including any amendment thereto) to which it is a party;~~

~~(c) A copy of any power-of-attorney authorizing any person to execute on behalf of the Polish Obligor any Polish Security Agreement or any amendment agreement to any Polish Security Agreement (unless already provided);~~

~~(d) A specimen of the signature of each person authorized by the resolution referred to in paragraph (b) above and which signed any Polish Security Agreement or any amendment agreement to any Polish Security Agreement (unless already provided); and~~

~~(e) A certificate of an authorized signatory of the Polish Obligor certifying that each copy document relating to it specified in this Section 4.01 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.~~

~~Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment and Restatement Date specifying its objection thereto.~~

~~Section 4.02 Amendment No. 2 Delayed Draw Term Loans. The obligations of any Amendment No. 2 Delayed Draw Term Lender to make Amendment No. 2 Delayed Draw Term Loans (other than the Initial Draw) on~~

~~any date shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Required Facility Lenders):~~

~~(1) The Administrative Agent shall have received a Committed Loan Notice as required by Section 2.02(l).~~

~~(2) The representations and warranties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of the requested Borrowing; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, except, with respect to the representation contained in Section 5.05(2), to the extent previously disclosed by the Borrower to the Administrative Agent on or prior to the Amendment No. 2 Effective Date.~~

~~(3) At the time of and immediately after such Borrowing, (i) no Default or Event of Default shall have occurred and be continuing, (ii) each of the Milestones shall have been satisfied and (iii) the Support Agreement shall have been executed and shall be in full force and effect.~~

~~(4) As of the date of the requested Borrowing, the Borrower and its Subsidiaries shall have delivered all information, documents, and analysis responsive to all of the Lenders’ then-outstanding diligence requests that were made on or prior to the date that is five (5) days prior to the date of such drawing, which responsive information, documents, and analysis shall be, in each case, reasonably satisfactory to the Lenders.~~

~~(5) After giving effect to such Borrowing, the unrestricted cash on hand of the Borrower and its Subsidiaries shall not exceed $50 million.~~

~~(6) The Borrower shall satisfy the condition set forth under the heading “Conditions” in Annex III to Amendment No. 2.~~

~~Each Borrowing of Amendment No. 2 Delayed Draw Term Loans shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (2), (3), (4) and (5) of this Section 4.02.~~

SECTION 20.

Representations and Warranties

The Borrower ~~represents~~ and Holdings represent and warrant~~s~~ to the Administrative Agent and the Lenders on the Amendment ~~and Restatement~~No. 3 Effective Date and at the time of each Credit Extension (in the case of a Credit Extension made pursuant to Section 2.14, solely to the extent required to be true and correct for such Credit Extension pursuant to Section 2.14):

20.1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its respective Subsidiaries that is a Material Subsidiary:

(a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction),

(b) has all corporate or other organizational power and authority to (a) own or lease its assets and carry on its business as currently conducted and (b) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party,

(c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification,

(d) is in compliance with all applicable Laws orders, writs, injunctions and orders; and

(e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;

except in each case referred to in the preceding clauses (2)(a), (3), (4) or (5), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

20.2 Authorization; No Contravention~~.~~.

(a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(b) None of the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party will:

contravene the terms of any of such Person’s Organizational Documents;

result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Subsidiaries (other than as permitted by Section 7.01) under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or

violate any applicable Law;

except with respect to any breach, contravention or violation (but not creation of Liens) referred to in the preceding clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

20.3 Governmental Authorization~~Governmental Authorization~~. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for:

(a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties,

(b) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement); and

(c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

20.4 Binding Effect~~Binding Effect~~. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, the German StaRUG, the Relevant EU Directive and/or by general principles of equity and principles of good faith and fair dealing generally applicable to entities such as the Loan Parties.

20.5 Financial Statements; No Material Adverse Effect~~.~~.

(a) The Borrower Annual Financial Statements and the Borrower Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date(s) thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Borrower Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) Since the ~~date of~~Amendment No. 3 ~~e~~Effective~~ness of this Agreement~~Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The financial forecasts which have been furnished to the Administrative Agent prior to the Amendment ~~and Restatement~~No. 3 Effective Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that:

no forecasts are to be viewed as facts,

all forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or the Investors,

no assurance can be given that any particular forecasts will be realized and actual results may differ and such differences may be material.

20.6 Litigation~~Litigation~~. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary of the Borrower that would reasonably be expected to have a Material Adverse Effect.

20.7 Labor Matters~~Labor Matters~~. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against the Borrower or any Subsidiary of the Borrower pending or, to the knowledge of the Borrower, threatened in writing and (2) hours worked by and payment made based on hours worked to employees of each of the Borrower or any Subsidiary of the Borrower have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with wage and hour matters.

20.8 Ownership of Property; Liens. Each Loan Party and each of its respective Subsidiaries has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

20.9 Environmental Matters~~Environmental Matters~~. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party and each of its Subsidiaries and their respective operations and properties is in compliance with all applicable Environmental Laws; (b) each Loan Party and each of its Subsidiaries has obtained and maintained all Environmental Permits required to conduct their operations; (c) none of the Loan Parties or any of their respective Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim in writing or Environmental Liability; (d) none of the Loan Parties or any of their respective Subsidiaries or predecessors has treated, stored, transported or Released Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility except for such actions that were in compliance with Environmental Law; and (e) to the knowledge of any Loan Party or any

Subsidiary, there are no occurrences, facts, circumstances or conditions which could reasonably be expected to give rise to an Environmental Claim.

20.10 Taxes~~Taxes~~. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Subsidiaries has timely filed all Tax returns and reports required to be filed, and have timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets (whether or not shown in a Tax return), except those which are being contested in good faith by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP.

There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Subsidiaries except (i) those being actively contested by a Loan Party or such Subsidiary in good faith and by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP or (ii) those which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

20.11 ERISA Compliance~~.~~.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur and (ii) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(2), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of an obligation would not reasonably be expected to result in a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, and (b) none of the Borrower or any Subsidiary of the Borrower has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

20.12 Subsidiaries~~.~~ .

(a) All Equity Interests that constitute Collateral owned by the Borrower or any Guarantor in any of their respective Subsidiaries are owned free and clear of all Liens of any person except (a) those Liens created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01.

(b) As of the Amendment and Restatement Date, Schedule 5.12 sets forth:

the name and jurisdiction of organization of each Subsidiary, and the ownership interests of the Borrower and any Subsidiary of the Borrower in each Subsidiary, including the percentage of such ownership.

20.13 Margin Regulations; Investment Company Act~~.~~.

As of the Amendment ~~and Restatement~~No. 3 Effective Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

20.14 Disclosure~~.~~ .

As of the Amendment ~~and Restatement~~No. 3 Effective Date, none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any Guarantor to any Agent or any Lender on or prior to the Amendment ~~and Restatement~~No. 3 Effective Date in connection with the Restructuring Related Transactions, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Amendment ~~and Restatement~~No. 3 Effective Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include any projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature; and

To the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment ~~and Restatement~~No. 3 Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

20.15 Intellectual Property; Licenses, etc. The Borrower and its Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how, database rights and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of the Borrower are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any Subsidiary of the Borrower as currently conducted does not infringe upon, dilute, misappropriate or violate any IP Rights held by any Person except for such infringements, dilutions, misappropriations or violations, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

20.16 Solvency~~Solvency~~. On the Amendment ~~and Restatement~~No. 3 Effective Date, ~~before and~~ after giving effect to the Restructuring Related Transactions on a pro forma basis, the Borrower and the Subsidiaries, on a consolidated basis, are Solvent.

20.17 USA PATRIOT Act; Anti-Corruption Compliance; Sanctions. To the extent applicable, each of ~~the Borrower~~Holdings and the Subsidiaries are in compliance, in all material respects, with (i) the USA PATRIOT Act, (ii) the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) and (iii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto. Neither the Borrower nor any Subsidiary nor any director or officer, nor, to the knowledge of the Borrower, employee or agent of the Borrower or any of the Subsidiaries, is currently the subject of any sanctions administered by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom (“Sanctions”). No proceeds of the Loans will be used by the Borrower or any Subsidiaries directly or indirectly, in violation of Sanctions, the USA PATRIOT Act or the FCPA or for the purpose of financing activities of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.17 shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

20.18 Collateral Documents~~Collateral Documents~~. Except as otherwise contemplated hereby or under any other Loan Documents and subject to the German StaRUG and/or the Relevant EU Directive and limitations set forth in the Collateral and Guarantee Requirement and the effectiveness of the Collateral Documents pursuant to their terms, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Collateral Agent of any Pledged Collateral required to be delivered pursuant hereto or the applicable Collateral Documents), are effective to create (to the extent described therein and subject to the Agreed Security Principles) in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, perfected and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on (subject to the Agreed Security Principles) all right, title and interest of the respective Loan Parties in the Collateral described therein.

20.19 Center of main interests. For the purposes of Regulation (EU) 2015/848 of May 20, 2015 on insolvency proceedings (recast), the center of main interest (as that term is used in Article 3(1) of the Regulation) of each applicable Loan Party is situated in its jurisdiction of incorporation and no Loan Party shall have an establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.20 Fiscal Unity~~.~~ .

(a) As a representation regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law is or has been a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity consists solely of Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed)).

(b) As a covenant/undertaking regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law shall create or become a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity should consist solely of Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed)), unless a fiscal unity for value added tax purposes is imposed by the Dutch tax authorities.

20.21 403-Statement~~.~~.

(a) As a representation regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party has issued a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code.

(b) As a covenant/undertaking regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code, unless such declaration should relate only to Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed).

SECTION 21.

Affirmative Covenants

Effective as of the ~~Closing~~Amendment No. 3 Effective Date and for so long thereafter as the Termination Conditions have not been satisfied, the Borrower and Holdings shall and (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) shall cause each of the Subsidiaries to:

21.1 Financial Statements~~Financial Statements~~. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in Section 6.02) each of the following:

(a) within ninety (90) days (or the last date on which the Borrower is required to file its 10-K for the applicable fiscal year (including any grace periods or extensions permitted by the SEC), if later) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” or like qualification that is due to (i) the impending maturity of the Facilities, the Super-Priority Revolving Credit Facility (or any Permitted Euro Revolving Indebtedness), ~~the Senior Notes,~~ any Preferred Stock or any permitted refinancings thereof), (ii) any anticipated inability to satisfy the Financial Covenant or (iii) an actual Default of the Financial Covenant);

(b) (A) within forty-five (45) days (or the last date on which the Borrower is required to file its 10-Q for the applicable fiscal quarter (including any grace periods or extensions permitted by the SEC), if later) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower ~~commencing with March 31, 2023~~, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (a) consolidated statement of income for such fiscal quarter and for the portion of the fiscal year then ended and (b) consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (a) and (b), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year ~~(provided that no such comparative information will be required if such comparative data would be for a date or period prior to March 31, 2023)~~, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower; and (B) within thirty (30) Business Days following the end of each calendar month, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statement of income for such month and for the portion of the fiscal year then ended setting forth, in each case, in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower;

(c) within five (5) Business Days following the end of each calendar month, (x) a Monthly Factoring Report, which shall be accompanied by a certificate executed by the Borrower certifying that, to the Borrower’s knowledge, (a) all of the invoices that meet the Invoice Restrictions are included in the Monthly Factoring Report, and (b) each Monthly Factoring Report delivered to the Administrative Agent was true and correct in all material respects on and as of the date such Monthly Factoring Report was delivered to the Administrative Agent, except to the extent such Monthly Factoring Report was supplemented or amended in accordance with Section 2.05(c)(ii), in which case, each supplemented or amended Monthly Factoring report was true and correct in all material respects on and as of the date of such supplementation or amendment;

~~(4)~~  (y) within ten (10) Business Days following ~~beginning on May 15, 2025, and no later than 5:00pm New York time on the second Thursday~~the end of each calendar month ~~thereafter, the Loan Parties shall provide the Administrative Agent with~~ , monthly customer scorecards in respect of suppliers of the Borrower and its Subsidiaries in form and substance customarily prepared by the Borrower and its Subsidiaries; and (z) within ten (10) Business Days following the end of each calendar month, an updated Cash Flow Forecast, which revised Cash Flow Forecast, if requested by the Borrower, may modify and supersede any prior Cash Flow Forecast upon the approval of the Required Lenders (with an e-mail from the Required Lenders being sufficient), which approval shall not be unreasonably withheld, delayed or conditioned;

(x) beginning on December 18, 2025, and no later than 5:00 pm New York time on Thursday of every other week thereafter (each such date, a “Testing Date”), the Loan Parties shall provide the Administrative Agent with a biweekly variance report setting forth the variance between disbursements in the Cash Flow Forecast and actual disbursements (including fees incurred by the Borrower’s advisors) for the cumulative period commencing on (and including) the first day covered by the Cash Flow Forecast and ending on the Friday immediately preceding the Testing Date (the “Testing Period”); provided that (i) if the Testing Period as so calculated would be less than two weeks, the Testing Period will be the period commencing on (and including) the first day covered by the Cash Flow Forecast as in effect immediately prior to the existing Cash Flow Forecast and ending on the Friday immediately preceding the Testing Date (with any periods covered by the existing Cash Flow Forecast being tested by reference to the existing Cash Flow Forecast) and (ii) if the Testing Period as so calculated would be more than four weeks, the Testing Period will be the four consecutive week period ending on the Friday immediately preceding the Testing Date that is covered by the Cash Flow Forecast and (y) within (10) Business Days following the end of each calendar month, the Loan Parties shall provide the Administrative Agent with an accounts payable aging report in form reasonably satisfactory to the Administrative Agent;

(d) (x) annually, upon request of the Administrative Agent, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 6.01(1) above, commencing with the delivery of information with respect to the fiscal year ending December 31, 2022, to participate in a conference call for Lenders to discuss the financial position and results of operations of the Borrower and its Subsidiaries for the most recently ended fiscal year for which financial statements have been delivered and (y) participate in monthly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrower and the Administrative Agent, but in any event not later than ten (10) Business Days after the end of each month (commencing with the first month ending after the Amendment No. 3 Effective Date); provided that if the Borrower holds conference calls on a quarterly basis for the benefit of any of its securityholders, the Lenders shall be permitted to participate in such quarterly conference calls; provided, further, that if the Borrower is holding a conference call open to the public to discuss the financial condition and results of operations of the Borrower and its Subsidiaries for the most recently ended fiscal period for which financial statements have been delivered pursuant to Sections 6.01(1) or 6.01(2) above, the Borrower will not be required to hold a second, separate call for the Lenders so long as the Lenders are provided access to such initial conference call and the ability to ask questions thereon; and

(e) beginning on ~~May 15, 2025~~the Amendment No. 3 Effective Date, and no later than 5:00pm New York time on Thursday of each week thereafter, the Loan Parties shall provide the Administrative Agent with a weekly Liquidity report setting forth the Liquidity as of Friday of the immediately prior week~~; and~~.

~~(7) beginning on June 5, 2025, and no later than 5:00 pm New York time on Thursday of each week thereafter (each such date, a “Testing Date”), the Loan Parties shall provide the Administrative Agent with a weekly variance report setting forth the variance between disbursements in the Cash Flow Forecast and actual disbursements (including fees incurred by the Borrower’s advisors) for the cumulative period commencing on (and including) the first day covered by the Cash Flow Forecast and ending on the Friday immediately preceding the Testing Date (the “Testing Period”); provided that (i) if the Testing Period as so calculated would be less than two weeks, the Testing Period will be the period commencing on (and including) the first day covered by the Cash Flow Forecast as in effect immediately prior to the existing Cash Flow Forecast and ending on the Friday immediately preceding the Testing Date (with any periods covered by the existing Cash Flow Forecast being tested by reference to the existing Cash Flow Forecast) and (ii) if the Testing Period as so calculated would be more than four weeks, the Testing Period will be the four consecutive week period ending on the Friday immediately preceding the Testing Date that is covered by the Cash Flow Forecast.~~

Notwithstanding the foregoing, the obligations referred to in Sections 6.01(1) and 6.01(2) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 6.01); provided that with respect to the preceding clause, to the extent such information is in lieu of information required to be provided under Section 6.01(1) (it being understood that such information may be audited at the option of the Borrower), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” or like qualification that is due to (i) the impending maturity of the Facilities, the Super-Priority Revolving Credit Facility, ~~the Senior Notes,~~ any Preferred Stock or any permitted refinancings thereof), (ii) any anticipated inability to satisfy the Financial Covenant or (iii) an actual Default of the Financial Covenant).

Any financial statements required to be delivered pursuant to Sections 6.01(1) or 6.01(2) shall not be required to contain all purchase accounting adjustments relating to the Restructuring Related Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.

21.2 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02):

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(1) and (2) (commencing with such delivery for the fiscal quarter in which the Closing Date occurs), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all special reports and registration statements which the Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any notices of default under the Super-Priority Revolving Credit Facility or to any holder of any class or series of debt securities of any Loan Party ~~(including the Senior Notes)~~ having an aggregate outstanding principal amount greater than the Threshold Amount (in each case, other than in connection with any board observer rights) and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) together with the delivery of the Compliance Certificate with respect to the financial statements referred to in Section 6.01(1), a report setting forth the information required by Section 1(a) of the Perfection Certificate (or confirming that there has been no change in such information since the later of the Closing Date or the last report delivered pursuant to this clause (4));

(e) (a) promptly, but subject to the limitations set forth in Section 6.10 and Section 10.09, such additional information regarding the business and financial affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request in writing from time to time and (b) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(f) Promptly, but in any event within five (5) Business Days, after any agreement governing any of the Loan Parties’ Qualified Securitization Facilities is amended, restated or refinanced, a copy of such document.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(2) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 hereto (or as such address may be updated from time to time in accordance with Section 10.02); or (b) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower will deliver paper copies of such documents to the Administrative Agent for further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02) until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents or link and, upon the Administrative Agent’s request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower and Holdings hereby acknowledge~~s~~ that (a) the Administrative Agent will make available to the Lenders materials or information provided by or on behalf of the Borrower and Holdings hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower, its Subsidiaries or their respective securities that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities (each, a “Public Lender”). The Borrower and Holdings hereby agree~~s~~ that (i) at the Administrative Agent’s request, all Borrower Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” will appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower will be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they will be treated as set forth in Section 10.09); (iii) all Borrower Materials marked “PUBLIC” and, except to the extent the Borrower notifies the Administrative Agent to the contrary, any Borrower Materials provided pursuant to Section 6.01(1), 6.01(2) or 6.02(1) are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat Borrower Materials that are not specifically identified as “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”

Anything to the contrary notwithstanding, nothing in this Agreement will require ~~the Borrower~~Holdings or any Subsidiary of ~~the Borrower~~Holdings to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).

21.3 Notices~~Notices~~. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent of:

(a) the occurrence of any Default; and

(b) (a) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (b) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any violation by any Loan Party or any of its Subsidiaries of, or liability under, any Environmental Law or Environmental Permit, or (c) the occurrence of any ERISA Event that, in any such case referred to in clauses (a), (b) or (c) of this Section 6.03(2), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (a) that such notice is being delivered pursuant to Section 6.03(1) or (2) (as applicable) and (b) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Promptly following receipt of a notice pursuant to Section 6.03(1), the Administrative Agent shall deliver a copy of such notice, together with any written statement referenced in the first sentence of this paragraph, to each Lender.

21.4 Payment of Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (1) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (2) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

21.5 Preservation of Existence, etc~~.~~.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business,

except in the case of clause (1) or (2) to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or disposition permitted by Article VII.

21.6 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and any repairs and replacements that are the obligation of the owner or landlord of any property leased by the Borrower or any of the Subsidiaries excepted.

21.7 Maintenance of Insurance~~.~~ .

(a) Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to the Borrower’s and the Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided that notwithstanding the foregoing, in no event will the Borrower or any Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Subject to Section 6.13(2), each such policy of insurance will, as appropriate, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the additional loss payee thereunder.

(b) If any improved portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower will, or will cause each Loan Party to (a) maintain, or cause to be maintained, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent; provided that to the extent that the requirements of this Section 6.07 are not satisfied on the Closing Date, the Borrower may satisfy such requirements in accordance with the Collateral and Guarantee Requirement and Section 6.11(2)(b) but in no event later than ten (10) days prior to the recording of the Mortgages and the delivery of the other real estate items required to be delivered pursuant to the Collateral and Guarantee Requirement and Section 6.11(2)(b).

21.8 Compliance with Laws. Comply in all respects with the requirements of all Laws and comply with the USA PATRIOT Act, Sanctions and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. The undertaking in this Section 6.08 shall not be given to or by any Person if and to the extent that it is or would be unenforceable by or in respect of that Person by reason of breach of, or would result in a breach by that Person of or conflict with, any applicable Blocking Law.

21.9 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

21.10 Inspection Rights~~Inspection Rights~~. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, this Section 6.10 is subject to the last paragraph of Section 6.02.

21.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document (and subject to the Agreed Security Principles in the case of any Foreign Subsidiary), take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) (x) upon (i) the formation or acquisition of any new direct or indirect Material Subsidiary (other than any Excluded Subsidiary) by any Loan Party, (ii) any Subsidiary (other than any Excluded Subsidiary) becoming a Material Subsidiary or (iii) an Excluded Subsidiary that is a Material Subsidiary ceasing to be an Excluded Subsidiary, (y) upon the acquisition of any material assets by the Borrower or any Guarantor or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):

within sixty (60) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to execute the Guaranty (or a joinder thereto) and other documentation the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Guaranty and the Collateral Documents and

(i) within sixty (60) days (or within one hundred and twenty (120) days in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent, Mortgages and the other items listed in Section 6.11(2)(b), mutatis mutandis, with respect to any Material Real Property, supplements to the Security Agreement, a counterpart signature page to the Intercompany Note, Intellectual Property Security Agreements and other security agreements and documents (if applicable), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date as amended and in effect from time to time), in each case granting and perfecting Liens required by the Collateral and Guarantee Requirement;

(ii) within sixty (60) days after such formation, acquisition or designation, cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, if applicable, a joinder to the Intercompany Note substantially in the form of Annex I thereto with respect to the intercompany Indebtedness held by such Material Subsidiary and required to be pledged pursuant to the Collateral Documents;

(iii) within sixty (60) days (or within one hundred and twenty (120) days in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, take and cause (i) the applicable Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and (ii) to the extent applicable, each direct or indirect parent of such applicable Material Subsidiary, in each case, to take customary action(s) (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (subject to Liens permitted by Section 7.01) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(iv) within sixty (60) days (or one hundred and twenty (120) days in the case of documents described in Section 6.11(2)(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of a customary Opinion of Counsel, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(1) as the Administrative Agent may reasonably request;

provided that actions relating to Liens on real property are governed by Section 6.11(2) and not this Section 6.11(1).

(b) Material Real Property.

Notice.

(i) Within sixty (60) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the formation, acquisition or designation of a Material Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, the Borrower will, or will cause such Material Subsidiary to, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset(s)) owned by such Material Subsidiary.

(ii) Within sixty (60) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the acquisition of any Material Real Property (other than any Excluded Asset(s)) by a Loan Party, after the ~~Closing~~Amendment No. 3 Effective Date, the Borrower will, or will cause such Loan Party to, furnish to the Collateral Agent a description of any such Material Real Property.

Mortgages. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage with respect to any Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(2)(a), within one hundred and twenty (120) days of the acquisition, formation or designation of such Material Subsidiary or the acquisition of such Material Real Property (or such longer period as the Collateral Agent may agree in its sole discretion), together with:

(iii) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(iv) with respect to any Mortgages on real property located in the U.S., fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction without surveys (it being agreed that zoning reports from a nationally recognized zoning company shall be acceptable in lieu of zoning endorsements to title policies in any jurisdiction where there is a material difference in the cost of zoning reports and zoning endorsements) and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 or such other Liens reasonably satisfactory to the Collateral Agent that do not have a material adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;

(v) customary Opinions of Counsel for the applicable Loan Parties in states in which such Material Real Properties are located, with respect to the enforceability and perfection of the Mortgage(s) and any related fixture filings and the due authorization, execution and delivery of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;

(vi) with respect to any Mortgages on real property located in the U.S., American Land Title/American Congress on Surveying and Mapping surveys (or, if reasonably acceptable to the Collateral Agent, zip or express maps) for each Material Real Property or existing surveys together with no change affidavits, in each case certified to the Collateral Agent if deemed necessary by the

Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent;

(vii) with respect to any Mortgages on real property located in the U.S., a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property containing improved land addressed to the Collateral Agent and otherwise in compliance with the Flood Insurance Laws, and if any such Material Real Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, the Borrower’s duly executed acknowledgement of receipt of written notification from the Collateral Agent about special flood hazard area status and flood disaster assistance and evidence that the Borrower or applicable Loan Party has obtained flood insurance reasonably satisfactory to the Collateral Agent that is in compliance with all applicable requirements of the Flood Insurance Laws; and

(viii) as promptly as practicable after the reasonable request therefor by the Collateral Agent, environmental assessment reports and reliance letters (if any) that have been prepared in connection with such acquisition, designation or formation of any Material Subsidiary or acquisition of any Material Real Property; provided that there shall be no obligation to deliver to the Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained.

Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any real property located in the U.S. acquired by any Loan Party after the ~~Closing~~Amendment No. 3 Effective Date unless and until (a) if such real property is not located in a flood zone, the date that is five (5) Business Days or (b) if such real property is located in a flood zone, the date that is fourteen (14) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor and (ii) if such real property is located in a “special flood hazard area”, the documents referred to in clause (2)(b)(v) of this Section 6.11.

The Collateral Agent may grant extensions of time for the creation and perfection of Mortgage Liens in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular Material Real Property where it determines that such action cannot be accomplished by the time periods set forth in this Agreement or the Collateral Documents.

21.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits (including any cleanup, removal or remedial obligations) and (2) obtain and renew all Environmental Permits required to conduct its operations or in connection with its properties.

21.13 Further Assurances and ~~Post-Closing~~Post-Amendment No. 3 Effective Date Covenant~~.~~ .

(a) Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document or in the Agreed Security Principles and in each case at the expense of the Borrower, promptly upon reasonable request from time to time by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonable request from time to time in order to carry out more effectively the purposes of the Collateral Documents and to satisfy the Collateral and Guarantee Requirement.

(b) As promptly as practicable, and in any event within the applicable periods specified in Schedule 6.13(2) within the time periods set forth therein or such longer period as the Administrative Agent may reasonably in its sole discretion agree in writing, deliver the documents or take the actions specified in Schedule 6.13(2), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

~~Section 6.14 Use of Proceeds. The proceeds of the Amendment and Restatement Date Term Loans and cash on hand, will be used (i) to fund the Amendment and Restatement Date Refinancing, together with any premiums and accrued and unpaid interest thereon and any fees and expenses with respect thereto, (ii) to pay the Transaction Expenses, (iii) to repay the Senior Notes in full, to pay all accrued and unpaid interest, fees and other amounts thereon and to pay any fees and expenses in connection with the foregoing and (iv) for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents (but in any case, not for purposes of financing a bankruptcy, insolvency or similar proceeding). The proceeds of the Amendment No. 2 Delayed Draw Term Loans will be used for general corporate purposes and consistent with the Cash Flow Forecast (subject to Permitted Variances). The undertaking in this Section 6.14 (other than the limitation set forth in the parenthetical in the immediately preceding sentence) shall not be given to or by any Person if and to the extent that it is or would be unenforceable by or in respect of that Person by reason of breach of, or would result in a breach by that Person of or conflict with, any applicable Blocking Law.~~

~~Section 6.15 New Business. Use commercially reasonable efforts to solicit and otherwise endeavor to be awarded or otherwise obtain new business and respond to any inbound requests for proposals or bids and/or revised bids from any other customer or bona fide prospective customer promptly and expeditiously, and in any event within 5 Business Days of receipt thereof.~~

Within the applicable periods specified in Annex B to Amendment No. 3 (as may be extended as set forth therein), deliver the documents or take the actions specified in such Annex B.

Use of Proceeds. The proceeds of the Amendment No. 3 Term Loans deemed made on the Amendment No. 3 Effective Date will be used to repay a portion of the obligations outstanding under the Existing Credit Agreement, in accordance with the Exchange Agreement.

[Reserved].

21.14 Anti-Corruption Compliance~~Anti-Corruption Compliance~~. Comply in all material respects with the requirements of the FCPA and implement and maintain policies and procedures reasonably designed to ensure compliance with the FCPA.

~~Section 6.17 Milestones. Comply with each of the milestones (the “Milestones”) set forth under the heading “Milestones” in Annex III to Amendment No. 2; provided, that the Required Lenders may, in their sole discretion, extend (and direct the Agent to extend, as applicable) the due dates for any Milestone pursuant to a written notice delivered via e-mail (or on their behalf by their counsel) to the Borrower (or its counsel).~~

SECTION 22.

Negative Covenants

Effective as of the ~~Closing~~Amendment No. 3 Effective Date and for so long thereafter as the Termination Conditions are not satisfied:

22.1 Liens~~Liens~~. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrower or any Subsidiary of the Borrower, or any income or profits therefrom.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

For purposes of determining compliance with this Section 7.01, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner.

22.2 Indebtedness~~.~~ .

The Borrower shall not, nor shall the Borrower permit any Subsidiary to, directly or indirectly:

(i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or

(ii) issue any shares of Disqualified Stock or permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;

provided that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case, if (any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to following clauses (A), (B) and (C), “Permitted Ratio Debt”);

(i) with respect to Indebtedness secured on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than 2.00 to 1.00;

(ii) with respect to Indebtedness secured by Liens on a basis that is junior in priority to the First Lien Obligations, the Junior Debt Condition is satisfied for the Test Period preceding the date on which such additional Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred); or

(iii) with respect to unsecured Indebtedness, any other Indebtedness not included in clause (A) or (B) above, or any Disqualified Stock or Preferred Stock, (x) the Junior Debt Condition is satisfied and (y) either (I) the Interest Coverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would be at least 2.00 to 1.00 or (II) the Total Net Leverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than 3.50 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

provided further that (A) Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), (x) the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Subsidiaries incurred or issued pursuant to this Section 7.02(a), together with any principal amounts incurred or issued by such Subsidiaries under Section 7.02(b)(14)(a) and Section 7.02(b)(23) and Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), in each case then outstanding, would exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (y) the Junior Debt Condition is not satisfied; and (B) Permitted Ratio Debt shall not mature earlier than the Latest Maturity Date as in effect on the date of incurrence.

The provisions of Section 7.02(a) will not apply to:

(i) Indebtedness under the Loan Documents (including any Amendment No. ~~2 Delayed Draw~~3 Term Loans, Incremental Loans, Other Loans, Extended Term Loans and Replacement Loans);

(ii) ~~the Senior Notes and the Guarantee thereof by any Guarantor~~[reserved];

(iii) the incurrence of Indebtedness by the Borrower and any of its Subsidiaries in existence on the ~~Closing~~Amendment No. 3 Effective Date (excluding Indebtedness described in the preceding clause (1)); provided that any such item of Indebtedness with an aggregate outstanding principal amount on the ~~Closing~~Amendment No. 3 Effective Date in excess of $5.0 million shall be set forth on Schedule 7.02;

(iv) the incurrence of Attributable Indebtedness and Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations) and Disqualified Stock incurred or issued by the Borrower or any of its Subsidiaries and Preferred Stock issued by any Subsidiary of the Borrower, to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4), at such time not to exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $15.0 million and (II) 10% of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);

(v) Indebtedness incurred by the Borrower or any of its Subsidiaries (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;

(vi) the incurrence of Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(vii) the incurrence of Indebtedness by the Borrower and owing to any of its Subsidiaries or the issuance of Disqualified Stock of the Borrower to any of its Subsidiaries; provided that any such Indebtedness for borrowed money is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary of the Borrower or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or any of its Subsidiaries or any pledge of such Indebtedness or Disqualified Stock constituting a

Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) or issuance of such Disqualified Stock (to the extent such Disqualified Stock is then outstanding) not permitted by this clause (7);

(viii) the incurrence of Indebtedness of any Subsidiary of the Borrower to the Borrower or any of its Subsidiaries to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money owing to a Subsidiary of the Borrower that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Subsidiary to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary of the Borrower or any such subsequent transfer of any such Indebtedness (except to the Borrower or a Subsidiary of the Borrower or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(ix) the issuance of shares of Preferred Stock or Disqualified Stock of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Subsidiary of the Borrower or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Borrower or another Subsidiary of the Borrower or any pledge of such Preferred Stock or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock or Disqualified Stock is then outstanding) not permitted by this clause (9);

(x) the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(xi) the incurrence of obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance, banker’s acceptance facilities and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;

(xii) the incurrence of:

(A) [reserved]; and

(B) Indebtedness or issuance of Disqualified Stock of the Borrower and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary of the Borrower in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (12)(b), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (1) if on such date, the Junior Debt Condition is not satisfied, $10,000,000 or (2) if on such date, the Junior Debt Condition is satisfied (i) the greater of (I) $25.0 million and (II) 15% of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the

Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock;

(xiii) the incurrence or issuance by the Borrower of Refinancing Indebtedness or the incurrence or issuance by the Borrower or a Subsidiary of the Borrower of Refinancing Indebtedness that serves to Refinance any Indebtedness permitted under Section 7.02(a), clauses (b)(2) and (3), this clause (13) and clauses (14), (30) and (32), or any successive Refinancing Indebtedness with respect to any of the foregoing; provided that, any Refinancing Indebtedness in respect of Indebtedness permitted under Section 7.02(b)(30) (or any successor Refinancing Indebtedness in respect thereof) shall not contain a Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Term Loans (but shall only apply so long as any such Refinancing Indebtedness remains outstanding);

(xiv) the incurrence or issuance of:

(A) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor (other than Holdings), incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Borrower or any Guarantor (other than Holdings) in connection with such acquisition or investment (or other purchase of assets), or

(B) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Borrower or Guarantor (other than Holdings) or merged into, amalgamated or consolidated with the Borrower or a Guarantor (other than Holdings) of the Borrower in accordance with the terms of this Agreement, in the case of the preceding clauses (a) and (b), in an aggregate principal amount or liquidation preference, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), not to exceed (A) the greater of $60.0 million and 30% of Consolidated EBITDA plus (B) an unlimited amount so long as in the case of this clause (B) only, after giving pro forma effect to such acquisition, investment amalgamation, consolidation or merger and such incurrence, assumption or issuance of Indebtedness and the use of proceeds thereof, the Junior Debt Condition is satisfied and either:

(x) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in clause (C)(I) of Section 7.02(a) or the Total Net Leverage Ratio test set forth in clause (C)(II) of Section 7.02(a);

(y) after giving pro forma effect to such acquisition, investment, amalgamation, consolidation or merger and such incurrence, assumption or issuance of Indebtedness and the use of proceeds thereof, the Interest Coverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or assumed or such Disqualified Stock or Preferred Stock is issued is greater than or equal to the Interest Coverage Ratio immediately prior to giving effect to such incurrence or assumption of Indebtedness or issuance of Disqualified Stock or Preferred Stock; or

(z) after giving pro forma effect to such acquisition, investment, amalgamation, consolidation or merger and such incurrence, assumption or issuance of

Indebtedness and the use of proceeds thereof, the Total Net Leverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or assumed or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence or assumption of such Indebtedness proposed to be incurred or assumed) would be no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence or assumption of Indebtedness or issuance of Disqualified Stock or Preferred Stock;

provided that with respect to Indebtedness incurred or assumed pursuant to clause (14)(a), (A) Subsidiaries of the Borrower that are not Guarantors may not incur or assume Indebtedness or issue Disqualified Stock or Preferred Stock under clause (14)(a) if, after giving pro forma effect to such incurrence, assumption or issuance (including a pro forma application of the net proceeds therefrom), (x) the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Subsidiaries incurred, assumed or issued pursuant to clause (14)(a), together with any principal amounts incurred, assumed or issued by such Subsidiaries under Section 7.02(a) and Section 7.02(b)(23) and any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), in each case then outstanding, would exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred, assumed or otherwise obtained) the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (y) the Junior Debt Condition is satisfied, and (B) such Indebtedness shall not mature earlier than the Latest Maturity Date as in effect at the time of incurrence;

(xv) the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;

(xvi) the incurrence of Indebtedness of the Borrower or any Subsidiary supported by letters of credit or bank guarantees for the account of the Borrower or any of its Subsidiaries (other than under the Super-Priority Revolving Credit Facility) in an aggregate principal amount not to exceed the greater of (I) $2.0 million and (II) 2% of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period; provided that the principal amount of such Indebtedness shall not exceed the stated amount of such letters of credit or bank guarantees;

(xvii) (a) the incurrence of any guarantee by the Borrower or a Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary of the Borrower so long as the incurrence of such Indebtedness or other obligations incurred by the Borrower or such Subsidiary is permitted by this Agreement, or (b) any co-issuance by the Borrower or any Subsidiary of the Borrower of any Indebtedness or other obligations of the Borrower or any Subsidiary of the Borrower so long as the incurrence of such Indebtedness or other obligations by the Borrower or such Subsidiary is permitted by this Agreement;

(xviii) the incurrence of Indebtedness issued by ~~the Borrower~~Holdings or any of its Subsidiaries to future, present or former employees, directors, officers, members of management, consultants and independent contractors thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of ~~the Borrower~~Holdings to the extent described in Section 7.05(b)(4);

(xix) customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;

(xx) the incurrence of Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Subsidiaries;

(xxi) Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables and related assets for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s-length commercial terms;

(xxii) the incurrence of Indebtedness of the Borrower or any of its Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;

(xxiii) the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by Subsidiaries of the Borrower that are not Guarantors; provided that (x) the amount of such Indebtedness proposed to be incurred or Disqualified Stock or Preferred Stock proposed to be issued at such time shall be limited to an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (23) at any time when this proviso applies, does not exceed $10.0 million, (y) the amount of such Indebtedness proposed to be incurred or Disqualified Stock or Preferred Stock proposed to be issued at such time shall be limited to an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (23) at any time when this proviso applies, together with any principal amounts incurred, assumed or issued by such Subsidiaries under Section 7.02(a) and Section 7.02(b)(14)(a) and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (z) after giving pro forma effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock, the Junior Debt Condition is satisfied;

(xxiv) the incurrence of Indebtedness by the Borrower or any of its Subsidiaries undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to the Borrower, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice;

(xxv) Qualified Securitization Facilities and, to the extent constituting Indebtedness, Receivables Financing Transactions and any Receivables Financing Obligations or performance guaranties incurred in relation thereto;

(xxvi) guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and guarantees required by Governmental Authorities in the ordinary course of business;

(xxvii) the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Restructuring Related Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;

(xxviii) the incurrence of Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Restructuring Related Transactions, any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Agreement;

(xxix) [reserved];

(xxx) the incurrence by the Borrower or any Guarantor of (i) Indebtedness under the Super-Priority Revolving Credit Facility and (ii) any Permitted Euro Revolving Indebtedness and, in each case, the Guarantee thereof by the Borrower or any Guarantor in an aggregate principal amount not to exceed $110.0 million;

(xxxi) [reserved];

(xxxii) ~~so long as after giving pro forma effect to the issuance of such Preferred Stock, the Junior Debt Condition is satisfied, any Preferred Stock issued pursuant to the Investment Agreement~~[reserved];

(xxxiii) the incurrence (or guarantee) by the Borrower or any Guarantor (other than Holdings) of Acceptable Subordinated Indebtedness; and

(xxxiv) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (33) above.

For purposes of determining compliance with this Section 7.02:

(xxxv) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (34) above or is entitled to be incurred pursuant to Section 7.02(a), the Borrower, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 7.02(a) as determined by the Borrower at such time; provided that, notwithstanding anything herein to the contrary, (x) all Indebtedness under the Loan Documents incurred hereunder on the Amendment ~~and Restatement~~No. 3 Effective Date will, at all times, be treated as incurred on the Amendment ~~and Restatement~~No. 3 Effective Date under Section 7.02(b)(1) (and may not be reclassified to or divided among any other ~~b~~Basket) and (y) all Indebtedness under the Super-Priority Facility Loan Documents will be deemed incurred under Section 7.02(b)(30) (and may not be reclassified or divided among any other ~~b~~Basket);

(xxxvi) the Borrower is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 7.02(a) and (b), subject to the proviso to the preceding clause (1) of this Section 7.02(c);

(xxxvii) the principal amount of Indebtedness outstanding under any clause of this Section 7.02 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(xxxviii) in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 7.02(b) (other than Section 7.02(b)(14) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 7.02(a) or 7.02(b)(14), then the Interest Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence or issuance under Section 7.02(a) or 7.02(b)(14) without regard to any incurrence or issuance under Section 7.02(b) (other than with respect to any incurrence under Section 7.02(b)(14); provided that unless the Borrower elects otherwise, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 7.02(a) or 7.02(b)(14) to the extent permitted with the balance incurred under Section 7.02(b) (other than pursuant to Section 7.02(b)(14)); and

(xxxix) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 7.02.

The Borrower shall not, nor shall it permit any Subsidiary to, incur obligations under Qualified Securitization Facilities (including any Receivables Financing Obligations) in an aggregate amount at any time outstanding in excess of $75.0 million.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to clauses (2), (3), (4), (12), (13), (14), (23), (30), (31) and (32) of Section 7.02(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount of Indebtedness or liquidation preference of Disqualified Stock or amount of Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred or issued (or, in the case of revolving credit debt, the date such Indebtedness was first committed or first incurred (whichever yields the lower Dollar equivalent)); provided that if such Indebtedness, Disqualified Stock or Preferred Stock is issued to Refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock (as applicable) being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.02, if any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a Basket measured by reference to a percentage Consolidated EBITDA, and any refinancing thereof would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

Notwithstanding anything in this Section 7.02 to the contrary, other than with respect to Indebtedness incurred under Section 7.02(b)(1), neither the Borrower nor any Subsidiary shall be permitted to incur Indebtedness that is secured by a Lien on all or any part of the Collateral on a pari passu basis with the Obligations unless such Indebtedness is (x) subordinated in payment priority relative to the Obligations and (y) subject to an Equal Priority Intercreditor Agreement and thereunder constitutes “First Lien Debt” (or other term with substantially similar meaning to such term as used in the Closing Date Intercreditor Agreement as in effect on the ~~Closing~~Amendment No. 3 Effective Date).

22.3 Fundamental Changes~~Fundamental Changes~~. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, consolidate, amalgamate or merge with or into or wind up into another Person, or liquidate or dissolve or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Restructuring Related Transactions), except that:

(a) any Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person, and such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia.

(b) (a) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with or into any other Subsidiary of the Borrower that is not a Loan Party; (b) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower that is a Loan Party; provided that a Loan Party shall be the continuing or surviving Person; (c) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States will be permitted; and (d) any Subsidiary of the Borrower may liquidate or dissolve, in each case, by way of an insolvency proceeding or otherwise, or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries of the Borrower and is not materially disadvantageous to the Lenders; provided that in the case of clause (d), the Person who receives the assets of such dissolving or liquidated Subsidiary of the Borrower shall be a Loan Party or such disposition shall otherwise be permitted under Section 7.05 or the definition of “Permitted Investments”;

(c) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any of its Subsidiaries; provided that to the extent that such Subsidiary disposing of such assets is a Guarantor, such other Subsidiary shall be a Guarantor or such disposition shall otherwise be permitted under Section 7.05 or the definition of “Permitted Investment”;

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person (other than Superior Industries Production Germany GmbH); provided that (a) the Borrower shall be the continuing or surviving corporation or (b) if the Person formed by or surviving any such merger or consolidation is not the Borrower (or, in connection with a disposition of all or substantially all of the Borrower’s assets, is the transferee of such assets) (any such Person, a “Successor Borrower”):

(i) the Successor Borrower will:

(i) be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,

(ii) expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and

(iii) deliver to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Loan Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

(ii) substantially contemporaneously with such transaction (or at a later date as agreed by the Administrative Agent),

(i) each Guarantor, unless it is the other party to such merger or consolidation, will by a supplement to the Guaranty (or in another form reasonably satisfactory to the Administrative Agent and the Borrower) reaffirm its Guaranty of the Obligations (including the Successor Borrower’s obligations under this Agreement),

(ii) each Loan Party, unless it is the other party to such merger or consolidation, will, by a supplement to the Security Agreement (or in another form reasonably satisfactory to the Administrative Agent), confirm its grant or pledge thereunder,

(iii) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, will, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent and the Borrower), confirm that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement;

(iii) after giving pro forma effect to such incurrence, the Borrower would be permitted to incur at least $1.00 of additional Permitted Ratio Debt pursuant to clause (C)(I) of the definition thereof; and

(iv) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received at least two (2) Business Days prior to the consummation of such transaction all documentation and other information in respect of the Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) [reserved];

(f) any Subsidiary of the Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person (other than Superior Industries Production Germany GmbH) in order to effect a Permitted Investment or other investment permitted pursuant to Section 7.05; provided that, no Event of Default exists or would result therefrom; provided further that the continuing or surviving Person will be (a) the Borrower or (b) a Subsidiary of the Borrower, in each case, which together with each of its Subsidiaries, will have complied with the applicable requirements of Section 6.11;

(g) a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition permitted pursuant to Section 7.04 or a disposition that does not constitute any Asset Sale (other than a transaction described in clause (b) of the definition of Asset Sale);

(h) the Borrower and any of its Subsidiaries may (a) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Borrower or the laws of a jurisdiction in the United States; provided that such conversion is not materially disadvantageous to the Appropriate Lenders, and (b) change its name; and

(i) the Loan Parties and the Subsidiaries of the Borrower may consummate the Restructuring Related Transactions.

22.4 Asset Sales~~Asset Sales~~. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, in any fiscal year, consummate any Asset Sale, which, when taken together with all other Asset Sales consummated in such fiscal year, would exceed an aggregate fair market value not to exceed $10.0 million, unless:

(a) the Borrower or such Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, and

(b) except in the case of a Permitted Asset Swap, with respect to any Asset Sale pursuant to this Section 7.04 for a purchase price in excess of $10.0 million, at least 75.0% of the consideration for such Asset Sale received by the Borrower or a Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this clause (2):

any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or a Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Subsidiary of the Borrower, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or a Subsidiary);

any securities, notes or other obligations or assets received by the Borrower or any Subsidiary of the Borrower from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by the Borrower or a Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;

[reserved]; or

Indebtedness of any Subsidiary of the Borrower that ceases to be a Subsidiary of the Borrower as a result of such Asset Sale (other than intercompany debt owed to the Borrower or a Subsidiary of the Borrower), to the extent that the Borrower and Subsidiary of the Borrower are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale.

To the extent any Collateral is disposed of as expressly permitted by this Section 7.04 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing; provided, however, notwithstanding anything herein to the contrary, no Collateral shall be disposed of, or otherwise transferred to, Superior Industries Production Germany GmbH.

Notwithstanding the foregoing, neither the Borrower nor any Subsidiary of the Borrower shall transfer (or license on a non-exclusive basis) or otherwise dispose of (including by way of contribution as an Investment) any Material Asset to any Subsidiary that is not a Loan Party.

22.5 Restricted Payments~~.~~.

The Borrower shall not, nor shall the Borrower permit any Subsidiary to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Subsidiary’s Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(A) dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of ~~the Borrower~~Holdings or in options, warrants or other rights to purchase such Equity Interests; or

(B) dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Borrower or any of its Subsidiaries receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or Holdings, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Borrower, Holdings or any of its Subsidiaries;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than (to the extent permitted by any subordination terms applicable thereto) Indebtedness permitted under clauses (7), (8) and (9) of Section 7.02(b); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”).

The provisions of Section 7.05(a) will not prohibit:

(i) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 7.05;

(ii) (a) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of ~~the Borrower~~Holdings or its Subsidiaries, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), (ii) Subordinated Indebtedness or (iii) unsecured Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to any Subsidiary) of Equity Interests of ~~the Borrower~~Holdings (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (y) within 120 days of such sale or issuance, (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Subsidiary of ~~the Borrower~~Holdings or to an employee stock ownership plan or any trust established by ~~the Borrower~~Holdings or any Subsidiary) of Refunding Capital Stock made within 120 days of such sale or issuance, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by ~~the Borrower~~Holdings was permitted under clause (6)(a) or (b) of this Section 7.05(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of:

(A) Subordinated Indebtedness of the Borrower or a Guarantor made (i) by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Subordinated Indebtedness of the Borrower or a Guarantor or Disqualified Stock of the Borrower or a Guarantor and (ii) within 120 days of such sale, issuance or incurrence, and

(B) Disqualified Stock of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of Disqualified Stock or Subordinated Indebtedness of the Borrower or a Guarantor, made within 120 days of such sale, issuance or incurrence;

(iv) Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of ~~the Borrower~~Holdings held by any future, present or former employee, director, officer, member of management, consultant or independent contractor

(or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of ~~the Borrower~~Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Borrower in connection with any such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Borrower or any of its Subsidiaries in connection with the Restructuring Related Transactions; provided that the aggregate amount of Restricted Payments made under this clause (4), together with all interest paid in cash in respect of any Indebtedness incurred under Section 7.02(b)(18), does not exceed $5.0 million in any fiscal year with unused amounts in any calendar year being carried over to the next two succeeding calendar years;

(v) the declaration and payment of (i) dividends or distributions in kind to holders of Preferred Stock of ~~the Borrower~~Holdings and (ii) dividends or distributions in cash to holders of Designated Preferred Stock of ~~the Borrower~~Holdings; provided that, solely in the case of the foregoing clause (ii), (A) the aggregate amount of dividends and distributions paid thereunder will not exceed the amount of cash actually contributed to ~~the Borrower~~Holdings from the sale of such Designated Preferred Stock and (B) at the time of, and after giving effect to, such cash dividend or distribution the conditions included in the proviso to the definition of “Designated Preferred Stock” are satisfied;

(vi) (a) payments made or expected to be made by ~~the Borrower~~Holdings or any of its Subsidiaries in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Borrower or any of its Subsidiaries, (b) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and (c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Subsidiaries in connection with such Person’s purchase of Equity Interests of ~~the Borrower~~Holdings; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(vii) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed (as of the date any such Restricted Payment is made) the greater of (a) $8.0 million and (b) 5% of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis); provided that if this clause (7) is utilized to make a Restricted Investment, the amount deemed to be utilized under this clause (7) will be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”); provided further that at the time of, and after giving effect to, any Restricted Payment pursuant to this clause (7), no Event of Default or payment Default will have occurred and be continuing or would occur as a consequence thereof;

(viii) to the extent constituting a Restricted Payment, distributions or payments of Securitization Fees;

(ix) (a) Restricted Payments described in clauses (A) and (B) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than (i) in the case of Restricted Payments in respect of Preferred Stock, 2.00 to 1.00 and (ii) otherwise, 1.00 to 1.00 and (b) Restricted Payments described in clause (C) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the

Secured Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 2.00 to 1.00;

(x) payments made for the benefit of the Borrower or any of its Subsidiaries to the extent such payments could have been made by the Borrower or any of its Subsidiaries because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 7.07;

(xi) payments and distributions to dissenting stockholders of any Subsidiary of the Borrower pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Subsidiary of the Borrower that complies with the terms of this Agreement or any other transaction that complies with the terms of this Agreement; and

(xii) Restricted Payments in connection with the refinancing of (a) any Subordinated Indebtedness or (b) any Preferred Stock, in each case, with the Net Proceeds of, or in exchange for, (I) any Refinancing Indebtedness, (II) other Indebtedness permitted to be incurred pursuant to Section 7.02 or (III) Qualified Equity Interests in the form of common stock; provided that, for the avoidance of doubt, this clause (12) shall be subject to clause (ii) of the final proviso of this Section 7.05(b); ~~and~~

~~(13) dividends, which shall be paid in kind (including all Preferred Dividends and Participating Dividends), at the dividend rate required under the Investment Agreement as in effect on the Closing Date (and without giving effect to any amendments or modifications thereto that would result in any increase in the dividend rate) in respect of the Preferred Stock issued pursuant thereto, other than in connection with any optional or mandatory redemption of such Preferred Stock exercised under the terms of the Investment Agreement; and~~

provided that (i) at the time of, and after giving effect to, any Restricted Payment pursuant to clause (9) in respect of Restricted Payments described in clauses (A), (B) or (C) of the definition thereof, no Event of Default will have occurred and be continuing or would occur as a consequence thereof, and (ii) no Restricted Payment to purchase, redeem, defease or otherwise acquire or retire for value any Preferred Stock shall be made unless, (a) after giving pro forma effect to such purchase, redemption, defeasance, or acquisition, either (x) the Junior Debt Condition is satisfied or (y) such purchase, redemption, defeasance, acquisition or retirement is made with the proceeds of, or in exchange for, any issuance or incurrence of Acceptable Subordinated Indebtedness or Qualified Equity Interests in the form of common stock and (b) the Borrower is in pro forma compliance with Section 7.12(1)(B).

Notwithstanding anything herein to the contrary, neither the Borrower nor any Subsidiary shall be permitted to make any transfers (including, without limitation, through Investments, Asset Sales, other dispositions, asset purchases, Restricted Payments or otherwise) in or to Superior Industries Production Germany GmbH; provided that, the Borrower and the Subsidiaries may purchase from Superior Industries Production Germany GmbH equipment and inventory owned by Superior Industries Production Germany GmbH as of the Amendment and Restatement Date pursuant to Section 7.07(a), in each case, for consideration not in excess of the fair market value of such equipment or inventory so long as the aggregate consideration for all such purchases occurring on or after the Amendment and Restatement Date shall not to exceed $1,000,000 and otherwise on the terms and conditions set forth in Section 7.07(a).

For purposes of determining compliance with this Section 7.05, in the event that any Restricted Payment or Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 7.05(a), clauses (1) through (13) of Section 7.05(b) or one or more of the clauses contained in the definition of “Permitted Investments,” the Borrower will be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, in its sole discretion, such Restricted Payment or Investment (or any portion thereof) among Section 7.05(a), such clauses (1) through (13) of Section 7.05(b) or one or more clauses contained in the definition of “Permitted Investments,” in any manner.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Borrower or any Subsidiary of the Borrower, as the case may be, pursuant to the Restricted Payment.

Notwithstanding the foregoing, neither the Borrower nor any Subsidiary of the Borrower shall transfer (or license on a non-exclusive basis) or otherwise dispose of (including by way of contribution as an Investment) any Material Asset to any Subsidiary that is not a Loan Party.

22.6 Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and any of its Subsidiaries on the ~~Closing~~Amendment No. 3 Effective Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the ~~Closing~~Amendment No. 3 Effective Date.

22.7 Transactions with Affiliates~~.~~ .

The Borrower shall not, nor shall the Borrower permit any Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) unless (A) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower, Holdings or the relevant Subsidiary than those that would have been obtained at such time in a comparable transaction by the Borrower, Holdings or such Subsidiary with a Person other than an Affiliate of the Borrower on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Subsidiary from a financial point of view, and (B) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $5.0 million an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (A) above (which such Officer’s Certificate, to the extent delivered with respect to any Affiliate Transaction or series of related Affiliate Transactions requires aggregate payments or consideration in excess of $25.0 million shall attach a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction); provided that any such Affiliate Transactions permitted with Superior Industries Production Germany GmbH shall not exceed $1,000,000 in the aggregate at any time.

The foregoing restriction will not apply to the following:

(i) transactions between or among the Borrower and one or more Guarantors or between or among Guarantors or, in any case, any entity that becomes a Guarantor as a result of such transaction;

(ii) (a) Restricted Payments permitted by Section 7.05 (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition), (b) any Permitted Investment(s) or any acquisition otherwise permitted hereunder and (c) Indebtedness permitted by Section 7.02;

(iii) (a) [reserved], (b) the payment of indemnification and similar amounts to, and reimbursement of expenses to, the Investors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors, (c) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, managers, consultants or independent contractors or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice, (d) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any Subsidiary of the Borrower; and (e) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any Subsidiary of the Borrower;

(iv) the payment of fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to, or on behalf of or for the benefit of, present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower;

(v) ~~[reserved];~~transactions in which the Borrower or any of its Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not materially less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate of the Borrower on an arm’s-length basis;

(vi) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any agreement as in effect as of the ~~Closing~~Amendment No. 3 Effective Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the applicable agreement as in effect on the ~~Closing~~Amendment No. 3 Effective Date);

(vii) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any equity holders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the ~~Closing~~Amendment No. 3 Effective Date and any amendment thereto and, similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Borrower or any of its Subsidiaries of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the ~~Closing~~Amendment No. 3 Effective Date will only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the original agreement or arrangement in effect on the ~~Closing~~Amendment No. 3 Effective Date;

(viii) the Restructuring Related Transactions and the payment of all fees and expenses related to the Restructuring Related Transactions, including Transaction Expenses;

(ix) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(x) the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Borrower;

(xi) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;

(xii) payments by the Borrower or any of its Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;

(xiii) payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and cancellation of any thereof) of the Borrower and any of its Subsidiaries and Preferred Stock (and cancellation of any thereof) of the Borrower or any of its Subsidiaries to any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or permitted transferees) of the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by the Borrower in good faith; and any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or any permitted transferees thereof) that are, in each case, approved by the Borrower in good faith;

(xiv) (a) investments by Affiliates in securities or Indebtedness of the Borrower or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities or Indebtedness of the Borrower or any of its Subsidiaries contemplated in the foregoing clause (a) or that were acquired from Persons other than the Borrower and its Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness;

(xv) [reserved];

(xvi) payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower and its Subsidiaries;

(xvii) any lease entered into between the Borrower or any of its Subsidiaries, as lessee and any Affiliate of the Borrower, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the Board of Directors or senior management of the Borrower in good faith;

(xviii) intellectual property licenses in the ordinary course of business or consistent with industry practice;

(xix) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower pursuant to any equity holders agreement or registration rights agreement entered into on or after the ~~Closing~~Amendment No. 3 Effective Date;

(xx) transactions permitted by, and complying with, Section 7.03 solely for the purpose of reincorporating the Borrower in a new jurisdiction;

(xxi) transactions undertaken in good faith (as determined by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing Articles VI and VII of this Agreement; so long as such transactions, when taken as a whole, do not result in a material adverse effect on the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, when taken as a whole, in each case, as determined in good faith by the Board of Directors or certified by senior management of the Borrower in an Officer’s Certificate;

(xxii) [reserved];

(xxiii) (a) [reserved] and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of ~~the Borrower~~Holdings;

(xxiv) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of ~~the Borrower~~Holdings;

(xxv) investments by any Investor in securities or Indebtedness of ~~the Borrower~~Holdings or any Guarantor;

(xxvi) [reserved]; and

(xxvii) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium.

For the avoidance of doubt, no transaction may be consummated with Superior Industries Production Germany GmbH in reliance on this Section 7.07(b).

22.8 Burdensome Agreements~~.~~.

The Borrower shall not, nor shall the Borrower permit any Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Guarantor) to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction (other than this Agreement or any other Loan Document) on the ability of any Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Guarantor) to:

(i) (A) pay dividends or make any other distributions to the Borrower or any Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to the Borrower or to any Guarantor;

(ii) make loans or advances to the Borrower or to any Guarantor;

(iii) sell, lease or transfer any of its properties or assets to the Borrower or to any Guarantor; or

(iv) with respect to the Borrower or any Guarantor, (a) Guaranty the Obligations or (b) create, incur or cause to exist or become effective Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents to the extent such Lien is required to be given to the Secured Parties pursuant to the Loan Documents;

provided that any dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction.

Section 7.08(a) will not apply to any such encumbrances or restrictions existing under or by reason of:

(v) encumbrances or restrictions in effect on the ~~Closing~~Amendment No. 3 Effective Date, including pursuant to the Loan Documents;

(vi) the Super-Priority Revolving Credit Agreement (and any Permitted Euro Revolving Indebtedness), any Hedge Agreements, any Hedging Obligations, any Preferred Stock~~, the indenture governing the Senior Notes~~  and any Refinancing Indebtedness in respect of each of the foregoing;

(vii) Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clauses (3) and 4(b) above on the property so acquired;

(viii) applicable Law or any applicable rule, regulation or order;

(ix) any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into the Borrower or any of its Subsidiaries, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;

(x) contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;

(xi) [reserved];

(xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Liens permitted by Section 7.01;

(xiii) provisions in agreements governing Indebtedness, Disqualified Stock or Preferred Stock of Subsidiaries that are not Guarantors permitted to be incurred subsequent to the ~~Closing~~Amendment No. 3 Effective Date pursuant to Section 7.02;

(xiv) provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business;

(xv) customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;

(xvi) restrictions created in connection with any Qualified Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Board of Directors of the Borrower, are necessary or advisable to effect such Qualified Securitization Facility or Receivables Financing Transaction;

(xvii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any Subsidiary of the Borrower is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or the assets or property of another Subsidiary;

(xviii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower;

(xix) customary provisions restricting assignment of any agreement;

(xx) restrictions arising in connection with cash or other deposits permitted under Section 7.01;

(xxi) any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 7.02 entered into after the ~~Closing~~Amendment No. 3 Effective Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Borrower and its Subsidiaries than (A) the restrictions contained in the Loan Documents as of the ~~Closing~~Amendment No. 3 Effective Date or (B) those encumbrances and other restrictions that are in effect on the ~~Closing~~Amendment No. 3 Effective Date with respect to the Borrower or that Subsidiary pursuant to agreements in effect on the ~~Closing~~Amendment No. 3 Effective Date, (ii) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers, (iii) will not materially impair the Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrower or (iv) are otherwise customary market terms for such Indebtedness, Disqualified Stock or Preferred Stock, as of the date of incurrence or issuance thereof (provided, in the case of this clause (iv), the applicable terms of this Agreement shall, without any further action on the part of the Borrower, the Administrative Agent or any Lender, be deemed to be amended automatically to include each such customary market term, but only for so long as such customary market term remains in effect under such under such agreement or instrument);

(xxii) [reserved];

(xxiii) under terms of Indebtedness and Liens in respect of Indebtedness permitted to be incurred pursuant to Section 7.02(b)(4) and any permitted refinancing in respect of the foregoing;

(xxiv) customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.08;

(xxv) [reserved];

(xxvi) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(1) through (b)(21) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(xxvii) any encumbrance or restriction existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(xxviii) applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 7.02 is incurred.

22.9 Accounting Changes~~Accounting Changes~~. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

22.10 Modification of Terms of Subordinated Indebtedness. The Borrower shall not, nor shall the Borrower permit any Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Borrower, any term or condition of any Subordinated Indebtedness having an aggregate outstanding principal amount greater than the Threshold Amount (other than as a result of any Refinancing Indebtedness in respect thereof) without the consent of the Administrative Agent (acting at the direction of the Supermajority Lenders) (which consent shall not be unreasonably withheld or delayed).

22.11 Negative Pledge~~Negative Pledge~~. The Borrower shall not, and shall not permit any Guarantor to, create any Lien on any Material Real Property of the Borrower or any Guarantor now owned or hereafter acquired by it (unless the Secured Parties are granted a perfected first priority security interest in such Material Real Property and it becomes or is included as Collateral), except (i) if concurrently with the creation of such Lien (which must be a Permitted Lien), the applicable Loan Parties have executed and delivered collateral documentation, in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, as the case may be, granting to the Collateral Agent, for the benefit of the Secured Parties, a valid, enforceable, perfected and first-priority Lien on such Material Real Property, which Lien shall secure the Secured Obligations on an equal and ratable basis with the Lien securing any such other Indebtedness pursuant to an Intercreditor Agreement, and (ii) Permitted Liens that are non-consensual Liens.

22.12 Financial Covenants~~.~~ .

~~(1) The Borrower shall not permit:~~

~~(A) the Secured Net Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth opposite such period (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (this clause (A), the “Financial Maintenance Covenant”):~~

~~Test Period~~	~~Ratio~~

~~December 31, 2024, through March 31, 2025 3.75 to 1.00~~

~~June 30, 2025, and thereafter 3.50 to 1.00~~

~~(B) if the Borrower shall have paid any Restricted Payment in cash to the holders of any Preferred Stock during such Test Period, the Fixed Charge Coverage Ratio as of the last day of any Test Period to be less than 1.10 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (this clause (B), the “Fixed Charge Covenant”). For the avoidance of doubt, the Fixed Charge Coverage Covenant shall not be tested on the last day of any Test Period (and will not give rise to any Default or any Event of Default on such day) if the Borrower has not paid any Restricted Payment in cash to the holders of any Preferred Stock during the Test Period then ended.~~

~~(2) The Borrower shall maintain a minimum Liquidity as of the last day of any Test Period of not less than the Applicable Liquidity Threshold (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (together with the Financial Maintenance Covenant and the Fixed Charge Covenant, collectively, the “Financial Covenant”).~~

~~(3)~~ The Borrower shall maintain, at all times during the period commencing on the Amendment No. ~~2~~3 Effective Date and ending on the ~~earlier of (x) November 14, 2025 and (y) the~~ date of the Recapitalization Transaction, a minimum Liquidity as of the ~~Friday~~last Business Day of each calendar ~~week~~month during such period of not less than $1~~5~~0,000,000 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(6)).

~~Section 7.13 Disbursements Variance. The Borrower shall not permit the aggregate amount of actual disbursements (including fees incurred by the Borrower’s advisors) for any Testing Period to exceed the aggregate amount of disbursements (including fees incurred by the Borrower’s advisors) for such Testing Period set forth in the Cash Flow Forecast by more than 110% (such permitted variance, the “Permitted Variance”).~~

Passive Holding Company. Notwithstanding anything to the contrary contained herein, Holdings shall not:

(a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (i) the Obligations; (ii) other obligations under this Agreement or any Loan Document and (iii) the Super-Priority Revolving Obligations;

(b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than Liens granted to the Collateral Agent to secure the Obligations and the Super-Priority Revolving Obligations;

(c) consolidate with or merge or amalgamate with or into, or convey, transfer or lease all or substantially all its assets to, any Person;

(d) sell or otherwise dispose of any Equity Interests of any Loan Party;

(e) create or acquire any direct Subsidiary or make or own any direct Investment in any Person other than in the Loan Parties and cash and Cash Equivalents;

(f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; or

engage in any business or activity or own any assets other than, in each case, (i) its ownership of the Equity Interests of the other Loan Parties and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, in each case, not prohibited pursuant to this Agreement; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance) and the performance of obligations under and in compliance with its Organizational Documents to the extent not prohibited hereunder; (iii) the performance of its obligations as a Loan Party hereunder and under the Super-Priority Revolving Credit Agreement, (iv) any issuance or sale of its Equity Interests to the extent permitted hereunder, (v) participating in Tax, accounting and other administrative matters as a member of the consolidated group of Parent and its Subsidiaries, (vi) providing indemnification to officers and directors in the ordinary course of business, (viii) executing, delivering and the performance of rights and obligations under the Loan Documents, (ix) purchasing and holding Equity Interests of the Borrower, (x) making capital contributions to the Borrower, including from amounts contributed to Holdings and held temporarily prior to such contribution, (xi) execution and delivery of, and the performance of rights and obligations under, any employment agreements and any documents related thereto, (xii) execution and delivery or, and the performance of rights and obligations under, any guarantees of leases or insurance obligations or other guarantees expressly permitted hereunder (including in connection with workers compensation insurance or self-insurance), (xiii) holding any Restricted Payment permitted hereunder temporarily pending further distribution, and (xiv) any activities incidental or reasonably related to the foregoing, including holding cash and Cash Equivalents (together with any investment income thereon).

SECTION 23.

Events of Default and Remedies

23.1 Events of Default. Effective on and after the ~~Closing~~Amendment No. 3 Effective Date, each of the events referred to in clauses (1) through (11) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (a) when and as required to be paid herein, any amount of principal or premium (including the ~~Payment Premium and the~~ Exit Premium and the Make-Whole Amount), if any, of any Loan or (b) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Guarantor fails to perform or observe any term, covenant or agreement contained in ~~any of the second proviso to Section 4.01(1), Section 6.01,~~ Section 6.03(1), 6.05(1) (solely with respect to the Borrower, other than in a transaction permitted under Section 7.03 or 7.04)~~, Section 6.17,~~  or Article VII; provided that the Borrower’s failure to comply with the Financial Maintenance Covenant or the Fixed Charge Covenant (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.04; provided further that, with respect to the failure to comply with Section 6.01, such failure shall constitute an Event of Default only where such failure continues for five (5) days; or

(c) Other Defaults. The Borrower or any Guarantor fails to perform or observe any other covenant or agreement (not specified in Section 8.01(1) or (2) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. The Borrower or any Guarantor (a) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount or aggregate commitment amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to (i) Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of such Hedging Obligations and not as a result of any default thereunder by the Borrower or any of its Subsidiaries or (ii) the Super-Priority Revolving Credit Facility (or any Refinancing Indebtedness in respect thereof) to the extent that such failure or event relates to a breach of financial maintenance covenants thereunder unless the lenders thereunder shall have accelerated the obligations thereunder, and terminated all commitments in respect thereof as a result of such breach, in accordance with the terms thereof), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all of such Indebtedness to be made, prior to its stated maturity; provided that (A) such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02 and (B) this clause (5)(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, etc. The Borrower, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (based on the income and assets of such Subsidiary being determined as of the date of the relevant proceeding or actions described below) (in each case of such Significant Subsidiary or group of Subsidiaries Subsidiary other than in connection with a liquidation, winding up, dissolution or other transaction, in each case, to the extent permitted under Section 7.03), institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against the Borrower, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, a final non-appealable judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid or covered by insurance or indemnities as to which the insurer or indemnity has been notified of such judgment or order and the applicable insurance company or indemnity has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, (b) the Borrower or any Guarantor or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan, or (c) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms occurs, except, with respect to each of the foregoing clauses of this Section 8.01(8), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after its execution and delivery and for any reason (other than (a) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04), (b) as a result of acts or omissions by an Agent or any Lender or (c) due to the satisfaction in full of the Termination Conditions) ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions), or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than (i) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04) or (ii) as a result of the satisfaction of the Termination Conditions), or purports in writing to revoke or rescind the Loan Documents, taken as a whole, prior to the satisfaction of the Termination Conditions; or

(j) Collateral Documents. Any Collateral Document with respect to a material portion of the Collateral after delivery thereof pursuant to Section ~~4.01,~~ 6.11, 6.13 or pursuant to the provisions of any Collateral Document for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) ceases to create, or any Lien purported to be created by any Collateral Document with respect to a material portion of the Collateral shall be asserted in writing by any Loan Party (prior to the satisfaction of the Termination Conditions) not to be, a valid and perfected Lien with the priority required by such Collateral Document (or other security purported to be created on the applicable Collateral) on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except (A) as a result of the Administrative Agent no longer having possession of certificates actually delivered to it representing equity interests pledged under any Loan Document or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner; or

(k) Change of Control. There occurs any Change of Control~~;~~ .

~~(12) Tariffs. There occurs any tariffs on any of the shipments of the Borrower or its Subsidiaries into the U.S. exceeding 20.0% of the product value (the “Tariff Threshold”); provided that, if on or prior to the date that is sixty (60) days after the date such tariffs exceed the Tariff Threshold, the Borrower enters into agreements (or otherwise makes arrangements) such that such tariffs are either paid by or otherwise covered by (including as a result of price increases) the customers of the Borrower and its Subsidiaries, then no Event of Default in respect of this section (12) shall be deemed to have occurred; or~~

~~(13) Termination of Certain Agreements: (x) From and after the date the Merger Agreement is entered into, it is terminated without the consent of the Required Lenders or (y) from and after the date the Support Agreement is entered into, it is terminated without the consent of the Lenders.~~

23.2 Remedies upon Event of Default. ~~Subject to Section 8.04, if~~If any Event of Default occurs and is continuing, the Administrative Agent may, at any time after the ~~Closing~~Amendment No. 3 Effective Date, with the consent of the Required Lenders and shall, at the request of the Required Lenders, take any or all of the following actions:

(a) declare the Commitments of each Lender to be terminated, whereupon such Commitments and obligation will be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, the ~~Payment Premium~~Make-Whole Amount (if any), the Exit Premium, and all other amounts owing or payable under any Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) [reserved]; and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”), the Commitments of each Lender will automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

It is agreed that any ~~Payment Premium and any~~ Exit Premium and any Make-Whole Amount payable hereunder shall be presumed to be the liquidated damages sustained by each Lender ~~or each Amendment No. 2 Delayed Draw Term Lender~~, as applicable, as the result of the early termination, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The ~~Payment Premium and the~~ Exit Premium and the Make-Whole Amount shall also be payable in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING ~~PAYMENT PREMIUM OR~~ EXIT PREMIUM OR MAKE-WHOLE AMOUNT IN CONNECTION WITH SUCH PAYMENT, EXIT PREMIUM OR ACCELERATION. The Loan Parties expressly agree (to the fullest extent that each may lawfully do so) that: (A) each of ~~the Payment~~Exit Premium and the ~~Exit Premium~~Make-Whole Amount is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) each of ~~the Payment~~Exit Premium and the ~~Exit Premium~~Make-Whole Amount shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the ~~Payment Premium and the~~ Exit Premium and the Make-Whole Amount; and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Loan Parties expressly acknowledge that their agreement to pay the ~~Payment Premium and the~~ Exit Premium and the Make-Whole Amount to the Lenders as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans.

Notwithstanding anything herein to the contrary, the Exit Premium shall become immediately due and payable in the event the Amendment No. ~~2 Delayed Draw~~3 Term Loans are accelerated upon or following an Event of Default (including any automatic acceleration resulting from the commencement of a bankruptcy or other insolvency proceeding in accordance with Section 8.01(6)), as if the outstanding Amendment No. ~~2 Delayed Draw~~3 Term Loans had been optionally prepaid or terminated, as applicable, on the date of such acceleration. Any Exit Premium payable shall constitute liquidated damages sustained by the Lenders as a result of the early repayment or termination and the Loan Parties hereby agree that it is reasonable under the circumstances currently existing in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties to a reasonable calculation of the Lender’s lost profits as a result thereof. The Loan Parties and the Lenders acknowledge and agree that the Exit Premium constitutes liquidated damages for loss of investment opportunity and damages suffered by the Lenders shall in no way constitute interest or “unmatured interest” (as such term is used in Section 502(b) of the Bankruptcy Code). THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE EXIT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The parties hereto further acknowledge and agree that the Exit Premium is not intended to act as a penalty or to punish the

Loan Parties for any repayment or prepayment of the Loans but rather represent compensation for the cost of the Lenders’ investment opportunities.

23.3 Application of Funds. After the occurrence of an Event of Default or the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), subject to any Intercreditor Agreement then in effect, any amounts received on account of the Obligations will be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (including, without limitation, any Exit Premium) constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent, the Collateral Agent and the Agent-Related Persons in their capacities as such;

Second, to payment of that portion of the Obligations ~~(including, without limitation, any Exit Premium)~~ constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the ~~Amendment No. 2 Delayed Draw~~ Term Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the ~~Amendment No. 2 Delayed Draw~~ Term Loans, ratably among the ~~Amendment No. 2 Delayed Draw~~ Term Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the ~~Amendment No. 2 Delayed Draw~~ Term Loans that are due and payable to the ~~Amendment No. 2 Delayed Draw~~ Term Lenders on such date, ratably among the ~~Amendment No. 2 Delayed Draw~~ Term Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

~~Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders (other than the Amendment No. 2 Delayed Draw Term Lenders), ratably among them in proportion to the amounts described in this clause Fifth payable to them;~~

~~Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than Amendment No. 2 Delayed Draw Term Loans), ratably among the Lenders (other than the Amendment No. 2 Delayed Draw Term Lenders) in proportion to the respective amounts described in this clause Sixth payable to them;~~

~~Seventh~~Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

23.4 Right to Cure~~.~~.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(2) and (3), for the purpose of determining whether an Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant has occurred, the Borrower may on one or more occasions designate any portion of the Net Proceeds from any Permitted Equity Issuance or of any contribution to the common equity capital of the Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated Maintenance EBITDA of the Borrower for the applicable fiscal quarter; provided that such amounts to be designated are actually received by the Borrower (i) on and after the first Business Day of the applicable fiscal quarter and (ii) on and prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant as of such date, and the Borrower will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant is less than the full amount of such originally designated amount).

The Cure Amount used to calculate Consolidated Maintenance EBITDA for one fiscal quarter will be used and included when calculating Consolidated Maintenance EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(1) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was received other than the amount of the Consolidated Maintenance EBITDA referred to in the immediately preceding sentence; provided that solely to the extent such cash proceeds are actually applied to prepay Indebtedness under the Facilities, such reduction in Indebtedness shall be included in the calculation of the Financial Maintenance Covenant and the Fixed Charge Covenant for each applicable fiscal quarter other than the fiscal quarter during which the Cure Amount was received. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Borrower in an amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant, the Financial Maintenance Covenant and/or the Fixed Charge Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Maintenance Covenant and/or the Fixed Charge Covenant and any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents and (B) from and after the date that the Borrower delivers a written notices to the Administrative Agent that it intends to exercise its cure right under this Section 8.04 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.

(b) In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(1) is exercised.

(c) There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(1) are exercised during the term of the Facilities.

SECTION 24.

Administrative Agent and Other Agents

24.1 Appointment and Authorization of the Administrative Agent~~.~~.

(a) Each Lender hereby irrevocably appoints Oaktree Fund Administration, LLC, a Delaware limited liability company, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.07, 9.11, 9.12, 9.15 and 9.16) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any such provision. The Administrative Agent hereby represents and warrants that it is either (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii) or (ii) a Withholding U.S. Branch.

(b) JPMorgan Chase Bank, N.A., shall act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A., to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, for the avoidance of doubt, entering into any ~~"~~“parallel debt~~"~~” provisions, where such parallel debt provision is customary for taking security in the relevant jurisdiction). In this connection, the JPMorgan Chase Bank, N.A., as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.07 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X with respect to the Collateral Agent (including Sections 10.04 and 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) For purposes of Mexican law, each Lender ~~and Issuing Bank~~ hereby grants to JPMorgan Chase Bank, N.A. a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable Articles of the Mexican Commerce Code (Código de Comercio) to act on its behalf as its agent and comisionista in connection with this Agreement and the other Loan Documents, in the terms and for the purposes set forth in this Section 9.01. Furthermore, each Lender ~~and Issuing Bank~~ hereby authorizes JPMorgan Chase Bank, N.A. to delegate the above mentioned comisión mercantil con representación pursuant to Article 280 and any other applicable Articles of the Mexican Commerce Code (Código de Comercio) to the extent permitted by and under the terms provided in any of the Loan Documents.

(d) For purposes of Costa Rican law, the Collateral Agent will appoint Securitas Servicios Fiduciarios S.R.L., a Costa Rican entity, as its local sub agent so that it can act on its behalf and benefit as collateral agent and acreedor garantizado (as defined in the Costa Rican Ley de Garantías Mobiliarias¸ Law No. 9246) and in such capacity, take a first-priority security interest over the Equity Interest of the Costa Rican Guarantor.

24.2 Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any such Person serving as an Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

24.3 Exculpatory Provisions~~Exculpatory Provisions~~. The Administrative Agent and Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent (including the Administrative Agent):

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

Neither any Agent nor any of its Related Persons shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Supermajority Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in ~~Article IV~~Section 5 of Amendment No. 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

24.4 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agents shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

24.5 Certain Rights of the Agents. If any Agent requests instructions from the Required Lenders or Supermajority Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders or Supermajority Lenders, as applicable; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders or Supermajority Lenders, as applicable.

24.6 Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

24.7 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of such Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary in this Section 9.07 or Section 9.15, the Administrative Agent shall not delegate to any Supplemental Agent responsibility for receiving any payments under any Loan Document for the account of any Lender, which payments shall be received directly by the Administrative Agent, without prior written consent of the Borrower (not to unreasonably withheld or delayed). The Administrative Agent and the Collateral Agent, as applicable, shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents as determined by a court of competent jurisdiction in a final and non-appealable judgment.

24.8 Indemnification~~Indemnification~~. Whether or not the transactions contemplated hereby are consummated, to the extent any Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent or any other Agent-Related Person (solely to the extent any such

Agent-Related Person was performing services on behalf of any Agent) in proportion to their respective Pro Rata Shares for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent’s or any other Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.08 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent and any Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent or Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent or Agent-Related Person is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Agents or any Agent-Related Person shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.08 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of any Agent or any Agent-Related Person.

24.9 Each Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders”, “Supermajority Lenders”, or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

24.10 Erroneous Payments~~.~~.

(a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (2)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates or sub-agents were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the

Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (1) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (1), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates or sub-agents) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates or sub-agents) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(I) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (II) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(2).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (1) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (1), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

24.11 Resignation by the Agents. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent becomes subject to a Lender-Related Distress Event, then the Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Required Lenders. If the Administrative Agent becomes subject to an Agent-Related Distress Event, then the Borrower may remove the Administrative Agent from such role upon 15 days’ prior written notice to the Lenders. Such resignation or removal shall take effect upon the appointment of a successor Administrative Agent as provided below.

Notwithstanding anything to the contrary in this Agreement, no successor Administrative Agent shall be appointed unless such successor Administrative Agent represents and warrants that it is (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of U.S. Treasury Regulations Section 1.1441-1(b)(2)(ii), or (ii) a Withholding U.S. Branch.

Upon any such notice of resignation by, or notice of removal of, the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing).

If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) has occurred and is continuing), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

If no successor Administrative Agent has been appointed pursuant to the foregoing by the 35th day after the date such notice of resignation was given by the Administrative Agent or such notice of removal was given by the Required Lenders or the Borrower, as applicable, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. The retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.11.

The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Upon a resignation or removal of the Administrative Agent pursuant to this Section 9.11, the Administrative Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

The Collateral Agent may resign or be removed only in accordance with the Closing Date Intercreditor Agreement; provided that (x) after the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent and (y) upon a resignation or removal of the Collateral Agent pursuant to the Closing Date Intercreditor Agreement, the Collateral Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Collateral Agent for all of its actions and inactions while serving as the Collateral Agent.

24.12 Collateral Matters~~Collateral Matters~~. Each Lender irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to take the actions to be taken by them as set forth in Sections 7.04 and 10.24.

Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders, the Required Facility Lenders, or the Supermajority Lenders, as applicable, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders, the Required Facility Lenders, or the Supermajority Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

Upon request by any Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.12. In each case as specified in this Section 9.12, Section 7.04 and Section 10.24, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents, this Section 9.12, Section 7.04 and Section 10.24.

The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.12, Section 7.04, Section 10.24 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

24.13 [Reserved]~~.~~ .

24.14 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of the first proviso to Section 10.01(1) of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

24.15 Appointment of Supplemental Agents~~.~~.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent, sub-agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case any Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, each Agent is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that any Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such

Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either such Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to such Agent shall inure to the benefit of such Supplemental Agent and all references therein to such Agent shall be deemed to be references to such Agent or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Agent so appointed by any Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the applicable Agent until the appointment of a new Supplemental Agent.

24.16 Intercreditor Agreements~~Intercreditor Agreements~~. The Administrative Agent and Collateral Agent are hereby authorized to enter into any Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or any Intercreditor Agreement contemplated hereunder. In addition, each Secured Party hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to any Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement. Each Secured Party acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of any Permitted Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

24.17 [Reserved]~~.~~ .

24.18 Withholding Tax~~Withholding Tax.~~. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 25.

Miscellaneous

25.1 Amendments, etc~~.~~ .

(a) Except as otherwise set forth in this Agreement (including, without limitation, as set forth in Section 7.08(b)(17)), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than (x) with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable (and not the Required Lenders) and (y) with respect to any amendment or waiver contemplated in clauses (b) or (c), which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and the Administrative Agent hereby agrees to acknowledge any such waiver, consent or amendment that otherwise satisfies the requirements of this Section 10.01 as promptly as possible, however, to the extent the final form of such waiver, consent or amendment has been delivered to the Administrative Agent at least one Business Day prior to the proposed effectiveness of the consents by the Lenders party thereto, the Administrative Agent shall acknowledge such waiver, consent or amendment (i) immediately, in the case of any amendment which does not require the consent of any existing Lender under this Agreement or (ii) otherwise, within two hours of the time copies of the Required Lender consents or other applicable Lender consents required by this Section 10.01 have been provided to the Administrative Agent; and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that ~~a waiver of any condition precedent set forth in Section 4.01 or~~ the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

postpone any date scheduled for (including the extension of any grace period in respect of a payment Default), or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(2)) or any payment of fees or premiums (including any ~~Payment Premium~~Make-Whole Amount) hereunder or under any Loan Document with respect to payments to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (ii) the waiver of any Default or Event of Default (other than a Default or Event of Default related to missed payment), ~~and~~ (iii) any change to the definition of “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio” or, in each case, in the component definitions thereof and (iv) permitting the interest on the Amendment No. 3 Term Loans to be paid in kind;

reduce the principal of, or the rate of interest specified herein on, or change the form or manner of payment of principal or interest (including any requirement to pay such principal or interest in cash) on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a reduction in any rate of interest or any fees: any change to the definition of “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio,” or, in each case, in the component definitions thereof; provided that only the consent the Required Lenders shall be necessary to amend the definition of “Default Rate”; provided that notwithstanding the foregoing, interest on the Amendment No. 3 Term Loans may be paid in kind with only the consent of the Required Lenders in accordance with Section 2.08(4);

except as contemplated by clause (C) in the second proviso immediately succeeding clause (i) of this Section 10.01(1), change (or that would have the effect of changing or altering) any provision of this

Section 10.01 or the definition of “Supermajority Lenders”, “Required Lenders” or “Required Facility Lenders,” “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents or Section 2.13, Section 2.05(2)(e), or Section 8.03 or any other provision governing pro rata sharing or pro rata payment among the Lenders or the order of application of payments, without the written consent of each Lender directly and adversely affected thereby;

release (or have the effect directly or indirectly of releasing) all or substantially all of the aggregate value of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

release (or have the effect directly or indirectly releasing) all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

subordinate, permit the subordination of or have the effect of subordinating (x) the Liens securing any of the Obligations on a material portion of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either case of subclause (x) or (y) without the written consent of each Lender directly and adversely affected thereby, except for (a) any debtor-in-possession financings of the Borrower or a Guarantor that each Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are held by each Lender at such time) of the debtor-in-possession financing on the same terms as offered to all other providers (or their Affiliates) of the debtor-in-possession financing and to the extent such Lender decides to participate in the debtor-in-possession financing, receive its pro rata share of the fees and any other similar benefit afforded to the providers of the debtor-in-possession financing (or any of their Affiliates) in connection with providing the debtor-in-possession financing pursuant to a written offer made to each Lender describing the material terms of the arrangements pursuant to which the debtor-in-possession financing is to be provided, which offer shall remain open to each Lender for a period of not less than ten (10) Business Days (with any such Lender that does not respond on or prior to the tenth Business Day prior to the incurrence of such debtor-in-possession financing being deemed to have declined to participate in such debtor-in-possession financing facility) or (b) unless each Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are held by each Lender at such time) of the Senior Indebtedness on the same terms as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each Lender for a period of not less than ten (10) Business Days (with any such Lender that does not respond on or prior to the tenth Business Day prior to the incurrence of such Senior Indebtedness being deemed to have declined to participate in such credit facility);

amend, waive or otherwise modify any term or provision (including the availability and conditions to funding (subject to the requirements of Section 2.14) with respect to Incremental Loans, but excluding the rate of interest applicable thereto which shall be subject to clause (c) above)) which directly affects Lenders of one or more Incremental Loans and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Loans (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, the waivers described in this clause (i) shall only require the consent of the Required Facility Lenders under such applicable Incremental Loans;

~~(i) amend, waive or otherwise modify any term or provision in Section 4.01, in each case, without the written consent of each Lender;~~

[reserved];

(i) (A) amend or otherwise modify the defined term “Excluded Account”, “Excluded Assets”, “Excluded Subsidiary”, “Material Asset”, or “Material Subsidiary”, (B) permit the creation, designation or introduction of the concept of “unrestricted subsidiaries” (or similar concept), (C) amend or otherwise modify the defined term “First-Out Cap” in the Closing Date Intercreditor Agreement as in effect on the Amendment ~~and Restatement~~No. 3 Effective Date, or (D) amend or otherwise modify the provisions of Section 7.02(b)(30), Section 7.10, Section 7.11, the last paragraph of Section 7.04 or 7.05 or any provision in this Agreement that requires the consent of or the direction by the Supermajority Lenders for ~~the~~an Agent to take any action if such modification removes such requirement, in each case of this clause (i) without the written consent of the Supermajority Lenders, or (ii) amend or otherwise modify any term or provision to allow for the issuance of Preferred Stock at a Subsidiary that is not a Loan Party in an amount above what is permitted to be issued hereunder on the Amendment ~~and Restatement~~No. 3 Effective Date, in each case of this clause (ii) without the written consent of the Supermajority Lenders except for any such issuance with respect to which each Lender has been offered a bona fide opportunity to participate in such transaction on a pro rata basis (based on the amount of Obligations that are held by each Lender at such time) and on the same terms as offered to all other participants in such transaction and to the extent such Lender decides to participate in the transaction, receive its pro rata share of the fees and any other similar benefit afforded to the providers of the transaction (or any of their Affiliates) pursuant to a written offer made to each Lender describing the material terms of such transaction, which offer shall remain open to each Lender for a period of not less than ten (10) Business Days (with any such Lender that does not respond on or prior to the tenth Business Day following receipt of such written offer being deemed to have declined to participate in such transaction);

amend, waive, or otherwise modify any term or provision in (i) Section 10.07(g), (i), (j), (k), or (n), or (ii) Section 10.24 (or any other provisions that provide for the release of Guarantees or Collateral), in each case, without the written consent of all Lenders; or

amend, waive, or otherwise modify any term or provision with respect to the making of any Investments in, Dispositions to, or the incurrence of any Indebtedness that is offered by a Lender hereunder to (such Indebtedness, the “Non-Loan Party Indebtedness”), any non-Loan Party without the written consent of the Supermajority Lenders unless, solely in the case of any Non-Loan Party Indebtedness, each Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are held by each Lender at such time) of the Non-Loan Party Indebtedness on the same terms as offered to all other providers (or their Affiliates) of the Non-Loan Party Indebtedness and to the extent such Lender decides to participate in the Non-Loan Party Indebtedness, receive its pro rata share of the fees and any other similar benefit of the Non-Loan Party Indebtedness afforded to the providers of the Non-Loan Party Indebtedness (or any of their Affiliates) in connection with providing the Non-Loan Party Indebtedness pursuant to a written offer made to each Lender describing the material terms of the arrangements pursuant to which the Non-Loan Party Indebtedness is to be provided, which offer shall remain open to each Lender for a period of not less than ten (10) Business Days (with any such Lender that does not respond on or prior to the tenth Business Day following receipt of such written offer being deemed to have declined to participate in such Non-Loan Party Indebtedness); provided, that, (i) such Non-Loan Party Indebtedness shall be on arm’s length commercial terms, and (ii) no Investor, Investor Affiliate, Borrower Affiliate, Debt Fund Affiliate, or any of their respective Affiliates shall provide such Non-Loan Party Indebtedness;

provided that:

(I) [reserved];

(II) [reserved];

(III) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and

(IV) [reserved];

provided further that notwithstanding the foregoing:

(i) no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);

(ii) no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement (i) that is for the purpose of adding the holders of any Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement in connection with joinders and supplements; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;

(iii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;

(iv) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time;

(v) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (or the Collateral Agent, as applicable) to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Loans any borrowing of Other Loans, any Extension or any borrowing of Replacement Loans and otherwise to effect the provisions of Section 2.14, 2.15 or 2.16 or the immediately succeeding paragraph of this Section 10.01, respectively; and

(vi) the Borrower and the Administrative Agent may, without the input or consent of the other Lenders, effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent.

(b) In addition, notwithstanding anything to the contrary contained in this Section 10.01, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Loans”) with replacement term loans (“Replacement Loans”) hereunder; provided that the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Replaced Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses incurred in connection with such refinancing of Replaced Loans with such Replacement Loans, the All-In Yield with respect to such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the All-In Yield for such Replaced Loans (or similar interest rate spread applicable to such Replaced Loans) immediately prior to such refinancing, the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Loans at the time of such refinancing, and all other terms (other than with respect to pricing, interest rate margins, fees, discounts, rate floors and prepayment or redemption terms) applicable to such Replacement Loans shall either, at the option of the Borrower, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Replacement Loans (as determined by the Borrower in good faith) or (ii) if not otherwise consistent with the terms of such Replaced Loans, not be materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than the terms of such Replaced Loans, except in the case of clauses (i) and (ii) to the extent necessary to provide for (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing, or (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of the Replacement Loans contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility.

Each amendment to this Agreement providing for Replacement Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.

(c) In addition, notwithstanding anything to the contrary in this Section 10.01,

the Guaranty, the Collateral Documents and related documents executed by Loan Parties in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause the Guaranty, Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein or therein) and

(i) if the Administrative Agent and the Borrower shall have jointly identified an obvious error (including an incorrect cross-reference) or any error or omission of a technical or immaterial nature or (ii) if the Administrative Agent shall have identified any administrative, operational or agency changes of a technical nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

25.2 Notices and Other Communications; Facsimile Copies~~.~~.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next succeeding Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (2) below shall be effective as provided in such subsection (2).

(b) Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next succeeding Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT

PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Change of Address. Each Loan Party and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f) Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

25.3 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.10 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

25.4 Costs and Expenses. The Borrower agrees (a) to the extent not paid or reimbursed on or prior to the Amendment ~~and Restatement~~No. 3 Effective Date, to pay or reimburse the Administrative Agent, the Collateral Agent and each Agent-Related Person for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent or any Agent-Related Person incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single U.S. counsel and, if necessary, a single local counsel in each relevant material jurisdiction, and (b) upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to pay or reimburse the Administrative Agent, the Collateral Agent, each Agent-Related Person and the other Lenders, taken as a whole, promptly following a written demand therefor for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, one counsel to the Collateral Agent, and one counsel to the Lenders taken as a whole (and, if necessary, one local counsel in any relevant material jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) Business Days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail (other than amounts referred to in clause (a) of this Section 10.04, which shall be payable on the Amendment ~~and Restatement~~No. 3 Effective Date to the extent invoiced at least three (3) Business Days prior thereto). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

25.5 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Agents (and each Agent-Related Person)~~, each Issuing Bank~~, each Lender, the Arrangers and their respective Related Persons (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities or expenses (including Attorney Costs and Environmental Liabilities) to which any such Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant material jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) any actual or threatened claim, litigation, investigation or proceeding relating to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Loans, the ~~L~~letters of ~~C~~credit or the use, or proposed use of the proceeds therefrom, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) solely with respect to an Indemnitee other than the Agents or any Agent-Related Person, a material breach of any obligations under any Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims by or against an Indemnitee in its capacity or in fulfilling its role as an administrative agent, or collateral agent (or any Agent-Related Person) or arranger or any similar role under any Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its respective Affiliates (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable Law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the ~~Closing~~Amendment No. 3 Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party for which such Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of any Agent, any Agent-Related Person, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, except any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by any Loan Party or any of its Affiliates under this Section 10.05 to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof as determined by a final, non-appealable judgment of a court of competent jurisdiction.

25.6 Marshaling; Payments Set Aside. None of the Agents or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the applicable Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect.

25.7 Successors and Assigns~~.~~.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby, except that the Borrower may not, except as permitted by Section 7.03 and the last sentence of this clause (a), assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (including to existing Lenders and their Affiliates) except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, Related Persons of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) in any case not described in subsection (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1.0 million, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(1), Section 8.01(2), or Section 8.01(6) has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis).

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.07(b)(i)(B) and, in addition:

(i) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(1), Section 8.01(2), or Section 8.01(6) has occurred and is continuing at the time of such assignment determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received such request for assignment;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iii) [reserved].

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative

Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent). The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(v) No Assignments to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries, (B) to any Affiliate of the Borrower (any such Person described in this clause (A), a “Borrower Affiliate”), (C) to a natural person, (D) to any Disqualified Institution or (E) to any Defaulting Lender. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Borrower Affiliate.

ROFR. Notwithstanding anything to the contrary in this Agreement, if any Lender (the “Assigning Lender”) proposes to assign all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Loans at the time owing to it) to any Person other than an existing Lender or an Affiliate of an existing Lender (the “Proposed Assignee”), the Assigning Lender shall first deliver to each other Lender (each, an “Eligible Lender”) written notice (the “ROFR Notice”) of its intention to make such assignment, specifying the amount and terms of the proposed assignment and the identity of the Proposed Assignee. Each Eligible Lender shall have the right, but not the obligation, for a period of 10 Business Days after receipt of the ROFR Notice, to notify the Assigning Lender in writing of its election to purchase all or any portion of the rights and obligations proposed to be assigned on the same terms and conditions as set forth in the ROFR Notice. If more than one Eligible Lender elects to purchase such rights and obligations, the amount to be assigned shall be allocated among such Eligible Lenders pro rata based on their respective Commitments (or as they may otherwise agree). If, after the expiration of the 10-Business Day period, the Eligible Lenders have not elected to purchase all of the rights and obligations proposed to be assigned, the Assigning Lender may assign such remaining rights and obligations to the Proposed Assignee on terms no more favorable to the Proposed Assignee than those set forth in the ROFR Notice, provided that such assignment is consummated within 30 days after the expiration of the ROFR period. If such assignment is not consummated within such 30-day period, the Assigning Lender must again comply with the terms of this Section prior to assigning any rights or obligations under this Agreement.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in ~~L~~letters of ~~C~~credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.07 (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (h) of this Section 10.07), from and after the effective date specified in each Assignment and Assumption, other than in connection with an assignment pursuant to Section 10.07(g), (x) the assignee thereunder shall be a party to this

Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment), but shall in any event continue to be subject to Section 10.09. Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and related interest amounts on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, Holdings and its Affiliates, a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01(1) (other than clauses (h) and (i) thereof) that directly and adversely affects such Participant. Subject to subsection (e) of this Section 10.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01 (including subsections (2), (3) and (4), as applicable) as though it were a Lender; provided that any forms required to be provided under Section 3.01(3) shall be provided solely to the participating Lender), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender; provided that such Participant shall agree to be subject to Section 2.13 as though it were a Lender.

Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code

and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts of (and related interest amounts on) each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Borrower shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that any such commitments, loans, letters of credit or other obligations are in registered form for U.S. federal income tax purposes or such disclosure is otherwise required under Treasury Regulations Section 5f.103-1(c) and proposed Treasury Regulations Section 1.163-5(b).

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through open market purchases open to all Lenders on a pro rata basis, in each case subject to the following limitations:

(vi) Affiliated Lenders will not (A) receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or (B) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

(vii) each Affiliated Lender that purchases any Loans pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender) that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, would reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Loans, or shall make a statement that such representation cannot be made;

(viii) each Lender (other than any other Affiliated Lender) that assigns any Loans to an Affiliated Lender pursuant to clause (y) above shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter (unless such Affiliated Lender is willing, in its sole discretion, to make the representation and warranty contemplated by the foregoing clause (ii));

(ix) the aggregate principal amount of Term Loans of any Class under this Agreement held by Affiliated Lenders at the time of any such purchase or assignment shall not exceed 25% of the aggregate principal amount of Term Loans of such Class outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans of any Class held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(x) as a condition to each assignment pursuant to this subsection (h), the Administrative Agent and the Borrower shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender (in its capacity as such) shall waive any right to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such; and

(xi) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliated Lender Assignment and Assumption”).

Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (h) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

Each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence or pursuant to clause (v) of this subsection (h) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

Notwithstanding anything in Section 10.01 or the definition of “Supermajority Lenders”, “Required Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Supermajority Lenders, Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(i), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and, except with respect to any amendment, modification, waiver, consent or other action (x) in Section 10.01 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (y) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (z) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of such Affiliated Lender’s Loans had voted in favor of any matter for which a consent fee or similar payment is offered).

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

Although any Debt Fund Affiliate(s) shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(g), (h) or (i), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(1)(e) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or (y) open market purchases open to all Lenders on a pro rata basis. Notwithstanding anything in Section 10.01 or the definition of “Supermajority Lenders” or “Required Lenders” or “Required Facility Lenders” (in respect of a Class of Term Loans) to the contrary, for purposes of determining whether the Supermajority Lenders or Required Lenders, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Supermajority Lenders, Required Lenders, or Required Facility Lenders, as applicable, have consented to any action pursuant to Section 10.01.

Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

Notwithstanding anything herein to the contrary, in no event shall: (1) any Loans held by the Borrower, Borrower Affiliate, Investor Affiliate or Debt Fund Affiliate, be exchanged, converted or otherwise redeemed, repaid or refinanced with Indebtedness secured by any collateral or guaranteed by any entities not otherwise securing or guaranteeing the Loans (or with greater priority than any collateral securing the Loans or Guarantees guaranteeing the Loans) unless the same collateral or guarantee has been offered to all Lenders; or (2) the Borrower or a Borrower Affiliate repurchase via open market purchase, or exchange or otherwise convert into Indebtedness, the Loans held by any Lender, unless such offer to purchase, exchange or otherwise convert into Indebtedness is made to all Lenders on a pro rata basis.

25.8 [Reserved]~~.~~ .

25.9 Confidentiality~~Confidentiality~~. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, legal counsel, independent auditors, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, with such Affiliate being responsible for such Person’s compliance with this Section 10.09; provided, however, that such Agent or Lender, as applicable, shall be principally liable to the extent this Section 10.09 is violated by one or more of its Affiliates or any of its or their respective employees, directors or officers), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, however, that each Agent and each Lender agrees to notify the Borrower promptly thereof to the extent it is legally permitted to do so, (c) to the extent required by applicable laws or regulations or by any subpoena or otherwise as required by applicable Law or regulation or as requested by a governmental authority; provided that such Agent or such Lender, as applicable, agrees that it will (x) notify the Borrower as soon as practicable in the event of any such disclosure by such Person (except in connection with any request as part of a regulation examination) unless such notification is prohibited by law, rule or regulation and (y) seek confidential treatment with respect to any such disclosure, (d) to any other party hereto, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.09, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee (or its agent) invited to be an Additional Lender or (ii) with the prior consent of the Borrower, any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of their Subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, Participant or Eligible Assignee that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower and the Agents, including as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Agents or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, (f) for purposes of establishing a “due diligence” defense, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (iii) service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such

Information (x) becomes publicly available other than as a result of a breach by any Person of this Section 10.09 or any other confidentiality provision in favor of any Loan Party, (y) becomes available to any Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary thereof, and which source is not known by such Agent, such Lender, or the applicable Affiliate to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate thereof or (z) is independently developed by the Agents, the Lenders, or their respective Affiliates, in each case, so long as not based on information obtained in a manner that would otherwise violate this Section 10.09.

For purposes of this Section 10.09, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary or Affiliate thereof or their respective businesses, other than any such information that is available to any Agent, or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that no information received from the Borrower or any Subsidiary or Affiliate thereof after the ~~Closing~~Amendment No. 3 Effective Date shall be deemed nonconfidential on account of such information not being clearly identified at the time of delivery as being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent and each Lender acknowledges that (a) the Information may include trade secrets, protected confidential information, or material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of such information and (c) it will handle such information in accordance with applicable Law, including United States Federal and state securities Laws and to preserve its trade secret or confidential character.

The respective obligations of the Agents and the Lenders under this Section 10.09 shall survive, to the extent applicable to such Person, until the earlier to occur of (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement and (z) in the case of an Agent, the resignation or removal of any Agent, and in any event no later than two years following such termination, assignment, resignation or removal.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority in accordance with applicable laws, rules, regulations, or regulatory guidance.

25.10 Setoff~~Setoff~~. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party then due and payable under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.10 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

25.11 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

25.12 Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.~~ Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

25.13 Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

25.14 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

25.15 Severability~~Severability~~. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.16 GOVERNING LAW~~.~~ .

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT

COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT (UNLESS OTHERWISE SPECIFIED IN EACH COLLATERAL DOCUMENT) OR THE ENFORCEMENT OF ANY JUDGMENT.

THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (UNLESS OTHERWISE SPECIFIED IN ANY LOAN DOCUMENT) IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

25.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

~~Section 10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender, each other party hereto and their respective successors and assigns.~~

[Reserved].

25.18 Lender Action~~Lender Action~~. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

25.19 Use of Name, Logo, etc. Each Loan Party consents to the publication in the ordinary course by Administrative Agent of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such material shall be provided to the Borrower for its review a reasonable period of time in advance of publication. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent.

25.20 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

25.21 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

25.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Agents nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

25.23 Release of Collateral and Guarantee Obligations; Subordination of Liens~~.~~.

The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder (including any Receivables Financing Transaction)) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not (and not required to be) a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor (other than the Borrower), upon the release of such Guarantor from its obligations under the Guaranty (in accordance with the second succeeding sentence), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that a Guarantor shall be released from its Guarantee upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Guarantor, or otherwise becoming an Excluded Subsidiary as a result of a transaction permitted by this Agreement; provided, that if such Subsidiary has become an Excluded Subsidiary pursuant to clause (1) of the definition of “Excluded Subsidiary” then (i) the transaction must be for a bona fide business purpose and not primarily for the purpose of releasing such Subsidiary from its Guarantee, (ii) the Borrower and its Affiliates shall not own (directly or indirectly) a majority of the Equity Interests of the Subsidiary after giving effect to the transaction and (iii) such Subsidiary shall not be (or required to be) a guarantor under any other Indebtedness of the Borrower or any other Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, consents, acknowledgements, and agreements necessary or desirable to evidence or confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.

Notwithstanding anything to the contrary contained herein or any other Loan Document, when the Termination Conditions are satisfied, upon request of the Borrower, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any contingent obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien expressly permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.

Notwithstanding anything to the contrary, effective on and as of the Amendment and Restatement Date, the parties hereto hereby agree that (i) Superior Industries Production Germany GmbH is released as a Guarantor from its obligations under the Guaranty and the other Loan Documents, (ii) the Liens granted to the Collateral Agent securing the Obligations hereunder, on (x) the property constituting such Collateral is owned by Superior Industries Production Germany GmbH and (y) the shares of Superior Industries Production Germany GmbH owned by Superior Industries Europe AG, in each case, are released and (iii) Superior Industries Production Germany GmbH shall no longer be a “Guarantor”, “Grantor”, “Loan Party” or a “Subsidiary” of the Borrower.

25.24 Entire Agreement~~Entire Agreement~~. This Agreement, together with all of the other Loan Documents, the applicable provisions of the Fee Letter and the Collateral Sub-Agency Agreement referred to herein, and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document or the Fee Letter or the Collateral Sub-Agency Agreement, the terms of this Agreement shall govern.

25.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

25.26 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

25.27 Amendment and Restatement. This Agreement is an amendment and restatement of the ~~Original~~Existing Credit Agreement, it being acknowledged and agreed that as of the Amendment ~~and Restatement~~No. 3 Effective Date all obligations outstanding under or in connection with the ~~Original~~Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the ~~Original~~Existing Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Amendment ~~and Restatement~~No. 3 Effective Date, the ~~Original~~Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Amendment ~~and Restatement~~No. 3 Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Amendment ~~and Restatement~~No. 3 Effective Date, any reference to the ~~Original~~Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the ~~Original~~Existing Credit Agreement.

[SIGNATURE PAGES INTENTIONALLY REMOVED]

Annex B

ON FILE WITH THE ADMINISTRATIVE AGENT